                                                                    EXHIBIT 99.1

Harry A. Perrin                          Henry W. Simon, Jr.
Rosalie Walker Gray                      Michael D. Warner
WEIL, GOTSHAL & MANGES LLP               David T. Cohen
700 Louisiana, Suite 1600                SIMON, ANISMAN, DOBY &
Houston, Texas  77002-2784                  WILSON, P.C.
(713) 546-5000                           400 Professional Building
                                         P. O. Box 17047
Stephen A. Youngman                      Fort Worth, Texas  76102-0047
Kelli M. Walsh                           (817) 820-3100
WEIL, GOTSHAL & MANGES LLP
100 Crescent Court, Suite 1300           ATTORNEYS FOR THE
Dallas, Texas 75201-6950                 CREDITORS' COMMITTEE
(214) 746-7700

ATTORNEYS FOR THE DEBTOR


                     IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

------------------------------------
                                    (S)
In re:                              (S)  Case No. 397-31261-SAF-11
                                    (S)
JAYHAWK ACCEPTANCE CORPORATION,     (S)  Chapter 11
a Texas Corporation,                (S)
                                    (S)
          Debtor.                   (S)
                                    (S)
------------------------------------


                       DISCLOSURE STATEMENT PURSUANT TO
                   SECTION 1125 OF THE BANKRUPTCY CODE WITH
                    RESPECT TO JOINT PLAN OF REORGANIZATION
                    ---------------------------------------



Dated:  August 19, 1997
        Dallas, Texas

[LETTERHEAD OF JAYHAWK ACCEPTANCE CORPORATION APPEARS HERE]



TO OUR CREDITORS AND SHAREHOLDERS:

          Jayhawk Acceptance Corporation (the "Company") is pleased to present for your consideration the enclosed Joint Plan of Reorganization (the "Joint Plan"), which has been filed by the Company and the Official Unsecured Creditors' Committee (the "Official Committee").

          The Company filed for protection under chapter 11 of the United States Bankruptcy Code in February 1997, and shortly thereafter proposed a plan of reorganization pursuant to which it would pay all its creditors the full amount due. Subsequently, the Company; the Company's secured lender, Fleet Financial Corporation; and the Official Committee engaged in extensive discussions and negotiations regarding that plan and the treatment of various classes of the Company's creditors. As a result, the Company and the Official Committee reached agreement on the treatment of creditors, which resulted in their co-proposing the Joint Plan. The Company's secured lender, Fleet Financial Corporation, also supports the Joint Plan.

          Under the Joint Plan, allowed claims of creditors are paid in full over time. For your reference, a summary of the proposed distributions under the Joint Plan is set forth on pages 5 and 6 of the enclosed Disclosure Statement.

          The Joint Plan allows the Company to satisfy its obligations that arose in connection with its automobile finance business, which during the chapter 11 case it has had to substantially curtail. The company's exit from chapter 11 under the Joint Plan will allow the Company to focus on the medical finance business conducted by its subsidiary, Jayhawk Medical Acceptance Corporation, while winding down its automobile finance business as conducted prior to the chapter 11 filing, and paying its creditors. While creditors are being paid their allowed claims in full, the Company's shareholders retain the full number of shares owned by them. Consequently, shareholders do not vote on the Joint Plan.

          The Company urges all creditors to vote to accept the Joint Plan. Please note that ballots must be received by the tabulation agent, King & Associates, Inc., on or before 4:00 p.m. on September 22, 1997 (Central Time). A ballot and return envelope are enclosed.

          Thank you for your support.



Very truly yours,





/s/  JACK T. SMITH
Jack T. Smith
President and
Chief Operating Officer

             [LETTERHEAD OF SIMON ANISMAN DOBY WILSON APPEARS HERE]

August 20, 1997

To All Unsecured Creditors of Jayhawk Acceptance Corporation:

The Official Committee of Unsecured Creditors (the "Committee") appointed by the United States Bankruptcy Court in the Jayhawk Acceptance Corporation ("Jayhawk") Chapter 11 Case jointly with Jayhawk propose the Joint Plan of Reorganization (the "Joint Plan") described in the accompanying Disclosure Statement. THE
                                                                       ---
COMMITTEE URGES EACH UNSECURED CREDITOR TO VOTE TO ACCEPT THE JOINT PLAN AND
----------------------------------------------------------------------------
RECOMMENDS THAT EACH CREDITOR IN THE DEALER CATEGORY ELECT THE SETTLEMENT
-------------------------------------------------------------------------
TREATMENT. A Dealer who does not elect the Settlement Treatment will be required
---------
to prove independently the amount of each such Dealer's allowable claim and Jayhawk will be allowed to assert any defense, offset or counterclaim it may have against such Dealer.

     A.   The Formation of the Committee and Its Negotiations with Jayhawk.
     ---------------------------------------------------------------------

The Jayhawk chapter 11 case commenced on February 7, 1997. The Committee was formed approximately one month later. There are seven members of the Committee, which is comprised of Trade Creditors and automobile Dealers. This firm has been employed by Order of the Court as counsel to the Committee. Price Waterhouse has been employed by Order of the Court as accountants for the Committee and The Navarro Group has been employed by Order of the Court as financial advisor to the Committee.

Immediately after its appointment, the Committee took an active role in the chapter 11 case to ensure that the interests of all unsecured creditors were protected to the extent possible. In particular, the Committee commenced discussions with Jayhawk and its professionals respecting the terms of payment of creditor claims pursuant to a plan of reorganization. Over the past several weeks, these negotiations have continued virtually around-the-clock and have resulted in the Joint Plan that you find enclosed. For the reasons set forth below, the Committee believes that the Joint Plan is in the best interests of all unsecured creditors and urges that all unsecured creditors support the Joint Plan and, where appropriate, vote to accept it. In addition, the Joint Plan provides for the right of certain automobile Dealers to elect the proposed "Settlement Treatment." The Committee urges that all eligible Dealers elect to accept the "Settlement Treatment." Moreover, a substantial number of Dealers will receive a distribution under the Joint Plan pursuant to the "Settlement Treatment" that they would otherwise not receive.

     B.   The Claims Bar Date.
     ------------------------

The Bankruptcy Court has ordered that all claims filed by Trade Creditors and Dealers be filed on or before May 15, 1997. A second order was signed by the Bankruptcy Court setting June 16, 1997, as the last day for certain government entities and other creditors to file proofs of claim with the Court. Some unsecured creditors were unsure whether to file their proofs of claim by the May 15/th/ or the June 16/th/ date. The Committee recognized this area of confusion and in its negotiations with Jayhawk requested that unsecured creditors filing proofs of claim before June 16, 1997, should be entitled to participate in any settlement proposed by Jayhawk. By agreement between Jayhawk and the Committee, unsecured creditors who filed proofs of claim after May 15, 1997, and on or before June 16,

Unsecured Creditors of Jayhawk Acceptance Corporation
August 20, 1997
Page 2

1997, will nevertheless be entitled to participate in distributions under the Joint Plan at the rate of 75% of an allowed claim.

Each unsecured creditor will be entitled to dispute the amount that Jayhawk contends is the amount of the creditor's allowed claim under the procedures described below. An unsecured creditor who filed a proof of claim after June 16, 1997, is presumed to have no claim against Jayhawk. If you dispute this treatment, you must prove to the Bankruptcy Court that you filed your proof of claim after May 15, 1997, on account of "excusable neglect," as the courts have interpreted that term.

     C.   Treatment of Trade Creditors.
     ---------------------------------

The term "Trade Creditor" is a catch-all phrase and means all unsecured creditors of Jayhawk other than Dealers and other than Jaymed, a wholly owned subsidiary of Jayhawk. Jayhawk estimates that the claims of Trade Creditors total approximately $4.2 Million, including interest.

Trade creditors are grouped in Class 5 of the Joint Plan. Trade creditors will be paid their allowed claims in full, plus interest from the date the chapter 11 case was commenced. The payments will be made quarterly, on the last day of each calendar quarter. The first payment will be made on December 26, 1997.

The four payments will be unequal in amount. The first quarterly payment will not exceed $1.5 Million. The second and third quarterly payments will not exceed $900,000. The remaining balance due will be paid on the fourth quarterly payment. All payments will be made pro rata to the Trade Creditors holding the allowed claims comprising the $4.2 Million estimated to be owing.

Jayhawk may defer all or part of a quarterly payment to Trade Creditors if it determines in good faith that it has insufficient funds to make the payment or that the payment would leave it with insufficient working capital. The amount of the payment so deferred will be paid to Trade Creditors after Fleet has been paid in full.

     D.   Treatment of Dealer Claims.
     -------------------------------

The bulk of the creditor body in this case consists of Dealers who signed dealer agreements with Jayhawk. The treatment of these "Dealer Claims" has been the subject of the most intense negotiations between the Committee and Jayhawk. The treatment of the Dealer Claims is set forth in Article 6 of the Joint Plan and is in the form of a "settlement" between the Dealers and Jayhawk.

The principal dispute between the Committee and Jayhawk was the estimate of Jayhawk's future collections on its portfolio of installment sale contracts. The higher the future collections, the more each individual Dealer would receive over time from Jayhawk pursuant to the terms of the dealer agreements with Jayhawk.

Jayhawk's most recent estimation of future collections is $155.5 Million. The Committee contended that this estimate is much lower than it should be. The Committee contended that Jayhawk's performance in collecting on contracts it purchased from Dealers amounted to a "breach of contract" and that the Dealers were entitled to damages on account of that breach. Further, the Committee contended that past failures to properly collect on contracts impacted the future estimated collections on the contracts. Jayhawk denies these contentions.

Unsecured Creditors of Jayhawk Acceptance Corporation
August 20, 1997
Page 3

After much discussion and negotiation, the Committee and Jayhawk reached a settlement which provides for the calculation of Dealer Claims based upon an assumption of future collections by Jayhawk totaling $185 Million. In other words, Jayhawk has agreed to calculate Dealer Claims as if it were to collect $185 Million, not its current estimate of $155.5 Million. The amount of $29.5 Million (the difference between $155.5 Million and $185 Million) is in essence a settlement of the allegations that Jayhawk breached its agreements with the Dealers.

The increase in estimated collections affects the settlement in two ways. First, $185 Million is the figure from which Dealer Claims are estimated and paid pursuant to the "Settlement Treatment" discussed below. Second, the amount of a Dealer's allowed Claim is a function of the Dealer's "Advance Balance" shown on Jayhawk's books. The increase in estimated collections will reduce the Advance Balance and will move more Dealers "in the money." Dealers "in the money" will be entitled to an allowed Dealer Claim.

Each Dealer filing a proof of claim before June 16, 1997, will have four component parts to its claim. Each component part is discussed below.

     1.   Enrollment Fee Claim.
          --------------------

     To have an Enrollment Fee Claim, a Dealer must have:

          (a) entered into a dealer agreement with Jayhawk after June 7, 1996, which dealer agreement was not terminated by Jayhawk; and
          (b) specifically made a demand for a complete or partial return of the enrollment fee as part of the Dealer's proof of claim.

     The amount of an Enrollment Fee Claim will be calculated as follows: $4,500 minus the amount of $562.50 times the number of months between the
     -----                       -----
     effective date of the dealer agreement and the commencement of the chapter 11 case. Dealers filing proofs of claim between May 16, 1997, and June 16, 1997 will be entitled to 75% of the amount calculated by the formula.

     Dealers holding an Enrollment Fee Claim will share pro rata in the sum of $139,468.75, which is designated for the payment of Enrollment Fee Claims. This amount is the estimated amount for all Dealers entitled to an Enrollment Fee Claim. Payment of the Enrollment Fee Claims will be quarterly in equal installments over a period of two years.

     It is estimated that 56 Dealers will be entitled an Enrollment Fee Claim.

     2.   Voucher Claim.
          -------------

     A Voucher Claim is based on the amount of unused vouchers given by Jayhawk to a Dealer. $10,000 has been set aside for the payment of the Voucher Claims of those Dealers who specifically demanded payment of the vouchers as part of their proof of claim. This is the estimated amount for all Dealers entitled to a Voucher Claim. The amount of the Voucher Claim will be based on 5% of the face amount of each such voucher alleged in the proof of claim. Dealers filing proofs of claim between May 16, 1997, and June 16, 1997, will be entitled to 75% of the amount calculated by the formula.

Unsecured Creditors of Jayhawk Acceptance Corporation
August 20, 1997
Page 4

     Dealers holding a Voucher Claim will share pro rata in the funds set aside. Payment of the Voucher Claims will be quarterly in equal installments over a period of two years.

     It is estimated that 65 Dealers will be entitled a Voucher Claim.

     3.   Comprehensive Claim.
          -------------------

     The Comprehensive Claim is based upon the assumption that Jayhawk will collect $185 Million from the installment sale contracts in its portfolio. The Joint Plan then calculates each Dealer's future "back end" distribution based on such collections. Each Dealer who is then "in the money" based upon estimated future collections of $185 Million will share pro rata in a settlement fund of $8,286,803. This settlement fund is the estimate of the total amount of claims of Dealers who filed proofs of claim and who are "in the money" under a $185 Million collection assumption. Dealers filing proofs of claim between May 16, 1997, and June 16, 1997 will be entitled to 75% of the amount calculated by the $185 Million formula.

     The payments of the Comprehensive Claim will be made in eight unequal quarterly installments. The first payment will be made at the end of the second quarter of 1998. The payments are subject to deferral as are the payments to Trade Creditors described above.

     It is estimated that 630 Dealers will be entitled a Comprehensive Claim.

     4.   Dealers' Rights in the Trust.
          ----------------------------

     The last possible component of a Dealer Claim is a right to participate in a Trust to be established by Jayhawk pursuant to the Joint Plan. Jayhawk shall transfer to the Trust "non-accrual contracts" having a total remaining principal balance of $80 Million. Transferred along with the contracts will be all of the title documents belonging to Jayhawk respecting the contracts transferred.

     A "non-accrual contract" is a contract in one of the following five categories as maintained in Jayhawk's books:

          -"insurance": the vehicle has been damaged and Jayhawk is seeking to recover from the vehicle's insurer.
          -"collection": the contract has been assigned to Jayhawk's collection department.
          -"bankruptcy": the vehicle owner has filed a bankruptcy case. -"repo-posted": the vehicle has been sold at auction by Jayhawk and Jayhawk is attempting to collect the remaining balance on the contract.
          -"other": miscellaneous category of contracts.

     As of June 30, 1997, 1135 Dealers filing proofs of claim on or before June 16, 1997, had contracts in their pools that were categorized as "non-accrual contracts" by Jayhawk. In total, approximately 20,500 such contracts existed, having a principal balance as of June 30, 1997, of approximately $72.6 Million.

     It is expected that the number of Dealers, the number of "non-accrual contracts" and the amount of the principal balance of such contracts will increase by August 31, 1997, the date used in the Joint Plan for determining which contracts will be contributed to the Trust. The $80 Million in contracts to be contributed

Unsecured Creditors of Jayhawk Acceptance Corporation
August 20, 1997
Page 5


     to the Trust will come first from the "non-accrual contracts" in pools contributed by Dealers who filed proofs of claim on or before to June 16, 1997. If additional contracts are needed to reach the $80 Million figure, such contracts will come from the "non-accrual contracts" of those Dealers who did not file a proof of claim on or before June 16, 1997. If the "non-accrual contracts" for those Dealers who did file a proof of claim on or before June 16, 1997, exceed $80 Million in principal balance, then Jayhawk and the Committee will structure a pro rata adjustment of the contracts to be contributed to the Trust.

     Each Dealer having "non-accrual contracts" that are contributed to the Trust will be given an interest in the Trust or alternatively the option to take possession of a portion of the contracts contributed to the Trust. The Trust will operate to collect the amounts due on contracts and will ultimately make distributions to the Dealers having an interest in the Trust.

     After the last payment to Fleet, Jayhawk will contribute an additional $30 Million in "non-accrual contracts" to the Trust. These additional contracts will be contributed to the Trust and administered by the Trustee of the Trust in the same fashion as the first $80 Million in contracts.


     5.   Non-Settlement Treatment.
          ------------------------

     A Dealer filing a proof of claim on or before June 16, 1997, will have the option to elect not to accept the "Settlement Treatment" detailed in above. In addition, a Dealer filing a proof of claim after June 16, 1997, automatically is deemed to have rejected the "Settlement Treatment". A Dealer electing not to accept the "Settlement Treatment" or who is deemed not to accept the "Settlement Treatment" will instead be given the "Non-Settlement Treatment". The "Non-Settlement Treatment" requires each such Dealer to litigate on its own with Jayhawk and prove that the Dealer has an allowed claim that is not subject to offset or counterclaim. To prove such an allowed claim, the Dealer will be required to independently prove its claim to the Court as part of the presently pending motion for "estimation of claims" filed by Jayhawk.

     The funds that would otherwise be distributed to Dealers under the formulas above and the "non-accrual contracts" that would otherwise be contributed to the Trust will not be distributed or contributed. The funds and the contracts will instead be retained by Jayhawk to be used for payment of Dealers electing the "Non-Settlement Treatment" should the Court allow the claims. If a Dealer proves its claim, the claim will be paid in full over a two year period, with interest. The first payment shall be made at the end of the second quarter of 1998.


     6.  Dealer Voting on the Plan and the Election of the Settlement Treatment.
         ----------------------------------------------------------------------

     A ballot is enclosed for all Dealers filing proofs of claim on or before June 16, 1997. Your Ballot contains specific information regarding your Claim.

     Please review the Ballot and the instructions attached to the Ballot very carefully. If you are a Dealer and you fail to vote, the Court has ordered that you will be deemed to have elected the Settlement Treatment.

Unsecured Creditors of Jayhawk Acceptance Corporation
August 20, 1997
Page 6


     E.   Conclusion
     ---------------

This letter accompanies the Disclosure Statement and the Joint Plan. Because the reorganization of Jayhawk is somewhat complex, the Disclosure Statement and the Joint Plan are unavoidably also somewhat complex. This letter is an informal summary of the terms of the Joint Plan and does not alter any of the terms of the Joint Plan itself. In the event of a conflict between this letter and the Joint Plan, the Joint Plan will govern. The Committee urges you to review the Joint Plan and the Disclosure Statement with your professional advisor to fully understand the terms of both documents.

The Committee believes that the Joint Plan is in the best interests of Trade Creditors and Dealers and should be supported by all unsecured creditors. The Committee's professionals have devoted a substantial amount of time over the past several months to achieve the Joint Plan and believe it to be the best possible proposal for all unsecured creditors.

Questions regarding the Committee's position or on the Joint Plan in general can be directed to counsel for the Committee.


Very truly yours,

/s/ MICHAEL D. WARNER

Simon, Anisman, Doby & Wilson, P.C.
Henry W. Simon, Jr.
Michael D. Warner
David T. Cohen

Harry A. Perrin                          Henry W. Simon, Jr.
Rosalie Walker Gray                      Michael D. Warner
WEIL, GOTSHAL & MANGES LLP               David T. Cohen
700 Louisiana, Suite 1600                SIMON, ANISMAN, DOBY &
Houston, Texas  77002-2784                  WILSON, P.C.
(713) 546-5000                           400 Professional Building
                                         P. O. Box 17047
Stephen A. Youngman                      Fort Worth, Texas  76102-0047
Kelli M. Walsh                           (817) 820-3100
WEIL, GOTSHAL & MANGES LLP
100 Crescent Court, Suite 1300           ATTORNEYS FOR THE
Dallas, Texas 75201-6950                 CREDITORS' COMMITTEE
(214) 746-7700

ATTORNEYS FOR THE DEBTOR


                     IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

------------------------------------
                                    (S)
In re:                              (S)  Case No. 397-31261-SAF-11
                                    (S)
JAYHAWK ACCEPTANCE CORPORATION,     (S)  Chapter 11
a Texas Corporation,                (S)
                                    (S)
          Debtor.                   (S)
                                    (S)
------------------------------------


                       DISCLOSURE STATEMENT PURSUANT TO
                   SECTION 1125 OF THE BANKRUPTCY CODE WITH
                    RESPECT TO JOINT PLAN OF REORGANIZATION
                    ---------------------------------------



Dated:  August 19, 1997
        Dallas, Texas

                               TABLE OF CONTENTS

                                                                                       Page

I.  INTRODUCTION......................................................................   1

II.  OVERVIEW OF THE PLAN.............................................................   3

III.  GENERAL INFORMATION.............................................................   6

       A.    Description and History of Business......................................   6

             1.   Business............................................................   6
             2.   Business of Affiliates..............................................   6
             3.   Customers and Concentration of Business.............................   7
             4.   Competition.........................................................   7
             5.   Regulation..........................................................   7
             6.   Major Indebtedness..................................................   8
             7.   Equity Ownership....................................................   9
             8.   Litigation..........................................................   9
             9.   Related Party Transactions..........................................  10
       B.    Events Leading to the Commencement of the Chapter 11 Case................  11
       C.    Future Business Plan.....................................................  11

IV.  EVENTS DURING THE CHAPTER 11 CASE................................................  11
       A.    Orders Authorizing the Use of Cash Collateral............................  12
             1.   Fleet's Cash Collateral.............................................  12
             2.   Prudential's Cash Collateral........................................  13
       B.    Debtor's Retention of Professionals and Agents...........................  14
       C.    Motion to Shorten the Claims Bar Date to May 15, 1997....................  14
       D.    Appointment of the Statutory Creditors' Committee........................  14
       E.    Jaymed Preferred Stock Transaction.......................................  15
       F.    Estimation of Dealer Claims for All Purposes.............................  17
       G.    Cost-Saving Measures.....................................................  17

V.  THE PLAN OF REORGANIZATION........................................................  17

       A.    Essential Elements of the Plan...........................................  17
             1.   Classification and Treatment of Claims and Equity Interests.........  17
             2.   Distributions Under the Plan........................................  17
                  a.   Distributions on the Effective Date............................  17
                  b.   Distributions to Holders of Allowed Priority Tax Claims........  18
                  c.   Distributions to Holders of Allowed Claims in Classes 5 and 7..  18
                  d.   Distributions to Holders of Allowed Claims in Class 6..........  18
                  e.   Delay or Deferral of Distributions.............................  18
       B.    Classification and Treatment of Claims and Equity Interests..............  19
             1.   Administrative Expense Claims.......................................  19
             2.   Priority Tax Claims.................................................  21
             3.   Class 1 - Other Priority Claims.....................................  21
             4.   Class 2 - Secured Fleet Claim.......................................  21
                  a.   Deemed Allowance...............................................  22
                  b.   Interest.......................................................  22
                  c.   Monthly Principal Amortization.................................  22
                  d.   Limitation on and Deferral of Payment to Other Creditors.......  23
                  e.   Collateral.....................................................  23
                  f.   Right to Adequate Protection Payments..........................  23



                  g.   Debtor Release of Claims......................................   23
                  h.   Default Rights................................................   23
                  i.   Payment of Allowed Fleet Expenses.............................   24
             5.   Class 3 - Secured Prudential Claim.................................   24
             6.   Class 4 - Other Secured Claims.....................................   24
             7.   Class 5 - Unsecured Claims.........................................   25
             8.   Class 6 - Dealer Claims............................................   26
                  a.    Settlement Treatment.........................................   26
                  b.    Non-Settlement Treatment.....................................   31
             9.   Class 7 - Jaymed Claim.............................................   32
            10.   Class 8 - MBIA Claim...............................................   33
            11.   Class 9 - Section 510(b) Claims....................................   33
            12.   Class 10 - Equity Interests........................................   34
       C.   Summary of Other Provisions of the Plan..................................   34
             1.   Implementation of the Plan.........................................   34
             2.   Time and Method of Distributions Under the Plan....................   34
             3.   Enforcement of Bar Date for Filing Proofs of Claim.................   35
             4.   Executory Contracts and Unexpired Leases...........................   35
             5.   The New Fleet Note.................................................   37
             6.   Retiree Benefits...................................................   37
             7.   Provisions for Treatment of Disputed Claims........................   37
             8.   Governance of Debtor After Effective Date..........................   37
             9.   Discharge of the Debtor............................................   38
            10.   Amendment of the Plan..............................................   38
            11.   Indemnification....................................................   38
            12.   Revocation of the Plan.............................................   38
            13.   Rights of Action and Avoidance Actions.............................   38
            14.   Termination of Creditors' Committee................................   39
            15.   Compromise and Settlement with Richard B. Hoffmann.................   39
            16.   Compromise and Settlement of Claims Against Fleet..................   39
            17.   Compromise and Settlement with Dealers.............................   39
            18.   Debtor's Limited Release of Directors and Officers.................   40
            19.   Exculpation........................................................   40
            20.   Supplemental Documents.............................................   41

VI.  CONFIRMATION AND CONSUMMATION PROCEDURE.........................................   41
       A.    Solicitation of Votes...................................................   41
       B.    The Confirmation Hearing................................................   42
       C.    Confirmation............................................................   42
             1.   Acceptance.........................................................   43
             2.   Unfair Discrimination and Fair and Equitable Tests.................   43
             3.   Feasibility........................................................   43
             4.   Best Interests Test................................................   44
       D.    Consummation............................................................   45

VII. MANAGEMENT OF THE REORGANIZED DEBTOR............................................   45
       A.    Directors and Executive Officers of the Debtor..........................   45
       B.    Executive Compensation..................................................   47
       C.    Grants of Stock Options and Stock Appreciation Rights...................   48
       D.    Stock Option Exercises and Holdings.....................................   49
       E.    Stock Option Plan.......................................................   50
       F.    Non-Employee Plan.......................................................   51
       G.    Employee Stock Purchase Plan............................................   52



       H.    Stay Bonus Program.......................................................  52
       I.    Compensation of Directors................................................  52
       J.    Security Ownership of Certain Beneficial Owners and Management...........  53

VIII.  CERTAIN RISK FACTORS TO BE CONSIDERED..........................................  54
       A.    Overall Risk to Recovery by Holders of Claims............................  54
             1.   Regulation..........................................................  54
             2.   Projected Financial Information.....................................  55
             3.   Business Factors and Competitive Conditions.........................  55
             4.   Elective Health Care Financing Risks................................  55

IX.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN..............................  56
       A.    Introduction.............................................................  56
       B.    Consequences to Jayhawk..................................................  56
             1.   Discharge of Indebtedness Income....................................  56
             2.   Transfers of Certain Contracts in Respect of Dealer Claims to Trust.  57
             3.   Preferred Stock Purchase Agreement..................................  58
             4.   Net Operating Loss Carryovers.......................................  58
       C.    Consequences to Certain Creditors........................................  59
             1.   Overview............................................................  59
             2.   Consideration Allocable to Interest.................................  60
             3.   Class 2 Claim.......................................................  60
             4.   Class 5 Claims......................................................  60
             5.   Class 6 Claims......................................................  60
             6.   Class 7 Claims......................................................  61
             7.   Class 9 Claims......................................................  61
             8.   Preferred Stock Purchase Agreement..................................  61
             9.   Withholding.........................................................  61

X.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.........................  62
       A.    Liquidation Under Chapter 7..............................................  62
       B.    Alternative Plan of Reorganization.......................................  62

XI. CONCLUSION AND RECOMMENDATION.....................................................  62


                       DISCLOSURE STATEMENT PURSUANT TO
              SECTION 1125 OF THE BANKRUPTCY CODE WITH RESPECT TO
                         JOINT PLAN OF REORGANIZATION
                         ----------------------------


                               I.  INTRODUCTION

          Jayhawk Acceptance Corporation ("Jayhawk" or the "Debtor") and the Official Committee of Unsecured Creditors (the "Creditors' Committee") submit this Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code") to holders of Claims and Equity Interests in the Debtor in connection with (i) the solicitation of acceptances or rejections of the Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Debtor and the Creditors' Committee dated August 19, 1997 (the "Plan"), filed with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court") and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") scheduled to commence on September 29, 1997.

          UNLESS OTHERWISE DEFINED HEREIN, ALL CAPITALIZED TERMS CONTAINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN. The term Debtor or Jayhawk, as used herein, refers to the Debtor or Jayhawk in its capacity as a prepetition, postpetition or reorganized entity, as the context requires.

          Attached as Exhibits to this Disclosure Statement are copies of the following:

          .    The Plan (Exhibit A);

          . Part II of the Debtor's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, containing financial statements and supplementary date (Exhibit B);

          . The Debtor's Quarterly Report on Form 10-Q for the three months ended June 30, 1997 (Exhibit C); and

          . The Projected Cash Flow Statement of the Reorganized Debtor from February 1997 through September 1998 (Exhibit D).

          In addition, a ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to those holders of Allowed Claims that Jayhawk believes may be entitled to vote to accept or reject the Plan.

          On August 19, 1997, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtor's creditors to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT, HOWEVER, DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN OR A GUARANTEE OF THE ACCURACY OF OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN.

          FURTHERMORE, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, AND THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED ON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

          Each creditor of the Debtor entitled to vote to accept or reject the Plan should read this Disclosure Statement and the Plan in their entirety before voting on the Plan.

          No representations or other statements concerning the Debtor (particularly as to its future business operations or the value of its assets) are authorized by the Debtor, other than those expressly set forth in this Disclosure Statement. You should not rely upon any representations or statements made to secure your acceptance of the Plan other than those set forth in this Disclosure Statement.

          The Debtor believes that the representations and statements contained in this Disclosure Statement are accurate as of the date of this Disclosure Statement, unless another date is specified. The facts set forth in this Disclosure Statement may change after that date. The delivery of this Disclosure Statement should not be construed as implying that there has been no change in the facts since the date of this Disclosure Statement.

          Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired under the terms and provisions of a chapter 11 plan are entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or interests will not receive or retain any property under a chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the Plan.

          With respect to the Debtor's Plan, Classes 2, 5, 6, 7 and 9 of the Plan are impaired and, to the extent such Claims are Allowed Claims, the holders of such Claims will receive the distributions provided for such holders under the Plan. Holders of Allowed Claims in Classes 2, 5, 6 and 7 are entitled to vote to accept or reject the Plan. In addition, holders of Claims in such Classes that have been temporarily Allowed for purposes of voting are entitled to vote to accept or reject the Plan.

          Classes 1, 3, 4, 8 and 10 are unimpaired under the Plan. Because the rights of holders of Allowed Claims and Allowed Equity Interests in those Classes are not being affected by the Plan, those holders are conclusively presumed to have accepted the Plan. Consequently, such holders will not be voting on the Plan.

          Therefore, the Debtor has provided ballots to, and hereby solicits acceptances of the Plan by, holders of Allowed Claims in Classes 2, 5, 6, 7 and 9 of the Plan.

          The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. For a complete description of the requirements for confirmation of the Plan, see Section VI, "Confirmation and Consummation Procedure."

          If a Class of Claims or Equity Interests rejects the Plan, the Debtor has the right to amend the Plan or to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. See Section 6.4 of the Plan.
Section 1129(b) permits the confirmation of a plan notwithstanding the nonacceptance of such plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a plan that is not accepted or deemed accepted by all classes, see Section VI.C.2., "Confirmation and Consummation Procedure -- Unfair Discrimination and Fair and Equitable Tests."

          After carefully reviewing this Disclosure Statement, including the Exhibits, each holder of an Allowed Claim in Classes 2, 5, 6, 7 and 9 should vote on the Plan.

          THE DEBTOR AND THE CREDITOR'S COMMITTEE BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTOR'S CHAPTER 11 ESTATE AND ITS CREDITORS. THEREFORE, THE DEBTOR AND THE CREDITORS' COMMITTEE URGE THAT CREDITORS VOTE TO ACCEPT THE PLAN.

          If you are entitled to vote to accept or reject the Plan, a ballot is enclosed for the purpose of voting on the Plan. Please vote and return your ballot(s) to:

                        Jayhawk Acceptance Corporation
                          c/o King & Associates, Inc.
                     10502 NW Ambassador Drive, Suite 220
                         Kansas City, Missouri  64153


          TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 4:00 P.M., CENTRAL TIME, ON SEPTEMBER 22,
             --------
1997.

          If you are a creditor entitled to vote on the Plan, if you did not receive a ballot, received a damaged ballot or lost your ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Lyle Bartram at (214) 746-7897.

          Please note that the claim classification and claim amount information contained on any ballot is not binding and may not be determinative of any creditor's ultimate claim rights. An objection may be filed to a claim at any time before the claim objection deadline set forth in the Plan. If an objection is filed and granted, the classification of a claim may be changed and the amount of a claim may be reduced from what is shown on the ballot. Any creditor whose claim is subject to an objection will receive notice of, and have an opportunity to oppose, the objection.

          Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will commence on September 29, 1997 at 9:30 a.m. Central Time before the Honorable Steven A. Felsenthal, United States Bankruptcy Judge, at the United States Bankruptcy Court, 1100 Commerce Street, 14th Floor, Dallas, Texas 75242. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before September 22, 1997 at 4:00 p.m., Central Time, in the manner described below in Section VI.B., "Confirmation and Consummation Procedure -- The Confirmation Hearing." The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.


                           II.  OVERVIEW OF THE PLAN

          The following is a brief overview of the provisions of the Plan. This overview is qualified in its entirety by reference to the provisions of the Plan, a copy of which is annexed hereto as Exhibit A, and the more detailed financial and other information contained elsewhere in this document and in the Exhibits hereto. In addition, for a more detailed description of the terms and provisions of the Plan, see Section V., "The Plan of Reorganization."

          The Plan designates 9 Classes of Claims and 1 Class of Equity Interests. These Classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Equity Interests.

          The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan.

                    SUMMARY OF CLASSIFICATION AND TREATMENT
               OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN/1/



----------------------------------------------------------------------------------------------------------
           Type of Claim or                                                                     Estimated
Class       Equity Interest                             Treatment                                Recovery
-----  -------------------------  ------------------------------------------------------       -----------
----------------------------------------------------------------------------------------------------------

   --  Administrative             Unimpaired; paid in full, in Cash, or in                         100%
       Expense Claims             accordance with the terms and conditions of
                                  transactions or agreements relating to obligations
                                  incurred in the ordinary course of business during
                                  the pendency of the Chapter 11 Case or assumed
                                  by the Debtor
----------------------------------------------------------------------------------------------------------
   --  Priority Tax Claims        Unimpaired; paid in full, in Cash, or equal Cash                 100%
                                  payments over a six year period, with a fixed
                                  annual interest rate of 8 1/4%, at the sole option of
                                  the Debtor
----------------------------------------------------------------------------------------------------------
    1  Other Priority Claims      Unimpaired; paid in full, in Cash                                100%
----------------------------------------------------------------------------------------------------------
    2  Secured Claim of Fleet     Impaired; Fleet will receive the New Fleet Note                  100%
       Capital Corporation        in the principal amount equal to its Allowed
       ("Fleet")                  Secured Fleet Claim and will be treated in
                                  accordance with the New Fleet Documents
----------------------------------------------------------------------------------------------------------
    3  Secured Claim of           Unimpaired; principal and interest already paid;                 100%
       Prudential Securities      attorney's fees and costs still due; remaining
       Credit Corporation         amount to be paid on later of Effective Date or
       ("Prudential")             date on which remaining amount is determined
                                  and allowed to be paid by Bankruptcy Court

----------------------------------------------------------------------------------------------------------
    4  Other Secured Claims       Unimpaired; at the sole option of the Debtor,                    100%
                                  each Allowed Other Secured Claim will receive
                                  (i) unimpaired treatment pursuant to section 1124
                                  of Bankruptcy Code, including cure of defaults,
                                  reinstatement of maturity, compensation for
                                  damages and authorization to enforce legal right;
                                  (ii) payment in full, in Cash; or (iii) such
                                  holder's Collateral in full satisfaction of such
                                  Other Secured Claim
----------------------------------------------------------------------------------------------------------
    5  Unsecured Claims           Impaired; paid in full, in Cash, with interest,                  100%
                                  over one year, in quarterly installments
                                  commencing on the initial Quarterly Payment
                                  Date, subject to payment deferral in event of
                                  insufficient cash in any quarter

----------------------------------------------------------------------------------------------------------

____________________
 /1/This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.


----------------------------------------------------------------------------------------------------------
           Type of Claim or                                                                Estimated
Class       Equity Interest                             Treatment                          Recovery
-----  -------------------------  ------------------------------------------------------   -----------
----------------------------------------------------------------------------------------------------------

    6  Dealer Claims              Impaired; under Settlement Treatment, Dealer            As
                                  Claims to be separated into Enrollment Fee              Described
                                  Claims, Voucher Claims, Comprehensive Claims,           in Plan;
                                  and Dealer Settlement Rights, each to be treated        May Be Less
                                  as provided in the Plan; any cash distributions to      Than 100%
                                  be paid over two years, in quarterly installments       Under
                                  commencing on the second Quarterly Payment              Settlement
                                  Date, subject to payment deferral in event of           Treatment
                                  insufficient cash in any quarter; under Non-            Depending
                                  Settlement Treatment, allowability and amount of        On Total of
                                  Dealer Claims to be determined by Bankruptcy            Allowed
                                  Court pursuant to Omnibus Objection and                 Claims
                                  Estimation Motion, and the amount of Dealer
                                  Claims to be paid over two years, in quarterly
                                  installments commencing on the second Quarterly
                                  Payment Date, subject to payment deferral in
                                  event of insufficient cash in any quarter

----------------------------------------------------------------------------------------------------------

    7  Jaymed Claim               Impaired; paid in full, in Cash, with interest,                  100%
                                  over two years, in quarterly installments
                                  commencing on the initial Quarterly Payment
                                  Date, subject to payment deferral in event of
                                  insufficient cash in any quarter
----------------------------------------------------------------------------------------------------------

    8  MBIA Claim                 Unimpaired; treated pursuant to section 1124 of                  100%
                                  Bankruptcy Code, including cure of defaults,
                                  reinstatement of maturity, compensation for
                                  damages and authorization to enforce legal rights
----------------------------------------------------------------------------------------------------------

    9  Section 510(b) Claims      Impaired; subordinated; paid in full, in Cash,
                                  over four years, with quarterly payments
                                  commencing after two years or when all other
                                  Claims are paid in full
----------------------------------------------------------------------------------------------------------

   10  Equity Interests           Unimpaired; retain Equity Interests                              100%
----------------------------------------------------------------------------------------------------------

          The initial payments of cash under the Plan will be made to holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Claims in Class 1 on, or as soon thereafter as is practicable, the later of (i) the Effective Date or (ii) the date such Claim becomes an Allowed Claim. The initial payments of cash to holders of Allowed Claims in Class 5 will be made on, or as soon thereafter as is practicable, the initial Quarterly Payment Date specified in the Plan. The initial payments of cash to holders of Allowed Claims in Classes 6 and 7 will be made on, or as soon thereafter as is practicable, the second Quarterly Payment Date.

          The "Effective Date" means the first Business Day that is ten (10) days after the date on which the Confirmation Order becomes a Final Order, as such term is defined in the Plan. Essentially, the Confirmation Order will become a Final Order when the appeal period has expired or if an appeal is taken when it is finally determined. The "Quarterly Payment Date" means each December 26, March 31, June 30 and September 30 after the Effective Date.

          Payments of cash will be made by the Debtor by check drawn on a domestic bank. For a more detailed explanation of the time and manner of distributions under the Plan, see Section V.C.2., The Plan of Reorganization -- Time and Method of Distributions Under the Plan."

                           III.  GENERAL INFORMATION

A.   DESCRIPTION AND HISTORY OF BUSINESS
     -----------------------------------

     1.   BUSINESS

          Jayhawk was founded in June 1993. Its principal executive offices are located at Bryan Tower, 2001 Bryan Street, Suite 600, Dallas, Texas. Jayhawk is a specialized financial services company that has principally been engaged in the business of serving automobile dealers ("Dealers") by providing an indirect financing source to buyers of used vehicles with limited access to traditional sources of consumer credit. Jayhawk believes that its program benefits participating Dealers by increasing their sales of used vehicles, reducing the financing constraints typically associated with extending credit to buyers with sub-prime credit histories and eliminating the burdens of receivables management and collection. Jayhawk believes that its program also benefits the buyers of the vehicles by increasing their ability to purchase a vehicle and by providing an opportunity to establish or reestablish their credit standing.

          Jayhawk's business involves purchasing installment sales contracts (the "Contracts") from Dealers, secured by low-priced used vehicles that typically have been purchased by consumers with sub-standard credit histories. Upon its purchase of a Contract from a participating Dealer, Jayhawk pays the Dealer an amount that generally approximates 50 to 55 percent of the principal amount of the Contract (an "Acquisition Payment"), although the actual amount of the Acquisition Payment will vary based upon the Debtor's assessment of the credit quality of the Dealer, the Contract and other factors. The Acquisition Payment and any other charges to the Dealer's account pursuant to the agreement between Jayhawk and a Dealer are referred to as the "Advances." The Contract then becomes part of a pool of Contracts purchased from the Dealer (a "Dealer Pool"). A Dealer may, after the sale of 100 contracts, cap a Dealer Pool, pay a $2500 fee, and submit Contracts into a new Dealer Pool. All the Contracts submitted by a Dealer are referred to as a "Dealer Portfolio."

          Jayhawk retains 100 percent of the principal and interest collected on Contracts included within a Dealer Pool (the "Pool Receipts") until Jayhawk has recovered the Advances. Prior to January 1997, Jayhawk accomplished this by retaining an amount equal to 20 percent of the Pool Receipts and retaining the remaining portion of the Pool Receipts until it had recovered the Advances to the Dealer for the Contracts included within the Dealer Pool. Thereafter, the Dealer was entitled to receive an amount equal to 80 percent of the Pool Receipts (the "Pool Distribution Payment").

          In January 1997, Jayhawk changed its procedure for distributing Pool Receipts. Under the new procedure, Jayhawk retains 100 percent of the interest collected on Contracts as its finance charge, and retains all of the principal collected on Contracts included within a Dealer Pool until principal collections exceed the Advances. Once this threshold has been met, the Dealer is entitled to receive an amount equal to the principal collected on the Contracts within that Dealer Pool as a Pool Distribution Payment, while Jayhawk continues to retain all interest collected on the Contracts.

     2.   BUSINESS OF AFFILIATES

          Jayhawk's affiliates include Jayhawk Medical Acceptance Corporation ("Jaymed"), Jayhawk Services, Inc. ("Jayserv"), and Jayhawk Funding Trust I ("Funding Trust"), none of which have filed for bankruptcy protection.

          Jayhawk currently holds 100% of the outstanding shares of common stock of Jaymed. Jaymed, however, has outstanding a series of preferred stock that, upon the happening of certain events, including the failure to confirm the Plan, could be convertible into 95% of the common stock of Jaymed. See Section IV.E., "Events During the Chapter 11 Case -- Jaymed Preferred Stock Transaction." Jaymed is a start-up subsidiary that provides an indirect financing source for elective health care procedures. As expenditures for elective surgery in 1994 are estimated to have been in excess of $10 billion with individual procedures in many cases exceeding $4,000, Jayhawk believes that the elective health care market provides significant opportunities. During the course of Jaymed's operations, certain of Jaymed's funds were loaned by Jaymed to Jayhawk, subject to Jayhawk's obligation to repay such intercompany loans. Jaymed has a Claim against Jayhawk based upon intercompany loans by Jaymed to Jayhawk in the amount of $7.1 million, exclusive of interest, as of the Commencement Date. See Section IV.E. infra.

          Jayhawk holds 100% of the outstanding shares of common stock of Jayserv. Jayserv is a service entity that hires the employees of Jayhawk and Jaymed and compensates those employees with funds provided directly by Jayhawk and Jaymed. Jayserv does not make a profit on the services it provides to Jayhawk or Jaymed.

          Jayhawk owns the beneficial interests in Funding Trust, which is a Delaware business trust. Funding Trust was created for purposes of participation in asset securitizations of Jayhawk's Contracts. See Section III.A.6., "General Information --Description and History of Business -- Major Indebtedness."

     3.   CUSTOMERS AND CONCENTRATION OF BUSINESS

          Jayhawk purchases Contracts from participating Dealers located throughout the United States. No single state accounted for more than 14% of the total number of Contracts purchased by Jayhawk between December 31, 1995 and December 31, 1996 or between December 31, 1996 and March 31, 1997. Similarly, for the same periods, the top ten states were geographically dispersed and accounted for less than 60% of the total number of Contracts purchased by Jayhawk during such periods.

          No single Dealer accounted for more than 1% of the total number of Contracts purchased by Jayhawk between December 31, 1995 and December 31, 1996 or between December 31, 1996 and March 31, 1997, and the groups of 25 Dealers that sold the greatest number of Contracts to Jayhawk during such periods accounted for less than 11% of the total number of Contracts purchased by Jayhawk during such periods.

     4.   COMPETITION

          The sub-prime consumer automobile finance market is highly competitive and fragmented. Although Jayhawk does not believe that it currently competes with commercial banks, savings and loans, credit unions and captive automobile finance companies, it does face competition from a number of companies providing, or capable of providing, financing programs through Dealers to individual purchasers that cannot qualify for traditional financing. In part, this competition takes the form of Dealers operating their own "buy here, pay here" programs, although these Dealers are also part of Jayhawk's target market. Jayhawk believes that its primary competitor is Credit Acceptance Corporation, which Jayhawk believes currently services the greatest number of Contracts originated by "D credit" customers. Jayhawk also competes with numerous relatively small, regional consumer finance companies.

     5.   REGULATION

          Jayhawk's operations are subject to federal and state laws and regulations. Consumer lending laws generally require licensing of the lender and purchasers of consumer loans (including Contracts) and adequate disclosure of loan terms and impose limitations on the terms of consumer loans and on collection policies and creditor remedies. Federal consumer credit statutes primarily require disclosures of credit terms in consumer finance transactions. In general, Jayhawk's business is conducted under licenses issued by individual states and is also subject to the provisions of the federal Consumer Credit Protection Act and its related regulations. Jayhawk maintains an internal compliance staff to stay informed of changes in applicable law.

     6.   MAJOR INDEBTEDNESS

          In April 1995, Jayhawk entered into a two-year revolving credit facility (the "Revolver") with Fleet Capital Corporation (formerly Shawmut Capital Corporation), pursuant to which Jayhawk was allowed to borrow up to $25 million, based on defined levels of qualified Contracts receivable. The Revolver was subsequently amended to permit borrowings of up to $65 million and to extend the expiration date of the facility to June 30, 1998. Borrowings under the amended credit facility bear interest at the rate of interest announced from time to time by Fleet National Bank of Connecticut at its base rate for commercial loans plus 1.5% (10.0% at December 31, 1995) through April 1996 at which time the rate was renegotiated to the base rate for commercial loans (8.25% at December 31, 1996). This facility is secured by all of Jayhawk's assets, except those assets contributed to Funding Trust and Jayhawk's investment in the common stock of Jaymed. Among other things, the amended credit facility prohibits the payment of cash dividends; restricts the incurrence of indebtedness; and requires (i) the maintenance of a minimum adjusted tangible net worth of $11.5 million at December 31, 1995, increasing to $45 million at March 31, 1996 and increasing thereafter by 50% of positive net earnings for each subsequent quarter, (ii) a ratio of total debt to net worth of no more than 7 to 1, and (iii) a ratio of earnings before interest, taxes, and depreciation to fixed charges of no less than 1 to 1. As of the Commencement Date, Jayhawk owed $62,970,081.07 in unpaid principal on the Revolver, exclusive of accrued but unpaid interest, attorney's fees, costs and expenses.
Outstanding amounts owed on the Revolver were approximately $41.1 million as of August 1, 1997. The Claim representing Jayhawk's obligations on the Revolver and Fleet's prepetition loan documents in connection therewith is referred to in the Plan as the Secured Fleet Claim.

          In a March 1996 asset securitization, Jayhawk contributed Contracts having an aggregate principal balance of approximately $65 million and approximately $5 million in cash to Funding Trust, and Funding Trust sold approximately $41.8 million principal amount of notes (the "Series 1996A") in a private placement to institutional investors. The Series 1996A notes bore interest at 5.925%. The aggregate unpaid note balance of the Series 1996A notes was $5,403,000 at December 31, 1996. These notes were paid off subsequent to the Commencement Date. In August 1996, Jayhawk completed a second asset securitization of its Contracts. Pursuant to this transaction, Jayhawk contributed Contracts having an aggregate principal balance of $72.7 million to Funding Trust, and Funding Trust sold two classes of notes ("Series 1996B"), a senior class ("Class A") and a senior subordinated class ("Class B"), in a private placement to institutional investors. Approximately $42.9 million Class A and $5.0 million Class B notes were sold in this transaction. The Class A notes bear interest at a fixed rate of 6.64% per annum and have a stated maturity of March 15, 2000. The aggregate unpaid note balance on the Class A notes was $9,467,521.00 at June 30, 1997. The Class B notes bear interest at a rate of 11.57% per annum and have a stated maturity of March 15, 2000. No principal repayments will be made on the Class B notes until the Class A notes are repaid in full. Thus, the aggregate unpaid note balance on the Class B Notes was $5.0 million at June 30, 1997. The timing and amount of principal repayments on the Series 1996B notes is contingent on the collection experience of the underlying Contracts. Contracts with an aggregate unpaid principal balance of $29,197,341.00 as of June 30, 1997 are the only assets securing the Series 1996B notes. The Series 1996A and Series 1996B notes are nonrecourse to Jayhawk. However, Jayhawk agreed to indemnify MBIA Insurance Corporation, the insurer of the Series 1996A and Series 1996B notes, in the event MBIA Insurance Corporation is required to pay any amounts on the notes. The Claim arising from that indemnification is referred to in the Plan as the MBIA Claim. The proceeds from both asset securitizations were used to pay down the Revolver obtained from Fleet in order to make cash available for the purchase of additional Contracts. The contribution of Contracts to Funding Trust did not affect any Dealer rights under the Dealer Agreements, and such contributed Contracts continue to be subject to the terms of the Dealer Agreements.

          In December 1996, Jayhawk entered into a loan agreement with Prudential Securities Credit Corporation which provided for borrowings based upon a specific percentage of the outstanding principal balances of Contracts securing certain Series 1996A secured notes payable. The loan bears interest at LIBOR plus 2.50% (8.0% at December 31, 1996) and is secured by 100% of Jayhawk's beneficial interest in Funding Trust, a Delaware business trust. The loan was due and payable on February 28, 1997. As of the date hereof, the loan has been paid in full with authorization of the Bankruptcy Court, except as to attorney's fees and costs in the approximate amount of $80,000 that are subject to separate consideration by the Bankruptcy Court. The remaining Claim for attorney's fees and costs is referred to in the Plan as the Secured Prudential Claim.

     7.   EQUITY OWNERSHIP

          The equity interests in Jayhawk consist of common stock, par value $.01 per share (the "Common Stock"), which is publicly owned and traded on the Nasdaq National Market. From the time of Jayhawk's initial public offering in August 1995, at $10 per share, until the Commencement Date, the Common Stock has quoted under the trading symbol "JACC." Since the Commencement Date, the Common Stock has been quoted on the Nasdaq National Market under the trading symbol "JACC(Q)." The following table sets forth, for the periods indicated, the high and low closing sale prices as reported by the Nasdaq National Market.


                                                            HIGH     LOW
                                                          --------  ------
Calendar 1995:
                  Third Quarter (since August 1)........    15 3/8  12 3/4
                  Fourth Quarter........................    14 5/8   8 5/8

Calendar 1996:
                  First Quarter.........................    12 3/4   8
                  Second Quarter........................    15 1/4  11 7/8
                  Third Quarter.........................    14 1/4   9 5/8
                  Fourth Quarter........................    15 3/4  10 1/8

Calendar 1997:
                  First Quarter.........................  11  15/16  1 1/2
                  Second Quarter (through June 30, 1997)    2  7/16   15/16

          On June 30, 1997, the closing price for the Common Stock was $1.58 per share.

          As of June 30, 1997, the Common Stock was held by 172 holders of record. Jayhawk believes that as of June 30, 1997, there were approximately 1,855 holders of Common Stock of record or through nominee or street name accounts with brokers.

          Since inception, Jayhawk has not paid any dividends. Jayhawk has no present plans to pay any cash dividends on its Common Stock and currently intends to retain its earnings to finance the growth and development of its business. In addition, the Revolver referred to above prohibits the payment of cash dividends without the lender's consent.

     8.   LITIGATION

          In the normal course of its business, Jayhawk is named as a defendant in legal proceedings. These legal proceedings include claims for alleged truth-in-lending violations, nondisclosures, misrepresentations and deceptive trade practices, among other things. The relief requested by plaintiffs varies, but often includes requests for compensatory, statutory and punitive damages. One proceeding in which Jayhawk is a defendant has been brought as a putative class action and is pending in Federal District Court in Illinois. A class has yet to be certified in this case, and Jayhawk's motion to dismiss is presently pending. In the opinion of management, resolution of these matters will not have a material adverse effect on the Jayhawk.

          All litigation and claims against Jayhawk existing at the date of the Chapter 11 filing have been stayed while Jayhawk continues business operations as a debtor in possession. The Bankruptcy Code prohibits creditors who are subject to the jurisdiction of the Bankruptcy Court from suing Jayhawk, either by commencement or continuation of a lawsuit or otherwise, unless the Bankruptcy Court terminates or modifies the automatic stay of litigation or otherwise authorizes payment by Jayhawk.

     9.   RELATED PARTY TRANSACTIONS

          Jayhawk has maintained business relationships and engaged in certain transactions with affiliated companies and parties as described below. It is Jayhawk's policy to engage in transactions with related parties on terms no less favorable to Jayhawk than could be obtained from unrelated parties.

          In the normal course of its business, Jayhawk regularly purchased Contracts originated by Atlanta Toyota, Inc. Carl H. Westcott, Jayhawk's Chairman of the Board, Chief Executive Officer and principal shareholder, owned all of the outstanding stock of Atlanta Toyota, Inc. until January 16, 1996, when he sold his stock interest to United Auto Group, Inc., an unrelated third party. Since that time, Mr. Westcott has had no continuing interest in the dealership, although he owns the real property upon which the dealership is located, and he leases that real property to Atlanta Toyota, Inc. with a lease guaranty from United Auto Group, Inc. See Section IV.D., "Events During the Chapter 11 Case --Appointment of the Statutory Creditors' Committee" for additional information.

          From time to time, Jayhawk leases a jet aircraft from a corporation wholly owned by Mr. Westcott, on terms believed to be no less favorable to Jayhawk than could be obtained for similar services from unrelated parties. Jayhawk's primary use of the aircraft has been for travel in connection with its financing activities.

          On November 15, 1995, Jayhawk entered into an agreement with First Extended Service Corporation, a related company, pursuant to which First Extended Service Corporation performs certain claims administration services on behalf of Jayhawk with respect to an extended service agreement program Jayhawk offers to its Dealers. Under the extended service agreement program, a Dealer can sell a vehicle service product to a customer whose Contract is purchased by Jayhawk, which reimburses the customer for certain repairs made to the vehicle securing the Contract. The amounts payable by Jayhawk to First Extended Service Corporation under the agreement are directly related to the number of such vehicle service products sold by Jayhawk's Dealers and are on terms no less favorable to Jayhawk than could be obtained for similar services from unrelated parties. Jayhawk paid approximately $614,000 in 1996 to First Extended Service Corporation pursuant to this agreement. First Extended Service Corporation is a wholly owned subsidiary of a corporation of which Mr. Westcott is the sole shareholder. John D. Curtis, a member of Jayhawk's Board of Directors, is an executive officer of First Extended Service Corporation.

          In late 1996, Jayhawk entered into an agreement with Cougar Advertising, Inc., pursuant to which Cougar Advertising, Inc. agreed to develop and produce commercials and execute media buys for Jayhawk on terms believed to be no less favorable to Jayhawk than could be obtained for similar services from unrelated parties. Mr. Westcott is the sole shareholder of Cougar Advertising, Inc.

          On November 7, 1996, Jayhawk entered into a build-to-suit agreement with Cougar Real Estate, Ltd., pursuant to which Cougar Real Estate, Ltd. agreed to construct a 102,400 square foot office building in accordance with specifications mutually agreed upon by the parties, and subsequently to lease the office building to Jayhawk pursuant to a triple net lease. As a result of its Chapter 11 filing, and reductions in the level of its operations, Jayhawk elected to reject the agreement with Cougar Real Estate, Ltd., and Cougar Real Estate, Ltd. agreed to assert no claim for damages as a result of such rejection.

          Transactions involving Jaymed and Mr. Westcott are described below in
Section IV.E., "Events During the Chapter 11 Case -- Jaymed Preferred Stock Transaction."

B.   EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASE
     ---------------------------------------------------------

          In the fourth quarter of 1996, the Debtor reevaluated the overall profitability and credit quality of its existing pools of Contracts purchased from participating Dealers and determined to terminate its relationship with a number of its participating Dealers and to change the basis on which it was willing to purchase Contracts from others. As a result of these actions and because a continuing business relationship is an important factor in the Debtor's determination of the recoverability of acquisition payments made to Dealers, on January 30, 1997, the Debtor announced a special charge in the fourth quarter of 1996 to increase its allowance for credit losses.

          The fourth quarter special charge caused the Debtor to be in noncompliance with a financial covenant under its primary revolving credit facility. Additionally, the Debtor's planned additional financings in January 1997 failed to materialize. The Debtor commenced discussions with its revolving lender, Fleet, regarding the covenant violation and its cash needs in light of the failure to consummate the additional financings. The Debtor and Fleet were unable to agree on a method by which cash collections on the Debtor's Contracts could be used by the Debtor for purposes other than to repay revolving credit indebtedness. As advances under the facility exceeded the borrowing base on one of two borrowing base calculations, Fleet did not make requested additional advances under the facility and informed the Debtor that it intended to deliver to the Debtor a notice of default and a notice of intention to accelerate under the credit facility. As a consequence thereof, the Debtor elected to file a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code.


C.   FUTURE BUSINESS PLAN
     --------------------

          Jayhawk plans to continue as a specialized financial services company. From its inception until it began providing indirect financing for elective medical procedures through Jaymed, it solely purchased installment sale contracts, secured by used motor vehicles, entered into by auto dealers with borrowers commonly referred to as "D credits."

          After confirmation of the Plan, Jayhawk does not intend to continue to purchase "D credit" vehicle installment sale contracts. Whether, and the extent to which, it purchases vehicle installment sale contracts will depend upon competition and other factors existing in the future. Immediately upon emerging from Chapter 11, Jayhawk intends to focus on increasing Jaymed's elective medical procedures finance business, which Jayhawk believes currently is less competitive than vehicle contract purchasing and will generate installment contracts for purchase from borrowers with substantially better credit than it has purchased with respect to vehicles. As appropriate, Jayhawk may examine other specialty finance areas that it believes would generate contracts for purchase, meeting generally the criteria of the elective medical procedure contracts Jaymed is currently purchasing.

          Jayhawk is seeking new financing sources to be available after the Effective Date to supplement the cash from collections of its existing vehicle contracts to fund its continuing business.


                    IV.  EVENTS DURING THE CHAPTER 11 CASE

          On February 7, 1997, the Debtor commenced the Chapter 11 Case in the Bankruptcy Court. The Debtor continues to operate its business and manage its properties as a debtor in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. The following is a brief description of some of the major events during the Chapter 11 Case.

A.   ORDERS AUTHORIZING THE USE OF CASH COLLATERAL
     ---------------------------------------------

          Section 363(c) of the Bankruptcy Code authorizes a debtor in possession to use property of its estate in the ordinary course of business without court approval, unless that property is "cash collateral." Cash collateral generally consists of cash or cash equivalents in which both the debtor in possession and another entity have an interest, with the interest of the other entity generally being a lien. A debtor in possession cannot use cash collateral unless the other entity consents or unless the court approves the use. In this case, the Debtor sought to use the cash collateral of Fleet and Prudential.

     1.   FLEET'S CASH COLLATERAL

          On February 10, 1997, the Debtor filed an Emergency Motion to Use Cash Collateral, seeking authorization to use Fleet's cash collateral, as that term is defined in the Bankruptcy Code (the "Emergency Motion").

          On February 10, 1997, Fleet objected to the Emergency Motion. Specifically, Fleet did not object to the Debtor's use of Fleet's cash collateral to the extent necessary to prevent immediate and irreparable harm for the period from February 11, 1997 through February 28, 1997, provided, inter
                                                                       -----
alia, (i) the Debtor did not use Fleet's cash collateral to downstream funds to
----
the Debtor's subsidiary, Jaymed; (ii) Fleet's cash collateral would only be used pursuant to a court approved budget; (iii) Fleet would obtain a lien on the Debtor's interest in the securitized trust, to the extent of cash collateral used by the Debtor; and (iv) Fleet would obtain various reports from the Debtor, including reports of the type received by Fleet pre-petition.

          On February 11, 1997, the Bankruptcy Court ruled from the bench on the Debtor's Emergency Motion and Fleet's objection thereto finding the following:

          a. The Bankruptcy Court lacked the power to force Fleet to fund downstream payments to an unfiled subsidiary in which Fleet has no security interest;

          b. Except for funding Jaymed's operations, the Debtor may use Fleet's cash collateral pursuant to a certain budget attached to the Bankruptcy Court's Interim Cash Collateral Order, with no single line item expenditure to exceed 10% of the budget amount;

          c. For the limited use of Fleet's cash collateral, the Bankruptcy Court found that the value of Fleet's collateral was sufficient to adequately protect Fleet without a lien on other assets of the Debtor;

          d. Fleet should have a replacement lien on all contracts funded by the Debtor with Fleet's cash collateral for the period from the Commencement Date through February 28, 1997 (the "New Contracts"); and

          e. Fleet should receive reports from the Debtor as the Debtor had furnished to Fleet pre-petition, together with certain other reports relating to the New Contracts.

          On February 14, 1997, the Bankruptcy Court entered its Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection (the "Interim Cash Collateral Order"), effective as of the Bankruptcy Court's bench ruling on February 11, 1997, which governed the period of cash collateral use through February 28, 1997.

          On February 21, 1997, the Debtor filed a Supplement to the Emergency Motion for Cash Collateral for the period from March 1, 1997 to May 31, 1997. On February 25, 1997, the Bankruptcy Court held a hearing on the Supplemental Motion, and on or about March 14, 1997, the Bankruptcy Court entered a certain Second Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection, which governed the Debtor's use of Cash Collateral for the period from March 1, 1997 to March 31, 1997. The

Debtor was required to pay Fleet $4,000,000 as adequate protection for its use of cash collateral during March, as well as $1,155,000 with respect to the unwinding of contracts.

          On or about March 25, 1997, the Bankruptcy Court entered a Third Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection, followed on March 31, 1997 with a Supplement to Third Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection, which together govern the Debtor's Use of Cash Collateral for the period from April 1, 1997 to April 30, 1997. As adequate protection for such use, the Debtor was ordered to pay Fleet $4,000,000 for the month of April.

          On May 23, 1997, the Bankruptcy Court entered a Final Order Authorizing Use of Cash Collateral and Providing for Adequate Protection, which governs the Debtor's use of cash collateral for the period from May 1, 1997 through July 31, 1997. As adequate protection for its use of cash collateral, the Debtor was required to pay to Fleet $4,000,000 plus interest for each of the months of May, June and July 1997, but $2,000,000 of each monthly amount must be deposited into a separate, segregated collateral reserve account at Texas Commerce Bank National Association (the "Collateral Reserve Account"), subject to Fleet's liens and irrevocably pledged to Fleet as security for all of Fleet's prepetition Claims. The Collateral Reserve Account was also to hold any cure payments made by the Debtor in the event certain projected gross collections are not received by the Debtor. Fleet will be entitled to payment of the amount in the Collateral Reserve Account on the sooner to occur of the Effective Date of the Plan or the date of entry of an order of the Bankruptcy Court authorizing Fleet's application of such amount to its Claim.

          On July 29, 1997, the Bankruptcy Court entered a Second Final Order Authorizing Use of Cash Collateral and Providing for Adequate Protection, which governs the Debtor's use of cash collateral for the period from August 1, 1997 through September 30, 1997. As adequate protection for its use of cash collateral, the Debtor was required to pay to Fleet $3,500,000 plus interest for the month of August 1997, and $3,250,000 for the month of September 1997. In addition, all amounts accumulated in the Collateral Reserve Account pursuant to the prior order, estimated to be $6,700,000 as of July 31, 1997, were required to be paid to Fleet. Finally, Fleet was granted an additional lien on Jayhawk Funding Trust I in the limited amount of $5,600,000, subordinate to the pre-existing lien of Prudential, and subject to a carve-out in the amount of $2,500,000 to pay professional fees and expenses. In exchange for the foregoing, the Debtor's obligation to make cure payments in the event that the prior order's projected gross collections test was not satisfied was rescinded.

     2.   PRUDENTIAL'S CASH COLLATERAL

          On March 6, 1997, the Bankruptcy Court entered an Interim Order Authorizing Debtor's Limited Use of Cash Collateral of Prudential Securities Credit Corporation, which permitted the Debtor's use of Prudential's cash collateral on an interim basis for the period from March 1, 1997 through May 31, 1997, pending a final hearing on March 25, 1997. Subsequently, the Bankruptcy Court entered a Final Order Authorizing Debtor's Limited Use of Cash Collateral of Prudential Securities Credit Corporation. Under the Final Order, the Debtor was permitted to use Prudential's cash collateral through May 31, 1997, on the condition, among others, that the Debtor pay to Prudential make payments to Prudential in an amount not less than $1,000,000 per month on March 15, April 15, and May 15, 1997.

          On May 23, 1997, the Debtor and Prudential filed a Joint Supplemental Motion for Continued Use of Cash Collateral. Under the Joint Supplemental Motion, the parties seek entry of a proposed Order Extending Final Order Authorizing Debtor's Limited Use of Cash Collateral of Prudential Securities Credit Corporation, which would permit the Debtor to continue to use Prudential's cash collateral through July 31, 1997, in exchange for payments to Prudential, from distributions attributable to the Debtor's beneficial interest in Funding Trust, in the amount of at least $1,300,000 on June 15, 1997, and in all remaining amounts due to Prudential on or before July 15, 1997, with such payments to be applied against the Allowed Prudential Secured Claim. The Joint Supplemental Motion was approved on an interim basis by order of the Bankruptcy Court entered on May 30, 1997. A final order approving the Joint Supplemental Motion was entered on July 9, 1997.

B.   DEBTOR'S RETENTION OF PROFESSIONALS AND AGENTS
     ----------------------------------------------

          On or about March 25, 1997, the Bankruptcy Court approved the retention of Weil, Gotshal & Manges LLP as its counsel, Baker & McKenzie as its special counsel, Ernst & Young LLP as its accountants, and the Altman Group as a consultant to provide various services, including, but not limited to, plan solicitation. On May 7, 1997, the Bankruptcy Court authorized the Debtor to retain King & Associates, Inc. to serve as claims agent. On June 25, 1997, the Bankruptcy Court authorized the Debtor to retain Godwin & Carlton, P.C. as special litigation counsel. By order dated August 12, 1997, the Debtor also obtained authorization to employ Ramsey & Dismuke, P.C. as special consumer bankruptcy counsel.

C.   MOTION TO SHORTEN THE CLAIMS BAR DATE TO MAY 15, 1997
     -----------------------------------------------------

          On March 7, 1997, the Debtor filed a Motion to Shorten Bar Date to May 15, 1997. A Supplemental Motion for Bar Date Order, to Approve Proposed Bar Date Notice, and to Approve Proposed Mailing and Publication Procedures was filed with the Bankruptcy Court on March 17, 1997. On or about March 25, 1997, the Bankruptcy Court approved the Motion and Supplemental Motion. Pursuant to the Bankruptcy Court's order, notice of the shortened bar date was published and mailed to creditors on April 4, 1997.

          Subsequently, on May 12, 1997, the Debtor and the Creditors' Committee filed a Joint Motion of the Debtor and the Committee for Order Pursuant to Bankruptcy Rule 3003(c)(3) Fixing a Supplemental Bar Date for Filing Certain Proofs of Claim and Approving the Proposed Supplemental Bar Date Notice and the Proposed Separate Notice to Governmental Units. The purpose of the Joint Motion was to set and approve the notice of a supplemental bar date of June 16, 1997 only for those creditors who did not receive notice of the earlier May 15, 1997 bar date. The Joint Motion also sought approval for a notice to governmental units of the special statutory bar date applicable to them. On May 13, 1997, the Bankruptcy Court entered an order approving the Joint Motion. The notice of the June 16, 1997 bar date for creditors not previously notified of a bar date and the notice of the statutory bar date for governmental units were mailed on May 14 and 15, 1997.

D.   APPOINTMENT OF THE STATUTORY CREDITORS' COMMITTEE
     -------------------------------------------------

          On March 18, 1997, an official committee of unsecured creditors (the "Creditors' Committee") was appointed pursuant to section 1102(a)(1) of the Bankruptcy Code. The Creditors' Committee consists of the following members:
Bob Maloney, President, Maloney Ford-Mercury; Jack Price, Owner, University Volkswagen Mazda; Philip N. Smith, Jr., Vice President, United Auto Group, Inc.; Michael Braun, Dependable Used Cars, Inc.; Steve Perdue, 410 Motors; Donald L. Jones, Cap Gemini America; and John Holland, Johnson & Associates.

          As indicated in Section III.A.9., "General Information -- Description and History of Business -- Related Party Transactions," United Auto Group, Inc. purchased Mr. Westcott's ownership interest in Atlanta Toyota, Inc. in January 1996. As part of that purchase, UAG Atlanta, Inc., a subsidiary of United Auto Group, Inc., issued a note to Mr. Westcott in the original principal amount of $2,100,100, which note is due in full in July 1998. That note is guaranteed by United Auto Group, Inc. In addition, Atlanta Toyota, Inc., a subsidiary of United Auto Group, Inc., is indebted to First Extended Service Corporation, a company owned by Mr. Westcott, pursuant to a promissory note in the original principal amount of $300,000, of which one-half has been paid and the remaining one-half is due in January 1998. That note is also guaranteed by United Auto Group, Inc. Finally, Atlanta Toyota, Inc. has leased from Mr. Westcott, with a guaranty from United Auto Group, Inc., the real property on which the dealership of Atlanta Toyota, Inc. is operated. Mr. Westcott holds no lien on the stock of United Auto Group, Inc., UAG Atlanta, Inc. or Atlanta Toyota, Inc. to secure the repayment of the various owed to him by such entities. None of the other members of the Creditors' Committee has any relationships with Mr. Westcott, his family or any related entities.

          By order dated May 8, 1997, subject to certain limitations on the scope of their employment as stated therein, the Bankruptcy Court authorized the Creditors' Committee to employ attorneys, accountants, and business advisors as follows:

          Simon, Anisman, Doby & Wilson, P.C.
          Attorneys for the Creditors Committee
          400 Professional Building
          303 W. Tenth Street
          P.O. Box 17047
          Fort Worth, Texas 76102-0047
          Telephone: (817) 820-3100

          Price Waterhouse LLP
          Accountants for the Creditors' Committee
          2001 Ross Avenue, Suite 1800
          Dallas, Texas 75201-2997
          Telephone: (214) 754-7900

          Navarro Group
          Business Advisors to the Creditors' Committee
          900 Jackson Street, Suite 550
          Dallas, Texas 75202
          Telephone: (214) 748-9324

E.   JAYMED PREFERRED STOCK TRANSACTION
     ----------------------------------

          Although Jaymed was not a party to the Debtor's Chapter 11 petition, the Debtor's filing of the Chapter 11 petition has affected Jaymed. Jaymed had loaned approximately $7.1 million to the Debtor (the "Jaymed Claim") prior to the Debtor's filing of the Chapter 11 petition, and the Bankruptcy Court has prohibited the Debtor from providing Jaymed with any cash to finance its operations, including any repayment of the Jaymed Claim. Additionally, after the Debtor filed its Chapter 11 petition, Jaymed's revolving credit lender refused to make any further advances under Jaymed's revolving credit facility. To fund Jaymed's operations, between January 30, 1997 and April 11, 1997, Mr. Westcott, the Debtor's Chairman of the Board, Chief Executive Officer and principal shareholder, made seven loans to Jaymed in the aggregate principal amount of $6,950,000 (the "Westcott Loans"). Additionally, at the request of NationsBank, on February 28, 1997, Mr. Westcott purchased the revolving credit promissory note evidencing the $13.5 million principal amount of indebtedness outstanding under the facility (together, with the Westcott Loans, the "Westcott Indebtedness").

          On April 11, 1997, Mr. Westcott and Jaymed entered into a Preferred Stock Purchase Agreement, pursuant to which Mr. Westcott purchased from Jaymed 20,000 shares of Jaymed's Series A Redeemable, Convertible Preferred Stock (the "Jaymed Preferred Stock"), for $100 per share through the exchange of $2,000,000 of Westcott Loans for such shares; and subject to certain limitations, committed to purchase up to an additional 30,000 shares of Jaymed Preferred Stock for $100 per share in cash. As of the date hereof, Mr. Westcott has purchased the additional 30,000 shares under his commitment. Each outstanding share of Jaymed Preferred Stock (i) has a liquidation value equal to the sum of $100 plus $1.50 for each calendar month or portion thereof that then as elapsed from and including April 1997 (the sum of such amounts being referred to as the "Liquidation Value"), (ii) except as required by law, entitles the holder thereof to one vote per share voting with the holders of Jaymed's common stock (which results in Mr. Westcott having voting control of Jaymed as long as he owns the Jaymed Preferred Stock), (iii) is redeemable at any time prior to conversion at a redemption price equal to the Liquidation Value, provided that at the time of such redemption all indebtedness owing by Jaymed to Mr. Westcott and certain affiliated parties has been paid in full. Each share of Jaymed Preferred Stock, unless previously redeemed, is convertible at the option of Mr. Westcott into that number of shares of Jaymed common stock as shall be equal to the quotient of that number of shares of Jaymed common stock, which after issuance, would be equal to 95% of all shares of Jaymed common stock outstanding on the date the first share of Jaymed Preferred Stock is converted divided by the number of shares of Jaymed Preferred Stock authorized for issuance at any time after the earlier of (i) April 15, 1998,
(ii) 30 days after any person, entity or group (other than Mr. Westcott or any of his affiliates) becomes the beneficial owner of 25% or more of the combined voting power of the Debtor with the intention of changing or influencing control of the Debtor, (iii) the date of appointment of a trustee or receiver of the Debtor in the Chapter 11 Proceeding or the conversion of the Chapter 11 Case to a Chapter 7 proceeding, (iv) the first date following termination or suspension of the Debtor's right to use cash collateral in the Chapter 11 Case for a period of more than 15 calendar days, (v) the date that the stay is lifted enabling Fleet (or another debtor in possession lender that the Debtor owes in excess of $5.0 million) to foreclose on its respective lien on the Debtor's assets, (vi) the date that any of the security agreements securing any of the Westcott Indebtedness shall cease to be legal, valid, binding enforceable agreements or shall in any way be terminated or become or be declared ineffective or inoperative or cease to provide the first priority liens intended to be created thereby or if Jaymed or any of its shareholders or creditors or any other person shall institute any legal action that, if successful, would have such effect, or
(vii) the date, after confirmation of the Plan, that the Debtor defaults on any other material indebtedness or the payment or maturity of such indebtedness is accelerated. No dividends shall accrue on the Jaymed Preferred Stock prior to April 15, 1998, after which dividends shall be if and when declared by the Board of Directors of Jaymed.


          Pursuant to the Preferred Stock Purchase Agreement, Mr. Westcott also agreed to support and vote in favor of the Plan if the Plan is confirmed by the Bankruptcy Court no later than October 2, 1997 and contains the following provisions (the "Westcott Designated Provisions") (or, in lieu of any of the Westcott Designated Provisions, such other provisions substantially similar to the Westcott Designated Provisions as are reasonably acceptable to Mr. Westcott): (i) payment in full by the Debtor within six months following confirmation of the plan of reorganization of the Jaymed Claim in accordance with an amortization schedule reasonably acceptable to Mr. Westcott (which payments have been assigned to and are to be used to repay a portion of the Westcott Indebtedness) and (ii) the exchange, as soon as practicable after the Plan is confirmed, of the Jaymed Preferred Stock for that number of shares of the Debtor's Common Stock equal to the amount derived by dividing the redemption price of the Jaymed Preferred Stock at the confirmation date by an amount equal to 75% of the average of the last reported daily sale price per share of the Debtor's Common Stock on the Nasdaq National Market during the period commencing with the 20th trading day preceding the date the plan of reorganization is confirmed and continuing for a period ending on the 20th trading day following the date the Plan is confirmed. Jayhawk will exchange shares of its Common Stock for shares of Jaymed Preferred Stock in accordance with the Preferred Stock Purchase Agreement. The Debtor is attempting to amend the Preferred Stock Purchase Agreement to permit payment of the Jaymed Claim on the terms now contained in the Plan, which provide for pay-out over two years rather than six months.

F.   ESTIMATION OF DEALER CLAIMS FOR ALL PURPOSES
     --------------------------------------------

          On June 6, 1997, the Debtor filed its First Omnibus Objection to Certain Auto Dealer Claims and Motion Pursuant to Section 502(c) of the Bankruptcy Code Estimating Such Claims for All Purposes, Including Voting, Feasibility and Allowance (the "Dealer Estimation Motion"). In the Dealer Estimation Motion, the Debtor requests that the Bankruptcy Court determine by estimation the amount of each Dealer Claim and proposes an amount for each Dealer Claim that is believed to reflect the actual present value of each Dealer Claim, based upon a $170 million collection scenario. The Bankruptcy Court scheduled a series of hearings to consider the Dealer Estimation Motion as it related to the various components of a Dealer Claim, including voucher and enrollment fee claims, breach of contract claims, back end distribution claims and such other individual claim issues. In view of the magnitude of the litigation that would be required with respect to the Dealer Estimation Motion, the Debtor and the Creditors' Committee agreed to attempt to negotiate a settlement whereby Dealers who did not want to incur the expense and delay associated with such litigation could accept a compromise treatment of their Dealer Claims. The Settlement Treatment and Non-Settlement Treatment provided in the Plan represent the results of the negotiations. Only those Dealers who receive the Non-Settlement Treatment will be required to litigate the allowability of their Dealer Claims pursuant to the Dealer Estimation Motion. Such litigation will occur after the Effective Date of the Plan. The Debtor currently anticipates that it will amend the Dealer Estimation Motion to, inter alia, estimate each Dealer Claim based upon a $155.5 million collection scenario rather than a $170 million collection scenario and to assert any and all counterclaims, defenses and affirmative defenses of the Debtor against any Dealer Claim. In addition, the Debtor anticipates filing additional objections and motions to estimate with respect to Dealers who were not included in the Dealer Estimation Motion.

G.   COST-SAVING MEASURES
     --------------------

          Since the Commencement Date, the Debtor has implemented a number of cost saving measures. Among other things, the Debtor has (i) tightened the criteria under which it is willing to purchase Contracts from Dealers, (ii) changed the focus of its sales and marketing efforts from enrolling new Dealers into its automobile program to purchase Contracts from existing Dealers whose Pools are among the better performing Pools owned by the Debtor, (iii) received significantly fewer Contracts from its participating Dealers for purchase consideration, (iv) purchased a materially lower volume of Contracts from its Dealers, and (v) reduced its workforce by approximately 200 employees.


                        V.  THE PLAN OF REORGANIZATION

          The Debtor believes that (i) through the Plan, creditors will obtain a greater recovery from the estate of the Debtor than the recovery which would be available if the assets of the Debtor were liquidated under chapter 7 of the Bankruptcy Code and (ii) the Plan will afford Jayhawk the opportunity and ability to continue in business as a viable going concern and preserve ongoing employment for Jayhawk's employees.

          The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the more detailed provisions set forth in the Plan.

A.   ESSENTIAL ELEMENTS OF THE PLAN
     ------------------------------

     1.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

          The Plan classifies Claims and Equity Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the Bankruptcy Code. As described more fully below in Section V.A.1., "The Plan of Reorganization -- Classification and Treatment of Claims and Equity Interests," the Plan provides, separately for each Class, that holders of certain Claims will receive various amounts and types of consideration (e.g., cash, notes or Contracts) thereby giving effect to the
               ----
different rights of the holders of Claims and Equity Interests of each Class.


     2.   DISTRIBUTIONS UNDER THE PLAN

          Distributions to holders of Claims under the Plan may occur in one or more distributions.

          a.   Distributions on the Effective Date
               -----------------------------------

          On or about the Effective Date of the Plan, the holders of Allowed Administrative Expense Claims and Allowed Other Priority Claims will be paid in Cash in full. The holder of the Allowed Secured Fleet Claim will receive the New Fleet Note and the New Fleet Documents on the Effective Date; the holder of the Allowed Secured Prudential Claim will be paid in full, in the amount determined by the Bankruptcy Court, on the Effective Date; and holders of Allowed Other Secured Claims will either be reinstated, paid in Cash in full, or receive their collateral in full satisfaction of their Claims. If a Claim entitled to payment on or about the Effective Date is not an Allowed Claim as of such date, it will be paid at such time as it becomes an Allowed Claim.

          b.   Distributions to Holders of Allowed Priority Tax Claims
               -------------------------------------------------------

          Allowed Priority Tax Claims may be paid on or about the Effective Date or, at the election of the Debtor, over a period of six years from the date of assessment of the Claim on the anniversary date of the assessment. If the Priority Tax Claim is not Allowed as of any such payment date, payment will be deferred until the Claim is Allowed.

          c.   Distributions to Holders of Allowed Claims in Classes 5 and 7
               -------------------------------------------------------------

          The initial payments of cash to holders of Allowed Claims in Classes 5 and 7 will be made on, or as soon as practicable after, the first Quarterly Payment Date after the Effective Date, and subsequent payments will be made on each Quarterly Payment Date thereafter, subject to deferral as provided in the Plan. If any such Claim is not an Allowed Claim on the first Quarterly Payment Date but becomes an Allowed Claim before the next following Quarterly Payment Date, both the initial payment and the second payment will be made on such next following Quarterly Payment Date. If any such Claim becomes an Allowed Claim after the last scheduled Quarterly Payment Date, the entire payment amount will be made within ten Business Days after the date on which the Claim becomes an Allowed Claim.

          d.   Distributions to Holders of Allowed Claims in Class 6
               -----------------------------------------------------

          The payment or distribution date for Dealer Claims will depend upon whether the Dealer Claim is treated pursuant to the Settlement Treatment or the Non-Settlement Treatment. Under the Settlement Treatment, holders of Dealer Claim are entitled to payments of cash or distribution of Contracts. The Plan provides that all payments of cash made under the Settlement Treatment will commence on the second Quarterly Payment Date, and will continue on each Quarterly Payment Date thereafter up to two years after the Effective Date. The Settlement Treatment also provides for distributions of certain Contracts. Those Contracts will be distributed on the first Quarterly Payment Date, unless they are subject to securitizations, in which case they will be distributed on the Quarterly Payment Date that follows the date on which the Contracts are released from the securitizations.

          Only cash payments will be made under the Non-Settlement Treatment. The Plan provides that those cash payments will commence on the second Quarterly Payment Date, and will continue on each Quarterly Payment Date thereafter up to two years after the Effective Date. With respect to any Dealer Claim that is not an Allowed Claim on any Quarterly Payment Date, payments will not be made until the Quarterly Payment Date that follows the date on which the Dealer Claim becomes an Allowed Claim. If that date is subsequent to the last scheduled Quarterly Payment Date, the entire payment amount will be made within ten Business Days after the date on which the Dealer Claim becomes an Allowed Claim.

          e.   Delay or Deferral of Distributions
               ----------------------------------

          The making of quarterly payments owing under the Plan with respect to Unsecured Claims in Class 5, Dealer Claims in Class 6 and the Jaymed Claim in Class 7 are subject to, and will be delayed or deferred as follows:

          (i) The Debtor will not make any payments due on the initial Quarterly Payment Date of December 26, 1997 unless Fleet first receives from the Debtor principal payments aggregating $8 million with respect to the months of October through December 1997, and unless there is no accrued but unpaid interest owing to Fleet on December 26, 1997;

          (ii) The Debtor will not make any payment due on a Quarterly Payment Date until the installment payment (including principal and interest owed, and if any of the Allowed Fleet Expenses are outstanding, the amortized amount thereof as provided in Section 4.2(b)(9) of the Plan) due to Fleet on the same date is paid in full;

          (iii) The Debtor will not make payments with respect to Unsecured Claims collectively exceeding $1.5 million on the initial Quarterly Payment Date and will not make payments with respect to Unsecured Claims, Dealer Claims (other than Enrollment Fee Claims and Voucher Claims under the Settlement Treatment) and the Jaymed Claim collectively exceeding $2.4 million on the second or any subsequent Quarterly Payment Date;

          (iv) The Debtor may defer all or part of any of the payments otherwise due under the Plan in the event of and to the extent of an Insufficient Funds Determination. An Insufficient Funds Determination is a good faith determination by the Debtor that it has insufficient funds with which to make any such payment or that after any such payment it would have insufficient working capital. In the event of an Insufficient Funds Determination, the amount of any deferred quarterly payment will be payable (a) if deferred prior to the Fleet Payment Date, beginning on the Quarterly Payment Date that follows the Fleet Payment Date and on each subsequent Quarterly Payment Date as necessary until such deferred payment amount is paid in full or (b) if deferred after the Fleet Payment Date, on each Quarterly Payment Date after the date of deferral on which the Debtor has available funds, as necessary until such deferred payment amount is paid in full. The Fleet Payment Date is September 30, 1998; or

          (v) The Debtor will have no authority to make payments on any date that a Fleet Payment Default or a Fleet Payment Default Condition exists. A Fleet Payment Default is a failure by the Debtor to pay any portion of the Secured Fleet Claim on, or within ten (10) days after, the due date thereof, or the failure to pay the entire accelerated amount of the Secured Fleet Claim upon or after the occurrence of any Event of Default. A Fleet Payment Default Condition is a condition resulting from the failure of the Debtor to pay any installment of the Secured Fleet Claim as provided in Section 4.2(b) of the Plan, but before ten (10) days have elapsed such that the failure becomes a Fleet Payment Default. Any payments delayed as a consequence may not be made until the failure giving rise to the Fleet Payment Default or the Fleet Payment Default Condition has been waived in writing by Fleet or cured by the Debtor (prior to the date on which Fleet has accelerated the maturity and demanded payment of the Secured Fleet Claim). If, however, a Fleet Payment Default exists on a Quarterly Payment Date, any payments due on such Quarterly Payment Date will be deferred until after the Fleet Payment Date, whether or not such Fleet Payment Default is subsequently waived in writing or cured (prior to the date on which Fleet has accelerated the maturity of the Secured Fleet Claim). Also, if a Fleet Payment Default has occurred twice during a quarter preceding a Quarterly Payment Date, whether or not waived in writing by Fleet or cured by the Debtor (prior to the date on which Fleet has accelerated the maturity and demanded payment of the Secured Fleet Claim) any payments due on such Quarterly Payment Date will be deferred until after the Fleet Payment Date.

          In the event of a partial deferral of payments, the deferral will be allocated among the Classes containing Unsecured Claims, Dealer Claims and the Jaymed Claim on the basis of a 25% percent reduction in the payment amount otherwise owing with respect to Unsecured Claims, a 37-1/2% reduction in the payment amount otherwise owing with respect to Dealer Claims, and a 37-1/2% reduction in the payment amount otherwise owing with respect to the Jaymed Claim. If any such deferral results from an Insufficient Funds Determination, the Debtor will provide on or before the Quarterly Payment Date to which the deferral relates a written certification to Fleet and the Trustee of the basis for making the Insufficient Funds Determination.


B.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS
     -----------------------------------------------------------

     1.   ADMINISTRATIVE EXPENSE CLAIMS

          Administrative Expense Claims are claims constituting a cost or expense of administration of the Chapter 11 Case allowed under section 503(b) of the Bankruptcy Code. Such claims include any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the business of the Debtor, any indebtedness or obligations incurred or assumed by the Debtor in connection with the conduct of its business or the acquisition or lease of property or the rendition of services, any allowance of compensation and reimbursement of expenses to the extent allowed by a Final Order under sections

330 or 503(b) of the Bankruptcy Code and fees or charges assessed against the Debtor's estate under section 1930 of title 28 of the United States Code.

          Pursuant to the Plan, each holder of an Allowed Administrative Expense Claim will receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as practicable, except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment. Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor, to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code, will be paid in full and performed by the Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, such transactions.

          The Plan establishes a Bar Date by which Administrative Expense Claims must be asserted. That Bar Date is 45 days after the Effective Date of the Plan. To assert an Administrative Expense Claim, a holder must file with the Bankruptcy Court and serve on the Debtor a request for payment. At a minimum, a request for payment must include the name of the holder of the Claim, the amount of the Claim, the date on which the Claim arose, and a detailed explanation of the basis of the Claim, with all pertinent documents attached. In the case of an entity seeking an award of compensation for services rendered or reimbursement of expenses incurred under sections 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5) or 506(b) of the Bankruptcy Code, the request for payment must take the form of an application and must comply with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules governing applications for compensation and reimbursement. Any Administrative Expense Claim that is not asserted within 45 days after the Effective Date will be forever barred and discharged.

          All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (a) will file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses through the Confirmation Date by the date that is 45 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and, if granted such an award by the Bankruptcy Court and (b) will be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtor.

          In addition to the foregoing, section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other persons making a "substantial contribution" to a reorganization case, and to attorneys for and other professional advisors to such persons. The amounts which may be sought by entities for such compensation are not known by the Debtor at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtor and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

          The Debtor estimates that Administrative Expense Claims as of September 30, 1997 will be in the approximate amount of $3,250,000.

          The fees and costs of professional persons retained by the Debtor and the Creditors' Committee represent a significant portion of those estimated Administrative Expense Claims. As of July 31, 1997, fees and costs for the primary professionals had accrued, subject to allowance by the Bankruptcy Court, in the following approximate amounts: (a) for the Debtor's Professionals, (i) Weil, Gotshal & Manges LLP, $900,000, (ii) Baker & McKenzie, $325,000, and (iii) Ernst & Young LLP, $210,000 and (b) for the Creditors' Committee's Professionals, (i) Simon, Anisman, Doby & Wilson, P.C., $425,000, (ii) Price Waterhouse LLP, $200,000, and (iii) Navarro Group, $60,000.

     2.   PRIORITY TAX CLAIMS

          Pursuant to the Plan, except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of a Priority Tax Claim will receive, at the sole option of the Debtor, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to eight and one-quarter percent (8 1/4%), over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. The Debtor estimates that it has no Allowed Priority Tax Claims.

     3.   CLASS 1 - OTHER PRIORITY CLAIMS

          The Other Priority Claims are Claims which are entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Expense Claims and Priority Tax Claims). Such Claims include (i) unsecured claims for accrued employee compensation earned within 90 days prior to commencement of the Chapter 11 Case to the extent of $4,000 per employee and
(ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11 Case but only for each such plan to the extent of (x) the number of employees covered by such plan multiplied by $4,000, less (y) the aggregate amount paid to such employees from the estate for wages, salaries or commissions.

          Pursuant to the Plan, each holder of an Allowed Other Priority Claim will receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable. The Debtor estimates that Other Priority Claims arising from claims by the Debtor's current and former employees will be approximately $250,000.

          See Section V.C.3., The Plan of Reorganization -- Summary of Other Provisions of the Plan -- Enforcement of Bar Date for Filing Proofs of Claim for a discussion of the compromise offered to holders of Other Priority Claims that are referred to in the Plan as June 16 Filers, meaning that they filed their proofs of claim after May 15, 1997 but before June 16, 1997. In summary, if any June 16 Filer is willing to reduce the amount of their otherwise allowable Other Secured Claim by 25%, the late filing of its proof of claim will be excused with the necessity of obtaining an order deeming the late proof of claim to be timely filed.

     4.   CLASS 2 - SECURED FLEET CLAIM

          Class 2 consists of the Allowed Secured Fleet Claim, which arises under that certain Loan and Security Agreement, entered into by the Debtor and Shawmut Capital Corporation, predecessor in interest to Fleet, under certain of the pre-petition loan documents, dated on or about April 4, 1995 (hereinafter, the term "Fleet" will encompass both Fleet and Shawmut Corporation). The Loan and Security Agreement, as amended (the "Old Fleet Loan Agreement") was subsequently amended seven times, most recently on January 9, 1997. The Old Fleet Loan Agreement, including all amendments thereto, and documents related thereto were attached as Exhibit "A" to the Addendum to Fleet's Objection to the Debtor's Emergency Motion For Authorization to Use Cash Collateral, and filed with the Bankruptcy Court on February 10, 1997 (the "Fleet Objection"). To secure the prompt payment and performance of any and all obligations, liabilities, indebtedness of the Debtor to Fleet arising under the Old Fleet Loan Agreement and the Fleet loan documents in connection thereto (collectively, the "Old Fleet Loan Documents"), including the "Obligations" as defined in the Old Fleet Loan Agreement (collectively, the "Fleet Indebtedness"), the Debtor granted to Fleet pursuant to the Loan Agreement security interests in and liens upon substantially all of the Debtor's assets, including all accounts, inventory, equipment, general intangibles, documents, instruments and chattel paper and all the proceeds thereof (collectively, the "Fleet Collateral").

          As of the Commencement Date, the Debtor owed to Fleet $63,079,797.34 in unpaid principal, exclusive of accrued but unpaid interest, attorneys fee's, costs and expenses. Since the Commencement Date, pursuant to the cash collateral orders referred to above, the Debtor reduced the amount owed to Fleet to approximately $41.1 million as of August 1, 1997. The amount owed to Fleet will have been further reduced by another $6.75 million by September 30, 1997.

          Fleet has incurred attorneys fee's, costs and expenses in the approximate amount of $400,000 through March 31, 1997 in connection with the Allowed Secured Fleet Claim, and it will incur additional attorney's fees, costs and expenses through the Effective Date. With approval of the Bankruptcy Court, such fees, costs and expenses may be paid by the Debtor pursuant to section 506(b) of the Bankruptcy Code. The Debtor has agreed to pay such fees, costs and expenses up to $300,000 on the later of the Effective Date or the date of entry of an order from the Bankruptcy Court approving such fees, costs and expenses. All attorney's fees, costs and expenses incurred by Fleet in excess of $300,000, to the extent approved by the Bankruptcy Court, will be paid by the Debtor as described below.

          Notwithstanding anything else contained in the Disclosure Statement, or any amendments thereto, or anything else contained in the Plan, or any amendments thereto, the holder of the Allowed Secured Fleet Claim will be paid
(i) in accordance with the terms of the New Fleet Documents to be included in the Plan Supplement, and (ii) as described below. To the extent that the terms providing for payment of the Allowed Secured Fleet Claim in this Disclosure Statement or in the Plan conflict with the terms providing for the payment of the Allowed Secured Fleet Claim in the New Fleet Documents, the terms of the Plan will control.

          Upon the Effective Date and pursuant to the terms of the New Fleet Documents, Fleet as the holder of the Allowed Secured Fleet Claim will be treated as follows:

          a.   Deemed Allowance.  Upon the Effective Date, the Allowed Secured
               ----------------
Fleet Claim will be treated as an allowed, fully secured Claim and from and after the Effective Date will be paid pursuant to the terms of the Plan and the New Fleet Documents, without defense, offset or counterclaim.


          b.  Interest.  Interest will continue to accrue and be paid with
              --------
respect to the principal amount of the Allowed Secured Fleet Claim (excluding that portion consisting of Allowed Fleet Expenses, which will be paid as set forth in Section 4.2(b)(9) of the Plan) monthly, in arrears, on the last day of the month (except as to the payment for the month of December 1997, which will be made on December 26, 1997), at a variable rate per annum equal to the Base Rate in effect from time to time; provided, however, that from and after the occurrence and during the continuance of an Event of Default, interest will accrue at the Default Rate. Interest will be calculated as provided in the New Fleet Documents.

          c.   Monthly Principal Amortization.  The outstanding principal
               ------------------------------
balance of the Secured Fleet Claim (excluding that portion consisting of Allowed Fleet Expenses, which will be paid as set forth in Section 4.2(b)(9) of the
Plan) will be due and payable from and after the Effective Date to the holder of the Allowed Secured Fleet Claim Fleet, on the last day of the month (except as to the payment for the month of December 1997, which will be made on December 26, 1997), in monthly installments which will be in the amounts specified below:


                                              Per Month
          Month                               Installment Amount
          -----                               ------------------
          October 1997                        $2.5 million
          November 1997                       $2.5 million
          December 1997                       $3.0 million
          January through June 1998           $3.0 million
          July through August 1998            $3.5 million


The remaining unpaid balance on the New Fleet Note will be due and payable on September 30, 1998.

          d.   Limitation on and Deferral of Payment to Other Creditors.  The
               --------------------------------------------------------
Debtor will be permitted to make payments to holders of Unsecured Claims, Dealer Claims and the Jaymed Claim pending payment in full of the Secured Fleet Claim subject to the limitations set forth in Section 7.1(f) of the Plan, as described previously herein. See Section V.A.2.e., The Plan of Reorganization -- Essential Elements of the Plan -- Distributions Under the Plan -- Delay or Deferral of Distributions.

          e.   Fleet Collateral.  The Secured Fleet Claim will be secured by all
               ----------------
of the Fleet Collateral. The Plan defines the Fleet Collateral to include (i) all Collateral that secured payment of the Secured Fleet Claim as of the Commencement Date; (ii) all property that the Debtor acquired after the Commencement Date and that became Collateral for the Secured Fleet Claim pursuant to any of the Cash Collateral Orders; (iii) effective upon the Effective Date, the legal and beneficial ownership interests of the Debtor in Funding Trust, subject to the prior lien of Prudential and a carve-out of $2.5 million for professional fees and expenses; and (iv) all proceeds of the foregoing items, all as more fully set forth in the New Fleet Documents. Notwithstanding the foregoing, from and after the Effective Date, the Fleet Collateral will not include the Contributed Non-Accrual Contracts or any interest in the Non-Accrual Contract Trust.

          As to the Contributed Non-Accrual Contracts, Fleet will be deemed to have released its Liens upon such Contracts as of the Effective Date. The Debtor will use its best efforts to identify for Fleet in writing, as soon as practicable prior to the commencement of the Confirmation Hearing, all of the Contributed Non-Accrual Contracts existing as of August 31, 1997 as to which Fleet's Lien will be released.

          In consideration of the use of funds prior to the Fleet Payment Date to pay Unsecured Claims, Dealer Claims and Jaymed Claims as provided in Section 4.2(b)(4) of the Plan, and in further consideration of the release of Liens provided for therein, upon the Effective Date, and as more fully provided under the New Fleet Documents, Fleet as the holder of the Secured Fleet Claim will be granted a Lien upon the Debtor's legal and beneficial ownership interest in Funding Trust. That Lien, however, will be subject to the prior Lien of Prudential, and will be further subject to a carve-out of up to $2.5 million in aggregate for Allowed fees and expenses awarded to professional persons retained by the Creditors' Committee and the Debtor to the extent not satisfied by the Debtor prior to the Effective Date.

          f.   Right to Adequate Protection Payments.  Upon the Effective Date,
               -------------------------------------
Fleet as the holder of the Allowed Secured Fleet Claim will be entitled indefeasibly to all of the adequate protection payments received under the prior Cash Collateral Orders, with such payments being credited to the calculation of the Allowed Secured Fleet Claim.

          g.   Debtor Release of Claims.  Upon the Effective Date, and as more
               ------------------------
fully provided in the Plan, all Causes of Action, if any, that the Debtor (or any person by, through, or under the Debtor) may have or assert against Fleet or its participant, or any affiliate, or officer, director, or agent, representative, attorney of any of the foregoing parties, will be deemed irrevocably released.

          h.   Default Rights.  Upon and after the occurrence of an Event of
               --------------
Default, Fleet as the holder of the Secured Fleet Claim will be authorized to
(i) accelerate the maturity and demand payment of all of the

Secured Fleet Claim, (ii) enforce its Liens with respect to the Fleet Collateral, and (iii) take such other action and exercise such other rights and remedies as are available to such holder under the New Fleet Documents or applicable law. From and after the occurrence and during the continuance of any such Event of Default, the principal amount of the Secured Fleet Claim will bear interest at the Default Rate.

          i.  Payment of Allowed Fleet Expenses.  On the Effective Date, the
              ---------------------------------
Debtor will pay to Fleet the sum of $300,000 in partial payment of the Allowed Fleet Expenses. The balance of such Allowed Fleet Expenses will be paid in six equal, or substantially equal, monthly installments, commencing on October 31, 1997, and continuing on November 30, 1997, December 26, 1997, January 31, 1998, February 28, 1998 and March 31, 1998, until paid in full, without any interest except interest at the Default Rate after the occurrence and during the continuance of an Event of Default.

     5.   CLASS 3 - SECURED PRUDENTIAL CLAIM

          Class 3 consists of the Allowed Secured Prudential Claim, which arises under that certain Trust Shares Pledge Agreement dated December 23, 1996. As of the Commencement Date, approximately $4,987,056.00 was outstanding in respect of the Original Prudential Note. As of the date hereof, pursuant to the cash collateral orders referred to above, Jayhawk had paid all principal and interest owed to Prudential. The obligation remaining is attorney's fees and other costs accruing under the loan agreement since the Commencement Date, the amount and allowability of which are subject to approval of the Bankruptcy Court.

          Pursuant to the Plan, the holder of an Allowed Secured Prudential Claim will payment in full of the remaining amount due, as determined by the Bankruptcy Court, either on the Effective Date and the date of entry of a Final Order of the Bankruptcy Court, or as soon thereafter as is practicable. Accordingly, the Allowed Secured Prudential Claim is unimpaired.

     6.   CLASS 4 - OTHER SECURED CLAIMS

          Class 4 consists of any Other Secured Claims other than the Secured Fleet Claim and the Secured Prudential Claim. Although a number of proofs of claim alleging security held for Claims have been filed, the Debtor believes that at the conclusion of the claims objection process there will be no Other Secured Claims.

          Each Other Secured Claim is deemed to be separately classified in a subclass of Class 4 and will have all rights associated with separate classification under the Bankruptcy Code.

          Pursuant to the Plan, except to the extent that the holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Debtor:

          a. Each Allowed Other Secured Claim will be treated as an unimpaired Claim in accordance with section 1124 of the Bankruptcy Code; and notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Other Secured Claim to demand or receive accelerated payment of such Allowed Claim after the occurrence of a default, the holder of each such Allowed Claim will receive from the Debtor the amount of such Allowed Claim through (i) cure of any defaults occurring prior to the Effective Date in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount; (ii) reinstatement of the maturity of such Allowed Claim as such maturity existed prior to any such default; (iii) compensation for any damages incurred as a result of reasonable reliance by the holder of such Allowed Claim on such contractual provision or such applicable law that authorizes demand for or receipt of accelerated payment, in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; made on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount; and

(vi) authorization to enforce other legal, equitable, or contractual rights to which the holders of such Allowed Claim may otherwise be entitled;

          b. Each holder of an Allowed Other Secured Claim will receive Cash in an amount equal to such Claim, including any interest on such Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the Date such Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable; or
                                                --

          c. Each holder of an Allowed Other Secured Claim will receive the Collateral securing its Claim in full and complete satisfaction of such Claim on the later of the Effective Date, or as soon thereafter as is practicable.

     7.   CLASS 5 - UNSECURED CLAIMS

          Class 5 consists of Unsecured Claims against the Debtor. Such Claims include, but are not limited to, Claims in respect of the rejection of leases of non-residential real property and executory contracts, personal injury claims and claims arising from prepetition litigation involving the Debtor. All Tort Claims are Disputed Claims. Class 5 Unsecured Claims do not include claims arising from executory contracts that were assumed by the Debtor pursuant to section 365 of the Bankruptcy Code. The Debtor estimates that the amount of the Claims in Class 5, including interest payable under the Plan, will aggregate approximately $4.138 million.

          Pursuant to the Plan, each holder of an Allowed Unsecured Claim will receive payment in full of such Allowed Unsecured Claim, together with interest thereon from the Commencement Date at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal.
                                   -----------------------

          Such payment will be made over a period of one year following the Effective Date, in four unequal quarterly payments, with the first quarterly payment being due on the initial Quarterly Payment Date, and with subsequent quarterly payments being due on each Quarterly Payment Date thereafter, subject to deferral as discussed below.

          The aggregate amount of each quarterly payment to all holders of Allowed Unsecured Claims will not exceed $1,500,000 on the initial Quarterly Payment Date, $900,000 on the second and third Quarterly Payment Date, and the remaining balance due on the fourth Quarterly Payment Dates. Each holder of an Allowed Unsecured Claim will receive a pro rata share of such aggregate amount. The following is a projected payment schedule for Class 5 Unsecured Claims:

                 Date                    Amount
        -------------------------      ----------

          December 26, 1997             1,500,000
          March 31, 1998                  900,000
          June 30, 1998                   900,000
          September 30, 1998              837,888

          Any quarterly payment due under the Plan may be delayed or deferred in accordance with Section 7.1(f) of the Plan.

          See Section V.C.3., The Plan of Reorganization -- Summary of Other Provisions of the Plan -- Enforcement of Bar Date for Filing Proofs of Claim for a discussion of the compromise offered to holders of Unsecured Claims that are referred to in the Plan as June 16 Filers, meaning that they filed their proofs of claim after May 15, 1997 but before June 16, 1997. In summary, if any June 16 Filer is willing to reduce the amount of their otherwise allowable Unsecured Claim by 25%, the late filing of its proof of claim will be excused with the necessity of obtaining an order deeming the late proof of claim to be timely filed.

     8.   CLASS 6 - DEALER CLAIMS

          Class 6 consists of Dealer Claims. The Plan defines Dealer Claims as Claims of any kind or basis held by Dealers, including, without limitation, Claims based upon enrollment fees paid by such Dealer to the Debtor, unused vouchers provided to such Dealer by the Debtor, future collections on Contracts purchased by the Debtor from such Dealer, breach of a Dealer Agreement, or a Dealer's relationship with the Debtor.

          Dealer Claims are impaired under the Plan, and holders of Allowed Dealer Claims are entitled to vote to accept or reject the Plan. Because the Debtor has filed an objection to all Dealer Claims as part of the Dealer Estimation Motion, the Debtor asserts that there are no Allowed Dealer Claims and that no Dealers would be entitled to vote unless the Bankruptcy Court agreed to temporarily allow the Dealer Claims for voting purposes only. Pursuant to the Dealer Estimation Motion, and to avoid disenfranchising the Dealers, the Debtor requested that the Bankruptcy Court temporarily estimate all Dealer Claims for voting purposes based upon the $185 million collection scenario. The Bankruptcy Court granted the Debtor's request pursuant to the Voting Procedures Order. The Voting Procedures Order provides that only those Dealers whose Dealer Claims are estimated in amounts exceeding $0.00 are permitted to vote to accept or reject the Plan. Those Dealers whose Dealer Claims are estimated in the amount of $0.00 are not permitted to vote unless they file a motion with the Bankruptcy Court requesting that their Dealer Claims be temporarily allowed for voting purposes in another amount. The deadline for filing and serving any such motion is September 22, 1997, at 4:00 p.m. Central Time, and the hearing on any such motion will be held on September 29, 1997, at 9:30 a.m. Central Time. The Dealer will have the burden of proving that its Dealer Claim should be temporarily allowed in an amount greater than $0.00.

          All Dealers who are May 15 Filers or June 16 Filers will receive a Ballot and Treatment Election Form. Even though a Dealer with an estimated Dealer Claim of $0.00 is not permitted to vote without an order of temporary allowance, such a Dealer is entitled to elect a treatment option as set forth on the Ballot and Treatment Election Form, and as described below.

          The treatment of Dealer Claims under the Plan results from negotiations between the Debtor and the Creditors' Committee, encouraged by the Bankruptcy Court, to resolve the issues raised in the Dealer Estimation Motion as to the allowability and amount of Dealer Claims. The goal of the negotiations was to provide a compromise for Dealers who were not interested in spending time and money to litigate their Claims pursuant to the Dealer Estimation Motion. The negotiations resulted in the terms set forth in Section
4.6 of the Plan, which provide a Settlement Treatment and a Non-Settlement Treatment.

          a.   Settlement Treatment.  The Settlement Treatment is available to
               --------------------
Dealers (i) who are May 15 Filers or June 16 Filers and who elect to receive the treatment offered in Section 4.6(b) of the Plan, and (ii) who are May 15 Filers or June 16 Filers but who do not elect either to receive the Settlement Treatment or the Non-Settlement Treatment. A Late Filer will be deemed to have elected the Non-Settlement Treatment.

          The Settlement Treatment provides for a mutual release of claims between the Settling Dealers and the Debtor and, accordingly, the Dealer Estimation Motion will be dismissed as to the Claims of the Settling Dealers and all other objections of the Debtor to such Claims will be waived and relinquished.

          The Settlement Treatment divides Dealer Claims into four parts, all of which may not be available to each Dealer, depending on whether the Dealer satisfies the eligibility requirements for each of parts. The treatment of each of the parts is different, as described below. The four parts are Enrollment Fee Claims, Voucher Claims, Comprehensive Claims and Dealer Settlement Rights.

          The Ballot and Treatment Election Form that has been provided to you herewith identifies each of the parts of a Dealer Claim that is applicable to you, and it sets forth the Claim amount that is attributable to each applicable part in accordance with the provisions of the Plan.

          (1)  Enrollment Fee Claim:

          An Enrollment Fee Claim is a Claim of a Dealer based upon enrollment fees paid by such Dealer to the Debtor under or in connection with the Dealer Agreement between such Dealer and the Debtor. The Debtor's position is that no Dealer is entitled to an Allowed Enrollment Fee Claim, and the Debtor has sought to disallow Enrollment Fee Claims under the Dealer Estimation Motion. As a compromise of the issue, however, and only pursuant to the Settlement Treatment, the Debtor has agreed to accord some value to Enrollment Fee Claims held by eligible Dealers. For this purpose, an eligible Dealer is one who (i) entered into a Dealer Agreement with the Debtor on or after June 7, 1996, which Dealer Agreement was not terminated by the Debtor in accordance with the terms thereof, and (ii) filed a proof of claim on or before June 16, 1997 specifically alleging an Enrollment Fee Claim (a Dealer cannot become eligible by amending its proof of claim after June 16, 1997 to allege an Enrollment Fee Claim). Your Ballot and Treatment Election Form will indicate if you are eligible for an Enrollment Fee Claim.

          The amount of an Enrollment Fee Claim of an eligible Dealer will differ depending on whether the Dealer timely filed its proof of Claim. If a Dealer is a May 15 Filer (meaning that it filed its proof of claim on or before the May 15, 1997 bar date), then the Dealer will be granted an Allowed Enrollment Fee Claim equal to 100% of the amount that is $4,500.00 minus the total of $562.50 times the number of months (calculated from the seventh day of each month through the sixth day of the next following month) between the effective date of its Dealer Agreement and the Commencement Date (with such $562.50 being prorated by day for any partial month within such period). Alternatively, if a Dealer if June 16 Filer (meaning that it filed its proof of claim after the May 15, 1997 bar date but on or before June 16, 1997), the Dealer will be granted an Allowed Enrollment Fee Claim equal to 75% of the amount that is $4,500.00 minus the total of $562.50 times the number of months (calculated from the seventh day of each month through the sixth day of the next following month) between the date of such holder's Dealer Agreement and the Commencement Date (with such $562.50 being prorated by day for any partial month within such period).

          Depending on the total amount of Allowed Enrollment Fee Claims, including Allowed Enrollment Fee Claims of Dealers receiving the Non-Settlement Treatment, and the amount of the settlement fund established by the Debtor for Allowed Enrollment Fee Claims, the amount of a Dealer's Allowed Enrollment Fee Claim may not be paid in full. As set forth in the Plan, the payment amount will equal the lesser of (i) 100% of the amount of a Dealer's Allowed Enrollment Fee Claim determined pursuant to the preceding paragraph and (ii) a pro rata share (based on the amount of such Allowed Claim) of a settlement fund equal to $139,468.75 minus the amount of all Allowed Enrollment Fee Claims held by Dealers receiving the Non-Settlement Treatment. The settlement fund amount of $139,468.75 is the Debtor's estimate of the amount required to pay all Allowed Enrollment Fee Claims, in the amounts determined by the settlement terms, in full. If Enrollment Fee Claims that the Debtor is not now aware of are recognized and allowed, then the amount available to each holder of an Enrollment Fee Claim will be reduced on a pro rata basis.

          The total payment amount will be paid over a period of two years from the Effective Date in equal quarterly payments, with the first such payment being due on the second Quarterly Payment Date and subsequent payments being due on each Quarterly Payment Date thereafter. The following is a projected payment schedule for Enrollment Fee Claims:


                  Date                  Amount
        ------------------------------  ------

          March 31, 1998                17,434
          June 30, 1998                 17,434
          September 30, 1998            17,434
          December 26, 1998             17,434
          March 31, 1999                17,434
          June 30, 1999                 17,434
          September 30, 1999            17,434
          December 26, 1999             17,434

          Any quarterly payment required under the Plan may be delayed or deferred in accordance with Section 7.1(f) of the Plan, as previously described. The amount of any deferred or delayed quarterly payments will bear interest from the Quarterly Payment Date on which they were originally due until the Quarterly Payment Date on which they are actually paid at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to the Quarterly Payment Date on which they are actually paid.

          (2)  Voucher Claim:

          A Voucher Claim is a Claim of a Dealer based upon unused vouchers provided to such Dealer by the Debtor under or in connection with the Dealer Agreement between such Dealer and the Debtor. The Debtor's position with respect to Voucher Claims is similar to its position with respect to Enrollment Fee Claims, and it has similarly sought to disallow Voucher Claims pursuant to the Dealer Estimation Motion. The treatment of Voucher Claims under the Settlement Treatment represents a compromise of the issue on behalf of eligible Dealers. An eligible Dealer for purposes of a Voucher Claim is one who filed a proof of claim on or before June 16, 1997 specifically alleging a Voucher Claim (not including any Dealer who filed an amended proof of claim after June 16, 1997 to allege a Voucher Claim). If you are entitled to a Voucher Claim, your Ballot and Treatment Election Form will so indicate.

          As with Enrollment Fee Claims, the amount of a Voucher Claim of an eligible Dealer will differ depending on whether the Dealer timely filed its proof of Claim. If a Dealer is a May 15 Filer, then the Dealer will be granted an Allowed Voucher Claim equal to 100% of the amount that is 5% of the face amount of each unused voucher alleged in the proof of claim. If the Dealer is a June 16 Filer, then the Dealer will be granted an Allowed Voucher Claim equal to 75% of the amount that is 5% of the face amount of each unused voucher alleged in the proof of claim.

          The total payment amount to be received by eligible Dealers with respect to an Allowed Voucher will depend on the total amount of Allowed Voucher Claims, including Allowed Voucher Claims of Dealers receiving the Non-Settlement Treatment, and the amount of the settlement fund established by the Debtor for Allowed Voucher Claims. The Plan provides that the total payment amount will equal the lesser of (i) 100% of the amount of a Dealer's Allowed Voucher Claim determined pursuant to the preceding paragraph and (ii) a pro rata share (based on the amount of such Allowed Claim) of a settlement fund equal to $10,000 minus the amount of all Allowed Voucher Claims held by Dealers receiving the Non-Settlement Treatment. The settlement fund amount of $10,000 is the Debtor's estimate of the amount required to pay all Allowed Voucher Claims, in the amounts determined by the settlement terms, in full. If Voucher Claims that the Debtor is not now aware of are recognized and allowed, then the amount available to each holder of a Voucher Claim will be reduced on a pro rata basis.

          The payment terms for Allowed Voucher Claims are the same as for Allowed Enrollment Fees. The total payment amount will be paid over a period of two years from the Effective Date in equal quarterly payments, with the first such payment being due on the second Quarterly Payment Date and subsequent payments being due on each Quarterly Payment Date thereafter. The following is a projected payment schedule for Voucher Claims:

           Date                    Amount
    ------------------             ------

    March 31, 1998                  1,250
    June 30, 1998                   1,250
    September 30, 1998              1,250
    December 26, 1998               1,250
    March 31, 1999                  1,250
    June 30, 1999                   1,250
    September 30, 1999              1,250
    December 26, 1999               1,250

          Any quarterly payment required under the Plan may be delayed or deferred in accordance with Section 7.1(f) of the Plan, as previously described. The amount of any deferred or delayed quarterly payments will bear interest from the Quarterly Payment Date on which they were originally due until the Quarterly Payment Date on which they are actually paid at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to the Quarterly Payment Date on which they are actually paid.

          (3)  Comprehensive Claim:

          A Comprehensive Claim is a Claim consisting of all components of a Dealer Claim other than an Enrollment Fee Claim, a Voucher Claim or a Dealer Settlement Right, which components specifically include, without limitation, a Claim of a Dealer for future collections on Contracts purchased by the Debtor from such Dealer, a Claim for breach of a Dealer Agreement, or any other Claim based on or arising from a Dealer Agreement or a Dealer's relationship with the Debtor.

          Pursuant to the Dealer Estimation Motion, the Debtor sought to estimate the amount of Dealer Claims, consisting primarily of Comprehensive Claims, based upon a $170 million collection scenario. Since the date of filing the Dealer Estimation Motion, the Debtor has determined that a $170 million collection scenario is far too optimistic and that a $155.5 million collection scenario is more accurate. Accordingly, the Debtor intends to amend the Dealer Estimation Motion to seek to estimate Dealer Claim based upon a $155.5 million collection scenario, which will result in much lower amounts for Dealer Claims receiving the Non-Settlement Treatment. For purposes of the Settlement Treatment, however, the Debtor has agreed to estimate the amount of Comprehensive Claims based upon a $185 million collection scenario, applying the same methodology and assumptions contained in the Dealer Estimation Motion.
This accords in excess of $25 million in additional estimated collections for distribution among eligible Dealers.

          To be eligible for a Comprehensive Claim, a Dealer must be entitled to some amount of future collections from its pool of Contracts based upon the Debtor's $185 million collection scenario. If the Dealer is so entitled, and the Dealer is a May 15 Filer, it will be granted an Allowed Comprehensive Claim equal to 100% of the estimated amount of such Dealer's future collections based upon the Debtor's $185 million collection scenario. If, however, the Dealer is a June 16 Filer, it will be granted an Allowed Comprehensive Claim equal to 75% of the estimated amount of Dealer's future collections based upon the Debtor's $185 million collection scenario. Your Ballot and Treatment Election Form will indicate if you have a Comprehensive Claim.

          The total payment amount to be received by eligible Dealers with respect to their Allowed Comprehensive Claims will depend on the total amount of Allowed Comprehensive Claims, including Allowed Comprehensive Claims of Dealers receiving the Non-Settlement Treatment, and the amount of the settlement fund established by the Debtor for Allowed Comprehensive Claims. The Plan provides that the total payment amount will equal the lesser of (i) 100% of the amount of a Dealer's Allowed Comprehensive Claim determined pursuant to the preceding paragraph and (ii) a pro rata share (based on the amount of such Allowed Claim) of a settlement fund equal to $8,286,803 minus the amount of all Comprehensive Claims estimated for Dealers receiving the Non-Settlement Treatment based upon the $185 million collection scenario. The settlement fund amount of $8,286,803 is the Debtor's estimate of the amount required to pay all Allowed Comprehensive Claims, in the amounts determined by the settlement terms, in full. If Comprehensive Claims that the Debtor is not now aware of are recognized and allowed, then the amount available to each holder of a Comprehensive Claim will be reduced on a pro rata basis.

          The Plan provides that the total payment amount for Allowed Comprehensive Claims will be paid out over a period of two years from the Effective Date in eight unequal quarterly payments, the first of which will be due on the second Quarterly Payment Date and the next seven of which will be due on each Quarterly Payment Date thereafter. The amount of payments cannot exceed, on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date, a pro rata share (based on the amount of such Allowed Claim) of the amount that equals $750,000 minus all amounts paid on Dealer Claims under the Plan pursuant to the Non-Settlement Treatment, and on the five Quarterly Payment Dates after the Fleet Payment Date, the amount of payments will equal one-fifth of the remaining balance of the Allowed Claim. The following is a projected payment schedule for Comprehensive
Claims:

        Date                             Amount
        ------------------------------  ---------

          March 31, 1998                  750,000
          June 30, 1998                   750,000
          September 30, 1998              750,000
          December 26, 1998             1,207,361
          March 31, 1999                1,207,361
          June 30, 1999                 1,207,361
          September 30, 1999            1,207,361
          December 26, 1999             1,207,361

          Any quarterly payment required under the Plan may be delayed or deferred in accordance with Section 7.1(f) of the Plan, as previously described. The amount of any deferred or delayed quarterly payments will bear interest from the Quarterly Payment Date on which they were originally due until the Quarterly Payment Date on which they are actually paid at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to the Quarterly Payment Date on which they are actually paid.

          (4)  Dealer Settlement Right:

          A Dealer Settlement Right is a right defined solely to encompass the entitlement of certain Dealers under the Settlement Treatment to receive an interest in the Non-Accrual Contract Trust that is to be established pursuant to the Plan.

          The Non-Accrual Contract Trust will be governed by a trust agreement to be included in the Plan Supplement. The Bankruptcy Court will appoint a person to serve as Trustee of the Non-Accrual Contract Trust. The primary assets of the Non-Accrual Contract Trust are certain Contributed Non-Accrual Contracts, which are identified in Sections 5.3 and 5.4 of the Plan, having an aggregate remaining principal amount of $110 million. Based upon the assumptions used with respect to the Debtor's collection matrix, the Contributed Non-Accrual Contracts will generate future cash collections in the range of one to two percent of their outstanding principal amount, less expenses of collection. As of June 30, 1997, the aggregate remaining principal amount of Non-Accrual Contracts (whether owned by the Debtor or by Funding Trust) was approximately $160,000,000.00. Of that amount, approximately $62,000,000.00 was attributable to May 15 Filers and June 16 Filers.

          A Non-Accrual Contract is a Contract that is categorized in the Debtor's collection records, maintained in the ordinary course of business and in a manner that is consistent with past practices existing as of June 30, 1997, as "Non-Accrual." Essentially, a Non-Accrual Contract is one with an inactive collection status. The term Non-Accrual Contract specifically includes any Contract that is identified in such collection records as "Collection," "Insurance," Repo Posted," "Bankruptcy," and "Other." A Contract that is categorized as "Repo-Auction Not Posted" is specifically excluded from the term. Only those Non-Accrual Contracts described in Sections 5.3 and 5.4 of the Plan are Contributed Non-Accrual Contracts for purposes of the Non-Accrual Contract Trust.

          The establishment of the Non-Accrual Contract Trust provides a mechanism for those Dealers receiving the Settlement Treatment whose Contract Pool contains Non-Accrual Contracts existing as of August 31, 1997 to receive additional value under the Plan. Such additional value will come in the form of an interest in the Non-Accrual Contract Trust entitling them to receive distributions of their pro rata share of Net Trust Collections. Each Dealer's pro rata share of Net Trust Collections is determined based upon the outstanding principal amount of the Dealer's Non-Accrual Contracts as of August 31, 1997 as compared to the outstanding principal amount of all Non-Accrual Contracts as of such date. For any June 16 Filers, the amount of a Dealer's interest in the Trust will be discounted by 25% in settlement of the late proof of claim filing issue.


          Net Trust Collections are defined as the proceeds received by the Non-Accrual Contract Trust from the Contributed Non-Accrual Contracts, plus any interest, investment income or other amounts earned thereon, minus the costs incurred in establishing and administering the Non-Accrual Contract Trust (including the fees and expenses of the Trustee and any professionals retained by the Trustee). Distributions from the Non-Accrual Contract Trust will be made by the Trustee on a periodic basis as provided in the trust agreement.

          Alternatively, in lieu of receiving such distributions, the trust agreement may provide a right for each Dealer to receive a return of the Non-Accrual Contracts within the Non-Accrual Contract Trust that are part of the Dealer's Contract Pool. The trust agreement will provide a time period within which such right must be exercised, and it will require that the Trustee provide notice to participating Dealers of such right and of the deadline for its exercise.

          Your Ballot and Treatment Election Form will indicate whether any of the Contracts in your Contract Pool constituted Non-Accrual Contracts as of June 30, 1997. However, because the operative date for determining the Non-Accrual Contracts to be contributed to the Trust is August 31, 1997, the number of Contracts and remaining principal amount of Contracts that may be shown on your Ballot will change, in most cases on an increasing basis. In addition, due to dollar amount limitations on the Non-Accrual Contracts to be contributed to the Trust, it is possible that not all of the Non-Accrual Contracts in a particular Dealer's Contract Pool as of August 31, 1997 will be contributed to the Trust.

          The provisions of Article V of the Plan should be consulted for additional information concerning the Non-Accrual Contract Trust.

          b.   Non-Settlement Treatment.  The Non-Settlement Treatment is
               ------------------------
provided to Dealers (i) who are May 15 Filers or June 16 Filers and who elect to receive the treatment offered in Section 4.6(c) of the Plan or (ii) who are Late Filers.

          Holders of Dealer Claims receiving the Non-Settlement Treatment are required to litigate the allowability and amount of their Dealer Claims pursuant to the Dealer Estimation Motion. Dealers who are May 15 Filers will have Allowed Dealer Claims only pursuant to and in accordance with Final Order of the Bankruptcy Court, following litigation pursuant to the Dealer Estimation Motion. There will be an additional burden on Dealers who are June 16 Filers or Late Filers. Such Dealers will be eligible to have Allowed Dealers Claims only if their proofs of claim are deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of such Dealer filed no later than thirty (30) days after the Effective Date, after notice and a hearing, upon proving excusable neglect in accordance with Section 7.6 of the Plan. If they are successful in proving excusable neglect, such Dealers will then have Allowed Dealer Claims only pursuant to and in accordance with Final Order of the Bankruptcy Court, following litigation pursuant to the Dealer Estimation Motion.

          Under the Non-Settlement Treatment, Dealers granted Allowed Dealer Claims will receive payment in full of the Allowed amount of their Claims, with interest over a period of two years from the Effective Date, in eight unequal quarterly payments, the first of which will be due on the second Quarterly Payment Date and the next seven of which will be due on each Quarterly Payment Date thereafter. The amount of payments cannot exceed, on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date, a pro rata share (based on the amount of such Allowed Claim) of the amount that equals $750,000 minus all amounts paid on Comprehensive Claims under the Plan pursuant to the Settlement Treatment, and on the five Quarterly Payment Dates after the Fleet Payment Date, the amount of payments will equal one-fifth of the remaining balance of the Allowed Claim.

          Any quarterly payment required under the Plan may be delayed or deferred in accordance with Section 7.1(f) of the Plan, as previously described.

     9.   CLASS 7 - JAYMED CLAIM

          Class 7 consists of the Allowed Jaymed Claim, which is the Claim of Jaymed against the Debtor in the principal amount of $7,100,000, exclusive of interest, as of the Commencement Date.

          Pursuant to the Plan, the holder of the Allowed Jaymed Claim will receive payment in full of such Allowed Claim, together with interest thereon from the Commencement Date at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal; which payment will be made over a
                      -----------------------
period of two years following the Effective Date, in eight unequal quarterly payments, the first of which will be due on the second Quarterly Payment Date, with subsequent quarterly payments being due on each Quarterly Payment Date thereafter.

          The amount of any quarterly payment cannot exceed $750,000 on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date. Thereafter, the amount of each quarterly payments will equal one-fifth of the remaining balance of the Allowed Claim on the five Quarterly Payment Dates after the Fleet Payment Date. The following is a projected payment schedule for the Jaymed Claim:

           Date                    Amount
    ------------------            ---------

    March 31, 1998                  750,000
    June 30, 1998                   750,000
    September 30, 1998              750,000
    December 26, 1998             1,232,668
    March 31, 1999                1,232,668
    June 30, 1999                 1,232,668
    September 30, 1999            1,232,668
    December 26, 1999             1,232,668

          Any quarterly payment required under the Plan may be delayed or deferred in accordance with Section 7.1(f) of the Plan, as previously described.

     10.  CLASS 8 - MBIA CLAIM

          Class 8 consists of the MBIA Claim. The MBIA Claim exists under two note guaranty insurance policies (Policy Numbers 20632 and 21656) (the "Insurance Policies") and indemnity agreements (the "Indemnity Agreements") by and among MBIA Insurance Corporation, Jayhawk Funding Trust I and Norwest Bank, dated March 15, 1996 and August 7, 1996, respectively. Pursuant to the Plan, the Allowed MBIA Claim is unimpaired and will be treated as required by section 1124 of the Bankruptcy Code. That means that notwithstanding any contractual provision or applicable law that entitles the holder of the Allowed MBIA Claim to demand or receive accelerated payment of such Allowed Claim after the occurrence of a default, the holder of such Allowed Claim will receive from the Debtor the amount of such Allowed Claim through: (a) cure of any defaults occurring prior to the Effective Date in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount; (b) reinstatement of the maturity of such Allowed Claim as such maturity existed prior to any such default; (c) compensation for any damages incurred as a result of reasonable reliance by the holder of such Allowed Claim on such contractual provision or such applicable law that authorizes demand for or receipt of accelerated payment, in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; made on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount; and (d) authorization to enforce other legal, equitable, or contractual
        ---
rights to which the holder of such Allowed Claim may otherwise be entitled. The Insurance Policies and Indemnity Agreements will be deemed assumed under the Plan in order to fully effect the unimpaired treatment described herein.

          As of the date hereof, the Debtor owes no amounts to the holder of the MBIA Claim and believes that no amounts will be due and owing to such holder on the Effective Date pursuant to the terms of the Plan or otherwise.

     11.  CLASS 9 - SECTION 510(B) CLAIMS

          A Section 510(b) Claim is a Claim arising from rescission of a purchase or sale of a security of the Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim. Although a few proofs of claim alleging damages have been filed, the Debtor believes that at the conclusion of the claims objection process there will be no
Section 510(b) Claims.

          Pursuant to section 510(b) of the Bankruptcy Code, such a Claim is subordinated to all other Claims. Accordingly, the Plan provides that payments with respect to Allowed Section 510(b) Claims will not commence until all other Claims have been paid in full. Thus, the payout period for such Allowed Claims is four years, but payments do not commence until after the second year, when all other Claims should be paid in full.

          Specifically, the Plan provides that each holder of an Allowed Section 510(b) Claim will receive payment in full of such Allowed Claim, together with interest thereon at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal, over a period of four years
                      -----------------------
following the Effective Date, in equal quarterly payments, with the first such payment being due on the Quarterly Payment Date that next follows the date on which Unsecured Claims, Dealer Claims and the Jaymed Claim are paid in full and with subsequent payments being due on each Quarterly Payment Date thereafter.

          For any holder of a Section 510(b) Claim that is a June 16 Filer, the Plan offers such holder the right, subject to agreement of the Debtor, to compromise the late filed claim issue by agreeing to take 25% less than the full allowable amount of such Claim. If a June 16 Filer and the Debtor so agree, then the June 16 Filer need not obtain an order from the Bankruptcy Court deeming a late filed proof of claim to be deemed timely filed.

     12.  CLASS 10 - EQUITY INTERESTS

          An Equity Interest is any share of common stock or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

          Pursuant to the Plan, Equity Interests will remain in effect, and each holder of an Equity Interest will continue to hold such Equity Interests after the Effective Date.


C.   SUMMARY OF OTHER PROVISIONS OF THE PLAN
     ---------------------------------------

          The following paragraphs summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

     1.   IMPLEMENTATION OF THE PLAN

          On or before the Effective Date, the Plan will be implemented pursuant to the following: (i) all actions, documents and agreements necessary to implement the Plan will be effected or executed; (ii) the Debtor will receive any authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtor to be necessary to implement the Plan; (iii) the Debtor will execute and deliver to Fleet all of the New Fleet Documents; (iv) Mr. Westcott will execute and deliver to Fleet the Westcott Guaranty and the Westcott Release; and (v) Fleet will accept, execute and deliver the New Fleet Documents.

     2.   TIME AND METHOD OF DISTRIBUTIONS UNDER THE PLAN

          All distributions under the Plan will be made by the Debtor to the holder of each Claim at the address of such holder as listed on the Schedules unless the Debtor has been notified in writing (including, without limitation, by filing a proof of claim) of a change of address. The Debtor will not be obligated to recognize a transfer of a Claim occurring after the Confirmation Date.

          Any payment or distribution required to be made under the Plan on a day other than a Business Day will be made on the next succeeding Business Day. Any payment or distribution required to be made under the Plan on any specific day will be considered timely if made no later than ten Business Days after such date.

          Any payment of Cash made by the Debtor pursuant to the Plan will be made by check drawn on a domestic bank.

          No payment of Cash less than $10 will be made by the Debtor to any holder of a Claim unless a request therefore is made in writing to the Debtor.

          Any distributions pursuant to the Plan, including Cash, interest, or other amounts earned thereon, that are unclaimed for a period of one year after distribution thereof will be revested in the Debtor, or in the Trustee as to any distributions made from the Non-Accrual Contract Trust, and any entitlement of any holder of any Claim to such distributions will be extinguished and forever barred.

          Distributions to holders of Unsecured Claims, Dealer Claims and the Jaymed Claim may be delayed or deferred as previously described and as set forth in Section 7.1(f) of the Plan.

     3.   ENFORCEMENT OF BAR DATE FOR FILING PROOFS OF CLAIM

          The Plan is designed to recognize and enforce the Bar Dates established by the Bankruptcy Court for the filing of proofs of claim. Generally, proofs of claim filed on or before May 15, 1997 are considered to be timely filed.

          Proofs of claims filed after May 15, 1997 but on or before June 16, 1997 are not considered to be timely, although the Plan offers compromise treatment to the untimely filers (referred to as "June 16 Filers" in the Plan, which term excludes governmental units) in lieu of requiring them to obtain an order of the Bankruptcy Court deeming their proofs of claim to be timely filed. Under the compromise treatment, the June 16 Filers would agree to reduce the amounts of their otherwise allowable Claims by 25%, in consideration of the fact that they would not be required to incur attorney's fees and costs to have their proofs of claim accepted as timely filed. If the compromise is not accepted, the June 16 Filers would be required to obtain an order of the Bankruptcy Court deeming their late proofs of claim to have been timely filed, which would require the filing of a motion within thirty days after the Effective Date, noticed to the Debtor and other necessary parties in interest, a hearing, and proof of excusable neglect in failing to timely file the proof of claim. If a Dealer is a June 16 Filer, and such Dealer does not accept the compromise, the Settlement Treatment provided for in Section 4.6(b) of the Plan is not available, and Claim of such Dealer, if Allowed, will be treated in accordance with the Non-Settlement Treatment provided in Section 4.6(c) of the Plan.

          No compromise treatment is offered for proofs of claims filed after June 16, 1997. Such proofs of claim are deemed to be disallowed unless such proofs of claim are deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of the untimely filer (referred to as "Late Filers" in the Plan, which term excludes governmental units), filed no later than thirty days after the Effective Date, after notice and a hearing, upon proving excusable neglect.

          To prove excusable neglect, a June 16 Filer or a Late Filer is required to satisfy the standard set forth in Pioneer Investment Services
                                              ---------------------------
Company v. Brunswick Associates Limited Partnership, 507 U.S. 380, 395 (1993).
---------------------------------------------------
The standard requires consideration of (i) the danger of prejudice to the debtor, (ii) the length of the delay and its potential impact on judicial proceedings, (iii) the reason for the delay, including whether it was within the reasonable control of the movant, and (iv) whether the movant acted in good faith. As to the danger of prejudice, the Plan establishes a conclusive presumption that the Debtor and all creditors will be prejudiced as a consequence of permitting any late filed proof of claim to be deemed timely filed, and the Plan provides that the Confirmation Order and/or any relating findings of fact and conclusions of law will contain a finding of prejudice to the Debtor and all creditors.

     4.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          The Bankruptcy Code gives the Debtor the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the other party to the contract or lease may file a claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage claims are subject to certain limitations imposed by the Bankruptcy Code.

          The Plan provides that all executory contracts and unexpired leases existing between the Debtor and any party will be deemed rejected by the Debtor as of the Effective Date, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) has been renegotiated and either assumed or rejected on renegotiated terms pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (iii) is the subject of a motion to assume that is pending before the Bankruptcy Court on the Effective Date, (iv) is the subject of a motion to approve renegotiated terms and assumption or rejection on renegotiated terms that is pending before the Bankruptcy Court on the Effective Date, or (v) was entered into after the Commencement Date either in the ordinary course of business by the Debtor or pursuant to an order of the Bankruptcy Court, or (vi) is specifically treated otherwise in the Plan or the Confirmation Order.

          The insurance policies and related agreements of the Debtor will be treated as executory contracts and assumed pursuant to section 365(a) of the Bankruptcy Code. Notwithstanding the assumption of the insurance policies and related agreements, the distributions under the Plan to any holder of a Claim covered by any of such insurance policies will be made in accordance with the treatment provided under Section 7.4 of the Plan. In addition, the Debtor does not waive any claim, right or cause of action it may have against the insurer under any of the assumed policies of insurance.

          Except as may otherwise be agreed to by the parties, within 60 days after the Effective Date or as soon thereafter as is practicable, the Debtor will cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured will be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtor's liability with respect thereto, or as may otherwise be agreed to by the parties. The Debtor is not aware of significant cure amounts that will become payable as a consequence of the assumption of any executory contract or unexpired lease.

          Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court no later than thirty days after the date of notice of entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtor, its estate and its property. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases will be treated as Unsecured Claims under the Plan.

          For purposes of the Plan, the obligations of the Debtor to indemnify, reimburse or limit the liability of its present and any former directors, officers, or employees that were directors, officers, or employees, respectively, on or after the Commencement Date against any obligations pursuant to the Debtor's articles of incorporation or bylaws, applicable state law or specific agreement, or any combination of the foregoing, will survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Commencement Date.

          To insure that they are unaffected by the Chapter 11 filing, to the extent that the Debtor is a party to or sponsor of any employment and severance practices and policies, and any employee compensation and benefit plans, policies and programs of the Debtor, if any, applicable to its employees, officers or directors including, without limitation, savings plans, retirement plans, health care plans, severance benefit plans, incentive plans and life, disability and other insurance plans, the Plan provides that such practices, policies, plans and programs will be deemed to be, and will be treated as, executory contracts, and that such practices, policies, plans and programs will be assumed under the Plan. The Debtor's obligations under such agreements, plans, policies and programs will be assumed pursuant to section 365(a) of the Bankruptcy Code, survive confirmation of the Plan, remain unaffected thereby and not be discharged in accordance with section 1141 of the Bankruptcy Code. To the extent, however, that Jayserv is the party to or sponsor of such practices, policies, plans and programs, Jayserv will continue the same in accordance with their terms, and the Chapter 11 filing will have no affect on such practices, policies, plans and programs.

          It is the Debtor's position that Dealer Agreements are not executory contracts, and that they will not be subject to assumption or rejection or otherwise treated as executory contracts under the Plan.

          Contracts entered into by the Debtor for the purpose of obtaining automobile repossession services are not executory contracts and will not be subject to assumption or rejection or otherwise treated as executory contracts under the Plan. Such contracts will continue in effect in accordance with their terms; except that any amounts outstanding under such contracts on the Effective Date will be treated as Unsecured Claims under Section 4.5 of this Plan.

     5.   THE NEW FLEET NOTE

          The New Fleet Note will provide as follows: (1) The Debtor and Fleet agree and stipulate that Fleet is owed $63,079,797.34 as of the Commencement Date, together with interest and other fees, costs and expenses provided in the New Fleet Loan Documents; and (2) the outstanding principal balance of the New Fleet Note together with interest thereon will be due and payable in monthly installments as set forth in the Amortization Schedule in the New Fleet Note, with a maturity date of September 30, 1998. The New Fleet Note is supplemented by the New Fleet Documents.

     6.   RETIREE BENEFITS

          To the extent that the Debtor has maintained or established in whole or part prior to the Commencement Date, any plan, fund or program (through the purchase of insurance or otherwise) providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical or hospital care or benefits in the event of sickness, accident, disability, or death, the Plan provides that, pursuant to section 1114(a) of the Bankruptcy Code, the Debtor will provide, for the duration of the period for which it is obligated, payments or reimbursements due to any person under such a plan, fund or program.

     7.   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

          Unless otherwise ordered by the Bankruptcy Court, the Debtor will have the exclusive right, except with respect to applications for the allowance of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, to object to the allowance of Claims filed with the Bankruptcy Court subsequent to the Confirmation Date.

          All objections to Claims will be served and filed within 90 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

          Notice of any proceedings with respect to an objection, including a settlement or withdrawal, will be sufficient if served by the Debtor on the holder of the Claim subject to the objection and the United States Trustee. All objections will be litigated to Final Order; except that the Debtor will have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court.

     8.   GOVERNANCE OF DEBTOR AFTER EFFECTIVE DATE

          The articles of incorporation and bylaws of the Debtor will be amended and restated effective on the Effective Date to the extent necessary (i) to effectuate the provisions of the Plan without further action by the Debtor, the shareholders or directors of the Debtor, and (ii) to prohibit the issuance of nonvoting equity securities in accordance with Section 1123(a)(6) of the Bankruptcy Code.

          On the Effective Date, the management, control and operation of the Debtor will become the general responsibility of the Board of Directors of the Debtor as reorganized hereunder, who will thereafter have the responsibility for the management, control and operation of the Debtor.

          In accordance with the Amended Articles and the Amended Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of the Debtor will be held on a date in 1998 selected by the Board of Directors of the Debtor, and subsequent meetings of the stockholders of the Debtor will be held at least once annually each year thereafter.

          It is contemplated that the initial Board of Directors of the Debtor as of the Effective Date will consist of those individuals currently serving as members of the Board of Directors or, if any of such members cease to serve prior to the Effective Date, any successors to such members as may be appointed consistent with the Debtor's articles of incorporation and bylaws. Each of the members of such initial Board of Directors will serve until the first annual meeting of stockholders of the Debtor or their earlier resignation or removal in accordance with the Amended Articles or the Amended Bylaws.

          The officers of the Debtor immediately prior to the Effective Date will serve as initial officers of the Debtor on and after the Effective Date. Such officers will serve in accordance with any employment agreement with the Debtor and applicable nonbankruptcy law.

          The issuance of the New Fleet Note will be authorized under the Plan without further act or action under applicable law, regulation, order or rule.

     9.   DISCHARGE OF THE DEBTOR

          The rights afforded in the Plan and the treatment of the Claims and Equity Interests therein will be in exchange for and in complete satisfaction, discharge and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Commencement Date, against the Debtor, or its estate, properties or interests in property. Except as otherwise provided in the Plan, upon the Effective Date, all such Claims against and Equity Interests in the Debtor will be deemed satisfied, discharged and released in full. Pursuant to the Confirmation Order, all parties will be precluded from asserting against the Debtor, its successors, or its assets or properties, any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

     10.  AMENDMENT OF THE PLAN

          The Debtor may alter, amend or modify the treatment of Claims or Equity Interests provided for in the Plan in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, as set forth in Section 14.9 of the Plan.

     11.  INDEMNIFICATION

          The Plan provides that the obligations of the Debtor to indemnify, reimburse or limit the liability of certain officers, directors and employees of the Debtor will remain unaffected by the Plan and will not be discharged. Specifically, the indemnification, reimbursement and limitation of liability obligations of the Debtor will continue as to any present or former officer, director or employee who was an officer, director or employee of the Debtor on the Commencement Date or who became an officer, director or employee of the Debtor after the Commencement Date. The continuation of such obligations as to such persons applies to any event occurring before, on or after the Commencement Date.

     12.  REVOCATION OF THE PLAN

          The Debtor may revoke or withdraw the Plan at any time prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then it will be deemed null and void.

     13.  RIGHTS OF ACTION AND AVOIDANCE ACTIONS

          Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, as of the Effective Date any Causes of Action accruing to the Debtor, including, without limitation, avoidance and recovery actions under sections 544, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, that are not compromised, settled and satisfied prior to the Confirmation Date, will become assets of the Debtor, and the Debtor will have the authority to prosecute such Causes of Action for the benefit of the Debtor's estate.

     14.  TERMINATION OF CREDITORS' COMMITTEE

          The appointment of the Creditors' Committee, and the retention of the professionals serving the Creditors' Committee, will terminate at such time as all payments and other distributions required to be made on the initial Quarterly Payment Date are made. From and after the Effective Date, however, the professionals representing the Creditors' Committee will not be entitled to incur fees and expenses unless authorized by order of the Bankruptcy Court, upon separate motion of the Creditors' Committee and after notice and hearing.

     15.  COMPROMISE AND SETTLEMENT WITH RICHARD B. HOFFMANN

          In January 1996, the Debtor entered into an employment contract with Richard B. Hoffmann ("Hoffmann"), which contract, among other things, provided that in the event Hoffmann's employment terminated for any reason other than cause (as defined in the contract), Hoffmann would receive $250,000 (the "Severance Payment"). As of the Commencement Date, the Debtor and Hoffmann agreed that Hoffmann's employment would terminate and Hoffmann agreed to withdraw his demand for the Severance Payment. In exchange therefor, the Debtor paid Hoffmann two months' salary, extended medical benefits to Hoffmann through July 31, 1997 and agreed to make voice mail available to Hoffmann until the earlier of August 31, 1997 or the date Hoffmann secures alternative employment. The Plan constitutes a motion to the Bankruptcy Court seeking approval of the Debtor's compromise with Hoffmann, and the Confirmation Order will constitute an order of the Bankruptcy Court approving the compromise as fair and equitable and within the bounds of reasonableness.

     16.  COMPROMISE AND SETTLEMENT OF CLAIMS AGAINST FLEET

          The Debtor and Fleet will execute and deliver the New Fleet Note and the New Fleet Documents that will, among the things, compromise and settle any Causes of Action that the Debtor could have asserted against Fleet, Fleet's loan participant, Texas Commerce Bank, N.A., and any director, officer or agent of any of them (the "Fleet Released Parties") relating to any loans made by the Fleet Released Parties to the Debtor occurring prior to the Effective Date. In exchange for the release and such other treatment afforded Fleet under the New Fleet Documents, Fleet has agreed to the treatment of the Secured Fleet Claim under the Plan. Nothing in the Plan will release the Fleet Released Parties from their obligations under the New Fleet Note and the New Fleet Documents.
The treatment of the Secured Fleet Claim pursuant to the terms of the New Fleet Documents constitutes a reasonable settlement of any Causes of Action held by, through or under the Debtor or the Debtor's estate, and approval of that settlement is in the best interest of the Debtor's estate. In fact, the Debtor is not aware of any meritorious Causes of Action that it may hold against Fleet.

          Upon the Effective Date, the Plan and New Fleet Documents will control the rights and obligations of Fleet, and thereafter neither the Secured Fleet Claim nor the liens with respect thereto will be subject to challenge by the Debtor, the Creditors' Committee or any other party in interest in this case.

     17.  COMPROMISE AND SETTLEMENT WITH DEALERS

          The Plan constitutes a motion to the Bankruptcy Court seeking approval of the Settlement Treatment offered to holders of Dealer Claims pursuant to
Section 4.6(b) of the Plan, as a compromise of the issues raised in the Dealer Estimation Motion relating to the allowability and amount of Dealer Claims and of all possible claims and causes of action of the Debtor against the Settling Dealers and of the Settling Dealers against the Debtor. The Confirmation Order will constitute an order of the Bankruptcy Court approving the Settlement Treatment as fair and equitable and within the bounds of reasonableness and granting the Debtor and the Settling Dealers a full release of all possible claims and causes of action held against each other.

          The Settlement Treatment was negotiated by and between the Debtor and the Creditors' Committee. In negotiating the Settlement Treatment, the Debtor asserted that the allowable amount of Dealer Claims was no greater than the back end distributions that would be due to Dealers based upon the Debtor's estimated future collections from its portfolio of Contracts. In the Debtor's view, its portfolio of Contracts would yield a gross collection amount (from the Commencement Date) of approximately $155.5 million. This estimated amount was reduced from the Debtor's original estimate of $170 million. In contrast, the Creditors' Committee asserted that (i) historically the Debtor had not collected its portfolio of Contracts in a reasonable manner, thus resulting in less gross collections than should have been received, and resulting in damages to the Dealers (a breach of contract assertion) and (ii) the Debtor's estimate of future gross collections of $170 million was understated and would be more if the Debtor were to implement various collection procedures. The contention of the Creditors' Committee was that the Debtor should collect at least $185 million in the future.

          By the Settlement Treatment, the Debtor has agreed to assume that it will collect $185 million, which is effectively the equivalent of a ruling in favor of the Dealers based upon the position of the Creditors' Committee, in the amount of $29.5 million ($185 million less $155.5 million). This results in an aggregate increase in estimated distributions to holders of Allowed Dealer Claims in the approximate amount of $3.5 million.

          In addition to the Debtor's agreement to calculate Dealer Claims based upon an assumption of gross collections of $185 million, the Debtor agreed to contribute $110 million in outstanding principal amount of Non-Accrual Contracts to a trust to be created for the benefit of certain Dealers. While the Creditors' Committee and the Debtor may not agree as to the valuation of these Non-Accrual Contracts, it is the Debtor's estimate that they will generate future cash collections in the range of one to two percent of their outstanding principal amount, less expenses of collection.

          Finally, the Settlement Treatment provides for the allowance of certain Claims held by certain Dealers based upon assertions of Claims for enrollment fees paid to the Debtor and/or unused vouchers held by the Dealer. Under the Settlement Treatment, these Claims will be paid pursuant to certain formulas agreed to by the Debtor and the Creditors' Committee.

          It is the belief of the Debtor and the Creditors' Committee that the Settlement Treatment is a reasonable resolution of the disputes between the Debtor and the Dealers. In that regard, each of the Debtor and the Committee has considered the probability of success in the litigation; the complexity of the litigation, including the extensive documentary and witness discovery that would entail; the litigation's attendant expense, both from the perspectives of the Debtor and the individual Dealers; and the resulting inconvenience and delay, including the possibility that without the settlement confirmation of a plan of reorganization could be substantially delayed.

     18.  DEBTOR'S LIMITED RELEASE OF DIRECTORS AND OFFICERS

          As the Debtor is unaware of any such claims, and its present officers and directors have rendered valuable services to the Debtor during the Chapter 11 Case, as of the Effective Date, the Debtor will be deemed to have waived and released its present directors and officers who were directors and officers, respectively, during the Chapter 11 Case and on or before the Commencement Date from any and all claims of the Debtor, including without limitation, claims which the Debtor otherwise has legal power to assert, compromise or settle in connection with the Chapter 11 Case: provided, however, that Section 14.4 of
                                      --------  -------
the Plan will not operate as a waiver or release of any claim (i) in respect of any loan, advance or similar payment by the Debtor to any such person, and (ii) in respect of any contractual obligation owed by such person to the Debtor.

     19.  EXCULPATION

          In accordance with the Plan and subject to Section 14.4 of the Plan ("Debtor's Limited Release of Directors and Officers"), neither the Debtor nor any of their respective members, officers, directors, employees, advisors, agents, attorneys or other professionals, and neither the Creditors' Committee nor its members, attorneys or other professionals, will have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan except for willful misconduct or gross negligence, and, in all respects, the Debtor, the Creditors' Committee and each of their respective members, officers, directors, employees, advisors, agents, members, attorneys and other professionals will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. The Plan provides that the foregoing will not exculpate, satisfy, discharge or release any claims against officers, directors or employees of the Debtor in their individual capacities.

     20.  SUPPLEMENTAL DOCUMENTS

          A Plan Supplement will be filed with the Clerk of the Bankruptcy Court on or before the tenth day preceding the commencement of the Confirmation. The Plan Supplement will contain the New Fleet Documents, the Westcott Guaranty, the Westcott Release and the trust agreement for the Non-Accrual Contract Trust. Parties in interest may inspect the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours after the date of its filing. Alternatively, a copy of the Plan Supplement may be obtained upon written request to the Debtor in accordance with Section 12.14 of the Plan.


                 VI.  CONFIRMATION AND CONSUMMATION PROCEDURE

          Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.   SOLICITATION OF VOTES
     ---------------------

          In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in Classes 2, 5, 6 7 and 9 are impaired, and the holders of Allowed Claims in such impaired Classes are entitled to vote to accept or reject the Plan. Claims in Classes 1, 3, 4 and 8 and Equity Interests in Class 10 are unimpaired, and the holders of Allowed Claims and Equity Interests in each of such unimpaired Classes are conclusively presumed to have accepted the Plan and the solicitation of acceptances with respect to such Classes is not required under section 1126(f) of the Bankruptcy Code.

          As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan.
A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not in good faith or was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

          Pursuant to the Voting Procedures Order, holders of Claims in impaired Classes 2, 5, 6 7 and 9 are entitled to vote to accept or reject the Plan if, as of the Record Holder Date, the Claims of such holders either (a) were listed in the Debtor's schedules of liabilities, as amended (the "Schedules") as not
                                                                       ---
contingent, unliquidated, or disputed (excluding scheduled claims that have been superseded by filed claims); or (b) were asserted in timely filed proofs of claim which were not disallowed, disqualified or suspended prior to computation of the vote on the Plan (the "Filed Claims"). An assignee of the holder of any such scheduled or filed claim will be entitled to vote only if a transfer and assignment document for such assignee has been noted on the Court's docket as of the close of business on the Record Holder Date, or in the case of a delay in docketing, if the filing thereof has been evidenced by file stamped copies or a declaration of filing provided by the assignee to the Balloting Agent prior to the close of business on the Record Holder Date. As to Dealers with Claims in impaired Class 6, pursuant to the Voting Procedures Order, and as a consequence of the Dealer Estimation Motion, such Dealers will be entitled to vote only if the Debtor's $185 million collection scenario produces an estimated claim amount, or if the Bankruptcy Court enters an order temporarily allowing their Claims in an amount greater than $0.00.

          The claim classification and claim amount information contained on any ballot is not binding and may not be determinative of any creditor's ultimate claim rights. An objection may be filed to a claim at any time before the claim objection deadline set forth in the Plan. If an objection is filed and granted, the classification of a claim may be changed and the amount of a claim may be reduced from what is shown on the ballot. Any creditor whose claim is subject to an objection will receive notice of, and have an opportunity to oppose, the objection.

B.   THE CONFIRMATION HEARING
     ------------------------

          The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled to commence on September 29, 1997 at 9:30 a.m. Central Time before the Honorable Steven A. Felsenthal, United States Bankruptcy Judge, at the United States Bankruptcy Court, 1100 Commerce Street, 14th Floor, Dallas, Texas 75242. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of stock of the Debtor held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court, the Chambers of Judge Felsenthal and the following parties on or before September 22, 1997 at 4:00 p.m., Central Time:

                    Weil, Gotshal & Manges LLP
                    Attorneys for the Debtor
                    100 Crescent Court, Suite 1300
                    Dallas, Texas 75201-6950
                    Attn:  Harry A. Perrin, Esq.
                           Stephen A. Youngman, Esq.

                    Simon, Anisman, Doby & Wilson, P.C.
                    Attorneys for the Creditors' Committee
                    400 Professional Building
                    303 W. Tenth Street
                    P.O. Box 17047
                    Fort Worth, Texas 76102-0047
                    Attn:  Michael D. Warner, Esq.

                    Office of the United States Trustee
                    1100 Commerce Street, Room 9C60
                    Dallas, Texas 75242
                    Attn:  George F. McElreath, Esq.
                           Assistant U.S. Trustee

                    Hughes & Luce, L.L.P.
                    Attorneys for Fleet Capital Corporation
                    1717 Main Street, Suite 2800
                    Dallas, Texas  75201
                    Attn:  David Weitman, Esq.

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C.   CONFIRMATION
     ------------

          At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and (iii) in the "best interests" of creditors and stockholders which are impaired under the plan.

     1.   ACCEPTANCE

          Classes 2, 5, 6, 7 and 9 of the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. The Debtor reserves the right to seek nonconsensual confirmation of the Plan with respect to any impaired Class of Claims that is entitled to vote to accept or reject the Plan if such Class rejects the Plan.

     2.   UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS

          To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

          (a) Secured Creditors.  Either (i) each impaired secured creditor
              -----------------
     retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph. Under the Plan, the foregoing test applies to the Secured Fleet Claim in Class 2, the Secured Prudential Claim in Class 3 and Other Secured Claims in Class 4.

          (b) Unsecured Creditors.  Either (i) each impaired unsecured creditor
              -------------------
     receives or retains under the Plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the Plan. The foregoing test applies to Unsecured Claims in Class 5, Dealer Claims in Class 6, the Jaymed Claim in Class 7 and the Section 510(b) Claims in Class 9.

          (c) Equity Interests.  Either (i) each holder of an equity interest
              ----------------
     will receive or retain under the Plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the Plan. The foregoing test applies to Equity Interests in Class 10 of the Plan.

          The Debtor believes that the Plan and the treatment of all impaired Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

     3.   FEASIBILITY

          The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, Jayhawk has analyzed its ability to meet its obligations under the Plan. As part of this analysis, Jayhawk has prepared Projected Cash Flow Statement of the Reorganized Debtor (the "Projected Cash Flow Statement") from February 1997 through September 1998 (the "Projection Period"). The Projected Cash Flow Statement is annexed hereto as Exhibit D. Based upon such projections, the Debtor believes that it will be able to make all payments required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

          The Projected Cash Flow Statement is based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date under the Plan and the initial distributions thereunder take place in October 1997. Although the projections and information are based upon an October 1997 Effective Date, Jayhawk believes that an actual Effective Date later in the fourth quarter of 1997 would not have any material effect on the projections. The Projected Cash Flow Statement also assumes a "wind-down scenario," in which no new Contracts are purchased by the Debtor.

          Jayhawk has prepared the Projected Cash Flow Statement based upon certain assumptions which it believes to be reasonable under the circumstances. Those assumptions that are considered to be significant are described in the Projected Cash Flow Statement. The Projected Cash Flow Statement has not been examined or compiled by independent accountants. Jayhawk makes no representation as to the accuracy of the projections or its ability to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. In evaluating the Plan, all holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Projected Cash Flow Statement is based.

     4.   BEST INTERESTS TEST

          With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each holder of a Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code.

          To determine what holders of Claims and Equity Interests of each impaired Class would receive if the Debtor was liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtor's assets and properties in the context of a chapter 7 liquidation case. The cash amount which would be available for satisfaction of Unsecured Claims, Dealer Claims, the Jaymed Claim, Section 510(b) Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets of the Debtor, augmented by the unencumbered cash held by the Debtor at the time of the commencement of the liquidation case. Such cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of the Debtor's business and the use of chapter 7 for the purposes of liquidation.

          The Debtor's costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtor during the pendency of the Chapter 11 Case. The foregoing types of claims and other claims which may arise in a liquidation case or result from the pending Chapter 11 Case, including any unpaid expenses incurred by the Debtor during the Chapter 11 Case, such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Unsecured Claims, Dealer Claims, the Jaymed Claim or Section 510(b) Claims.

          To determine if the Plan is in the best interests of each impaired Class, the present value of the distributions from the proceeds of the liquidation of the Debtor's unencumbered assets and properties, after subtracting the amounts attributable to the foregoing Claims, are then compared with the value of the property offered to such Classes of Claims and Equity Interests under the Plan.

          After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a Chapter 11 Case, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail and (iii) the substantial increases in claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Case, the Debtor has determined that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to liquidation of the Debtor under chapter 7 liquidation.

          The Debtor has not provided a formal liquidation analysis because it believes that the Plan clearly satisfies the best interests test, based upon the fact that it proposes to pay 100% of the Allowed amounts of Claims, with the possible exception of Dealer Claims receiving the Settlement Treatment, who may receive less than the settled amounts of their Claims if additional Dealer Claims are recognized and allowed, and the additional fact that a sale of the Debtor's portfolio of Contracts in a liquidation would produce proceeds significantly less than the Debtor's $155.5 million estimate of gross collections.

D.   CONSUMMATION
     ------------

          The Plan will be consummated on the Effective Date. The Effective Date of the Plan is the first Business Day that is ten (10) days after the date on which the Confirmation Order becomes a Final Order. The Plan is to be implemented pursuant to the provisions of the Bankruptcy Code.


                  VII.  MANAGEMENT OF THE REORGANIZED DEBTOR

          As of the Effective Date, the management, control and operation of the Debtor will become the general responsibility of its Board of Directors.

A.   DIRECTORS AND EXECUTIVE OFFICERS OF THE DEBTOR
     ----------------------------------------------

          The following sets forth certain information regarding the Debtor's Board of Directors and executive officers:

        NAME           AGE                     POSITION
---------------------  ---  -----------------------------------------------
Carl H. Westcott.....   57  Chairman of the Board, Chief Executive Officer
                            and Director
Jack T. Smith........   44  President, Chief Operating Officer and Director
Philip E. Falcosky      45  Controller and Chief Accounting Officer
Dan W. Cook III......   62  Director (resigned effective July 9, 1997)
John D. Curtis.......   56  Director
C. Gregory Earls.....   52  Director
Regina T. Montoya....   43  Director
Joe J. Pollard, III..   57  Director
John C. Tolleson.....   48  Director (resigned effective August 1, 1997)

          Carl H. Westcott has served as the Chairman of the Board and Chief Executive Officer of Jayhawk since February 1997 and as a director of Jayhawk since its inception in June 1993. He provided a substantial portion of the initial capital to Jayhawk and is the principal shareholder of Jayhawk. Mr. Westcott has extensive experience with corporations in the automobile sales and automobile dealership support industries and, until its sale in January 1996, was the sole director and shareholder of Atlanta Toyota, Inc. Atlanta Toyota, Inc. is one of the largest Toyota dealerships in the United States. From 1986 until its acquisition by K-III Communications Corporation in June 1996, Mr. Westcott was Chairman of the Board, Chief Executive Officer and a director of Westcott Communications, Inc. Westcott Communications, Inc. is a Dallas-based communications company producing information programming for subscribers in the automotive and other industries and was affiliated with Mr. Westcott until its acquisition by K-III Communications Corporation. Since May 1994, Mr. Westcott has also served as a member of the Board of Directors of First USA, Inc.

          Jack T. Smith has served as President and Chief Operating Officer of Jayhawk since March 1997 and as a director of Jayhawk since its inception. From September 1996 to March 1997, Mr. Smith served as a consultant to Jayhawk. From June 1996 until March 1997, he was employed by Westcott LLC, a consulting and private investment company. From 1989 until its acquisition by K-III Communications Corporation in June 1996, Mr. Smith was President and Chief Operating Officer of Westcott Communications, Inc.

          Philip E. Falcosky was named Controller and Chief Accounting Officer effective June 1, 1997. Mr. Falcosky joined Jayhawk in October 1995 as Director of Internal Audit, and in January 1996 was named Manager of Dealer Underwriting and Collateral Control. Prior to joining Jayhawk, Mr. Falcosky served from 1990 to 1994 as Vice President and Manager of Audit-Division with BankAmerica Corp.; from 1983 to 1990 as Senior Vice President/Director of Internal Audit with MeraBank, F.S.B.; and from 1974 to 1983 as an accountant with Peat, Marwick Mitchell & Co. and Arthur Young & Company.

          Dan W. Cook III served on the Board of Directors of Jayhawk from October 1995 to July 1997. Mr. Cook is a limited partner with the investment banking firm of Goldman, Sachs & Co., where he was employed for more than 30 years, and serves on the Board of Directors of Centex Corporation. In addition to Mr. Cook's business activities, he has served in various professional and charitable organizations including: Vice-Chairman of the Executive Board: The Edwin L. Cox School of Business, Southern Methodist University, Trustee of SMU and Vice Chairman of SMU's Investment Committee and Director and Member of Investment Committee, University of Nebraska Foundation. Mr. Cook tendered his resignation as a member of the Board of Directors, effective as of July 9, 1997.

          John D. Curtis has served as a consultant to Jayhawk since September 1996 and as a director of Jayhawk since October 1995. Mr. Curtis has also served as President of First Extended Service Corporation since November 1995 and a director of Farah Incorporated since June 1996. From November 1992 until joining First Extended Service Corporation, Mr. Curtis was a partner in the law firm of Baker & McKenzie. Prior to November 1992, he was a partner in the law firm of Johnson & Gibbs, P.C.

          C. Gregory Earls has served on the Board of Directors of Jayhawk since its inception. Mr. Earls is President and a director of Equitable Production Funding of Canada, Inc., a film licensing company; U.S. Viewing Corporation, a management company; and National Networks, Inc., a private investment company. Mr. Earls has held these positions since June 1981, March 1985 and January 1993, respectively. Mr. Earls was President and a director of Health and Sciences Television Network, a subsidiary of Westcott Communications, Inc., from November 1991 until its acquisition by K-III Communications Corporation in June 1996.

          Regina T. Montoya has served on the Board of Directors of Jayhawk since February 1994. Ms. Montoya has also served as a member of the Board of Directors of Integrated Communications Network, Inc. since June 1995, as a member of the Board of Directors of the Student Loan Marketing Association (Sallie Mae) since March 1994 and as a member of the Board of Directors of Trammell Crow Company since December 1993. Since August 1995, Ms. Montoya has served as a political analyst for KDFW-TV in Dallas, Texas, and since September 1995 she has also served as a Visiting Professor at the University of Texas in Dallas, Texas, and as a consultant. Between January 1994 and August 1995, Ms. Montoya served as a Vice President of Westcott

Communications, Inc. From September 1993 to December 1993, Ms. Montoya was self-employed as a consultant. Ms. Montoya served as an Assistant to President Clinton and Director of the Office of Intergovernmental Affairs from January to August of 1993. Ms. Montoya is an attorney who previously was in the private practice of law with the law firms Godwin & Carlton from September 1990 to January 1993 and Akin, Gump, Strauss, Hauer & Feld from September 1980 to September 1990.

          Joe J. Pollard, III has served on the Board of Directors of Jayhawk since September 1994 and since March 1997 has served as Jayhawk's Director of Vehicle Remarketing. From September 1994 until his resignation in January 1996, Mr. Pollard served as President and Chief Operating Officer of Jayhawk. Between January 1996 and March 1997, Mr. Pollard was self-employed as a private investor. From August 1993 to September 1994, Mr. Pollard served as President and General Manager of Atlanta Toyota, Inc., an Atlanta-based automobile dealership formerly owned by Mr. Westcott. Atlanta Toyota, Inc. is one of the ten largest Toyota dealerships in the U.S. From April 1990 to July 1993, Mr. Pollard was self-employed as a private investor. Mr. Pollard has 30 years of experience in the automotive industry, 22 of which were spent at the Eagle Companies, one of the largest dealership groups in the country, where he rose to the position of Executive Vice President.

          John C. Tolleson served on the Board of Directors of Jayhawk from its inception until August 1997. He has served as Chairman of the Board and Chief Executive Officer of First USA, Inc. and a director of First USA Bank since August 1989. Additionally, Mr. Tolleson has served as a director of Capstead Mortgage Corp. since July 1994 and as a director of First USA Paymentech, Inc. since January 1996. First USA, Inc. and its related companies are financial services companies, which are major issuers of credit cards and providers of merchant processing services. By letter dated June 25, 1997, Mr. Tolleson tendered his resignation as a member of the Board of Directors, effective as of August 1, 1997.

B.   EXECUTIVE COMPENSATION
     ----------------------

          The Summary Compensation Table below provides certain summary information concerning compensation paid or accrued by Jayhawk to or on behalf of Jayhawk's Chief Executive Officer during 1996 and each of the other persons serving as executive officers of Jayhawk during 1996 whose compensation in 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                 ANNUAL COMPENSATION          COMPENSATION
                                           -------------------------------------------------  -------------
                NAME AND                   FISCAL                              OTHER ANNUAL      AWARDS
           PRINCIPAL POSITION               YEAR    SALARY        BONUS        COMPENSATION   OPTIONS/SARS
-----------------------------------------  ------  ---------  --------------  --------------  -------------
Michael I. Smartt,.......................    1996   $259,422        ---            ---         50,000   (1)
Former Chairman of the Board, Chief          1995    178,464        ---            ---        100,000   (2)
  Executive Officer and Director (3).....    1994    137,215        ---            ---        150,000   (4)

Richard B. Hoffmann,.....................    1996    232,051   $200,000  (5)   $53,681   (6)  150,000   (7)
Former President and Chief                   1995        ---        ---            ---            ---
  Operating Officer (8)..................    1994        ---        ---            ---            ---

C. Fred Jackson,.........................    1996     52,500     50,000  (9)     3,013  (10)   80,000  (11)
Former Senior Vice President and Chief       1995        ---        ---            ---            ---
  Financial Officer (12).................    1994        ---        ---            ---            ---

Oney A. Hervey,..........................    1996    150,000        ---            ---          5,000  (13)
Senior Vice President - Operations (14)..    1995     75,448     15,000            ---         75,000  (15)
 .........................................    1994        ---        ---            ---            ---


                                                                                                LONG TERM
                                                                 ANNUAL COMPENSATION          COMPENSATION
                                           -------------------------------------------------  -------------
                NAME AND                   FISCAL                              OTHER ANNUAL      AWARDS
           PRINCIPAL POSITION               YEAR    SALARY        BONUS        COMPENSATION   OPTIONS/SARS
-----------------------------------------  ------  ---------  --------------  --------------  -------------
Jerry W. Bayless (16)....................    1996    144,308        ---            ---            ---
 .........................................    1995    127,964        ---            ---         35,000  (17)
 .........................................    1994    127,841        ---            ---            ---

John A. Blessing III (18)................    1996    135,124     15,000            ---            ---
 .........................................    1995    102,680     10,000         17,943  (19)   25,000  (20)
 .........................................    1994        ---        ---            ---            ---

-----------------------------------------

(1) Options granted September 27, 1996, as part of a total grant of 378,000 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan (as hereinafter defined).
(2) Options granted July 10, 1995, as part of a total grant of 157,500 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.
(3) Mr. Smartt served as Jayhawk's Chairman of the Board and Chief Executive Office until February 1997. Mr. Westcott has succeeded Mr. Smartt as Chairman of the Board and Chief Executive Office of Jayhawk. Mr. Westcott serves in such capacities without compensation.
(4) Options granted August 24, 1994 as part of a total grant of 265,000 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.
(5) Bonus paid for fiscal year 1996 pursuant to the terms of Mr. Hoffmann's employment agreement.
(6) Reimbursement for moving expenses incurred in connection with Mr. Hoffmann's relocation to Dallas, Texas.
(7) Options granted January 25, 1996 and September 27, 1996, as part of a total grant of 406,500 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.
(8) Mr. Hoffmann became President and Chief Operating Officer of Jayhawk in January 1996. He served in such capacities until February 1997. Mr. Smith has succeeded Mr. Hoffmann as President and Chief Operating Officer of Jayhawk. Mr. Smith is paid $10,000 per month for his services.
(9) Bonus paid for fiscal year 1996 pursuant to the terms of Mr. Jackson's employment agreement.
(10) Reimbursement for moving expenses incurred in connection with Mr. Jackson's relocation to Dallas, Texas.
(11) Options granted August 19, 1996 and September 27, 1996, as part of a grants totaling 428,000 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.
(12) Mr. Jackson served as Senior Vice President and Chief Financial Officer of Jayhawk from August 1996 to June 1997.
(13) Options granted September 27, 1996 as part of a total grant of 378,000 options to certain officers and key employees pursuant to Jayhawk's Stock Option Plan.
(14) Mr. Hervey served as Senior Vice President-Operations until February 1997.
(15) Options granted July 10, 1995, August 14, 1995 and October 24, 1995 as part of grants totaling 336,000 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.
(16) Mr. Bayless served as an executive officer of Jayhawk until August 1996. The table shows compensation paid to Mr. Bayless, who would have been one of the four most highly compensated executive officers of Jayhawk other than the Chief Executive Officer except for the fact that he was not serving as an executive officer at December 31, 1996.
(17) Options granted August 14, 1995 as part of a total grant of 130,500 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.
(18) Mr. Blessing served as an executive officer of Jayhawk until December 1996. The table shows compensation paid to Mr. Blessing, who would have been one of the four most highly compensated executive officers of Jayhawk other than the Chief Executive Officer except for the fact that he was not serving as an executive officer at December 31, 1996.
(19) Reimbursement for moving expenses incurred in connection with Mr. Blessing's relocation to Dallas, Texas.
(20) Options granted February 28, 1995 and August 14, 1995 as part of grants totaling 187,000 options to certain officers and key employees pursuant to Jayhawk's 1994 Stock Option Plan.

C.   GRANTS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
     -----------------------------------------------------

          The following table provides information with respect to the executive officers of Jayhawk listed in the Summary Compensation Table above concerning the grant of options to acquire Common Stock in 1996. No SARs were granted in 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS
                           ---------------------------------
                             NUMBER OF     PERCENT OF TOTAL
                            SECURITIES       OPTIONS/SARS
                            UNDERLYING        GRANTED TO      EXERCISE OR
                           OPTIONS/SARS      EMPLOYEES IN      BASE PRICE   EXPIRATION   GRANT DATE
          NAME              GRANTED (#)       FISCAL YEAR      ($/SHARE)       DATE     PRESENT VALUE
-------------------------  --------------  -----------------  ------------  ----------  -------------
Michael I. Smartt........         50,000               7.10%     $14.1250      9/27/03       $335,395

Richard B. Hoffmann (1)..        100,000              14.19%      10.3750      1/25/03        559,480
                                  50,000               7.10%      14.1250      9/27/03        335,395

C. Fred Jackson..........         50,000               7.10%      10.1375      8/19/03        251,395
                                  30,000               4.26%      14.1250      9/27/03        201,237

Oney A. Hervey (1).......          5,000               0.71%      14.1250      9/27/03         33,540
Jerry W. Bayless.........            ---                ---           ---          ---            ---
John A. Blessing.........            ---                ---           ---          ---            ---

---------------------------

(1) Mr. Hoffmann and Mr. Hervey resigned from all their positions with Jayhawk in February 1997. At such time all unvested options terminated, and all vested options terminated 60 days after their respective resignations unless exercised. Since the Commencement Date, the exercise price of these options has been greater than the market price of the Common Stock.

     The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1995 and 1996, respectively: risk-free interest rates ranging from 5.38% to 7.59% and 5.32% to 6.91%; dividend yields of 0% and 0%; volatility factors of the expected market price of Jayhawk's Common Stock of .43; and a weighted-average expected life of the option of 5.5 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Jayhawk's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of the stock options on their respective grant dates.

D.   STOCK OPTION EXERCISES AND HOLDINGS
     -----------------------------------

          The following table provides information with respect to the executive officers of Jayhawk listed in the Summary Compensation Table above concerning the value of unexercised options to acquire Common Stock held as of December 31, 1996. No SARs have been granted under any incentive plan.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-THE-
                              SHARES       VALUE      OPTIONS/SARS AT FISCAL    MONEY OPTIONS/SARS AT FISCAL
                            ACQUIRED ON   REALIZED          YEAR END (#)                  YEAR END ($)
          NAME               EXERCISE       ($)      EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE (1)
-------------------------  ------------  ----------  -------------------------  -----------------------------
Michael I. Smartt........           ---        ---      85,000   /     215,000   $449,275      /     $725,475
Richard B. Hoffmann (2)..           ---        ---      20,000   /     130,000     20,000      /       80,000
C. Fred Jackson..........           ---        ---      20,000   /      60,000     18,750      /       28,125



                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-THE-
                              SHARES       VALUE      OPTIONS/SARS AT FISCAL    MONEY OPTIONS/SARS AT FISCAL
                            ACQUIRED ON   REALIZED          YEAR END (#)                  YEAR END ($)
          NAME               EXERCISE       ($)      EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE (1)
-------------------------  ------------  ----------  -------------------------  -----------------------------
Oney A. Hervey...........           ---        ---      18,750   /      61,250      3,437      /       10,312
Jerry W. Bayless.........         8,750     16,344         ---   /         ---        ---      /          ---
John A. Blessing.........         6,250     27,500         ---   /         ---        ---      /          ---

__________________
(1) The options were valued using the Common Stock closing price on December 31, 1996, which was $11.25. On April 10, 1997, the closing price of the Common Stock was $2.00.
(2) Mr. Hoffmann and Mr. Hervey resigned from all their positions with Jayhawk in February 1997. At such time all unvested options terminated, and all vested options terminated 60 days after their respective resignations unless exercised. Since the Commencement Date, the exercise price of these options has been greater than the market price of the Common Stock.

E.   STOCK OPTION PLAN
     -----------------

          Jayhawk adopted its 1994 Stock Option and Restricted Stock Plan in February 1994, which was amended and restated in its entirety in July 1995 and again amended in May 1996 (as so amended and restated, the "1994 Stock Option Plan"). An aggregate of 1,500,000 shares of Common Stock are reserved for issuance under the 1994 Stock Option Plan.

          The 1994 Stock Option Plan is administered by a committee (the "Committee") of non-employee directors of Jayhawk. The Committee may delegate to one or more officers or managers of Jayhawk the authority to administer the 1994 Stock Option Plan with respect to participants who are not officers or directors for purposes of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). Participants in the 1994 Stock Option Plan are those key employees of, or consultants to, Jayhawk as the Committee may select from time to time. Jayhawk may grant options to purchase shares of Common Stock and awards of shares of Common Stock containing certain restrictions ("restricted stock") under the 1994 Stock Option Plan. As of March 21, 1997, options to purchase 25,700 shares, 267,000 shares, 12,000 shares, 140,000 shares, 15,250 shares, 100,000 shares, 15,000 shares, 16,000 shares, 26,500 shares, 29,000 shares, 50,000 shares, and 347,500 shares of Common Stock at respective exercise prices per share of $2.36, $4.46, $5.00, $10.00, $10.125, $10.375, $11.00,
$12.625, $12.75, $10.625, $10.4375 and $14.125 were outstanding under the 1994
Stock Option Plan. No shares of restricted stock have been issued under the 1994 Stock Option Plan.

          Options granted under the 1994 Stock Option Plan may be incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code (the "Code") or may be nonstatutory options. The exercise price of an option will be such price as is determined by the Committee in its sole discretion; provided, however, that in the case of an ISO, the exercise price will not be less than 100% of the fair market value of the shares subject to such option on the date of grant (or 110% in the case of an option granted to a participant who is a ten percent shareholder on the date of grant). The aggregate fair market value of the Common Stock on the date of grant for which any participant may be granted ISOs first exercisable in any year may not exceed $100,000. The exercise price is required to be paid in full at the time of exercise in cash or, upon approval of the Committee, in shares of Common Stock. The term of each option granted under the 1994 Stock Option Plan is ten years from the date of grant or such shorter term as may be determined by the Committee; provided, however, in the case of an ISO granted to a ten percent shareholder, the term of such ISO will be five years from the date of grant, or such shorter time as may be determined by the Committee, and, unless otherwise provided in the stock option agreement relating to a particular option, will terminate upon the participant ceasing to be an employee or consultant to the extent not then exercisable. Options that have become exercisable on or prior to the date the participant ceases to be an employee or consultant terminate at the earlier of: (i) the expiration date of the option; (ii) unless extended by the Committee, (y) in the case of an ISO, 90 days after the date the participant ceases to be an employee or consultant and (z) in the case of a nonstatutory option, six months after the date the participant ceases to be an employee or consultant (or in each case, such shorter period as may be provided in the stock option agreement evidencing the option); or (iii) where such termination occurs as a result of death or disability, one year after the participant ceases to be an employee or consultant. Options granted under the 1994 Stock Option Plan are not transferable by the grantee other than by will and the laws of descent and distribution.

          Under the 1994 Stock Option Plan, restricted stock may be granted by the Committee separately or in combination with options as provided for by the Committee; provided, however, each grant of restricted stock will require the participant to remain an employee of (or otherwise provide services to) Jayhawk for at least six months from the date of grant. Restricted stock will be granted to participants for services rendered to Jayhawk, and at no additional cost to the participant. The terms, conditions and restrictions of the restricted stock are determined by the Committee on the date of grant. The restricted stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period in which the terms, conditions and restrictions apply. More than one grant of restricted stock may be outstanding at any one time, and the restricted periods may be of different lengths. At the time of each grant of restricted stock, the Committee in its sole discretion may establish certain criteria to determine the times at which restrictions placed on restricted stock will lapse. The restricted stock criteria may vary among grants of restricted stock. On the date the restriction period terminates, the restricted stock will vest in the participant, who may then require Jayhawk to issue certificates evidencing the restricted stock. Generally, if a participant ceases to be an employee or otherwise ceases to provide services to Jayhawk for any reason, all grants of restricted stock are forfeited; provided, however, if a participant ceases to be an employee of or otherwise provide services to Jayhawk, or dies or suffers from permanent disability, the vesting or forfeiture of any grant will be determined by the Committee in its sole discretion. The Committee may provide from time to time that amounts equivalent to dividends paid with respect to Common Stock be payable with respect to the restricted stock. Such amounts will be credited to the participant's restricted stock account but will be payable to the participant only when the restrictions lapse.


F.   NON-EMPLOYEE PLAN
     -----------------

          Jayhawk adopted its Non-Employee Stock Option Plan in February 1994, and it was amended and restated in its entirety in July 1995 (as so amended and restated, the "Non-Employee Plan"). A total of 450,000 shares of Common Stock are reserved for issuance upon exercise of options granted under the Non-Employee Plan. The Non-Employee Plan provides for the grant of options to directors of Jayhawk and its subsidiaries and other persons rendering critical services to Jayhawk or its subsidiaries who are not full-time employees of Jayhawk or any of its subsidiaries and on the date of grant do not own more than ten percent of the outstanding Common Stock ("Eligible Individuals"). As of December 31, 1996, options to purchase 30,000, 40,000, 20,000 and 60,000 shares of Common Stock at exercise prices of $.01 per share, $4.46 per share, $12.625 and $12.8125 per share, respectively, were outstanding under the Non-Employee Plan.

          The Non-Employee Plan provides that immediately following the initial election or appointment of an Eligible Individual to Jayhawk's Board of Directors, such individual will automatically receive an option to purchase 10,000 shares of Common Stock at a price per share equal to the fair market value of such stock on the date of such election. Thereafter, upon the reelection of any Eligible Individual to the Board of Directors, such individual will automatically be granted an option to purchase an additional 10,000 shares of Common Stock at a price per share equal to the fair market value of such stock on the date of such reelection; provided that no Eligible Individual will receive an option upon reelection if such option, together with all unexercised options previously granted under the Non-Employee Plan to such director, exceed options to purchase 50,000 shares of Common Stock. Twenty-five percent of any such option will vest on each of the six month, one year, two year, and three year anniversaries of the date of grant and no such option will be exercisable after the date which is ten years from the date of grant.

          The Non-Employee Plan is administered by the Committee and permits the grant of options to such Eligible Individuals as the Committee may determine from time to time, which options will be subject to such terms and conditions as the Committee may determine. In addition, the Committee may grant cash awards payable in connection with the exercise of an option. The exercise price of any such option will be such price as is determined by the Committee; provided that the exercise price will not be less than 85% of the fair market value of the shares subject to such option on the date of grant. Except as otherwise provided in the agreement evidencing the option, if a holder of an option ceases to be a director of, or otherwise render the service for which the option was granted to, Jayhawk or its subsidiaries, the unexercised portion of such option will terminate, if a holder of any option ceases by reason of disability to be a director of Jayhawk or any of its subsidiaries or to otherwise render the service for which the option was granted, the unexercised portion of such option will terminate 90 days thereafter, and if a holder of an option dies, the unexercised portion of such option will terminate one year thereafter.

G.   EMPLOYEE STOCK PURCHASE PLAN
     ----------------------------

          Jayhawk adopted its Employee Stock Purchase Plan (the "Stock Purchase Plan") in April 1995 and it became effective on January 1, 1996. A total of 150,000 shares of Common Stock are reserved for issuance under the Stock Purchase Plan. As of December 31, 1996, 12,300 shares of Common Stock have been issued pursuant to the Stock Purchase Plan. The Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended. The term of the Stock Purchase Plan is ten years commencing on its effective date. The Stock Purchase Plan will be interpreted and administered by the Compensation Committee. All full-time employees, except directors, five percent shareholders and key executives which the Compensation Committee determines to be ineligible, will be eligible to participate in the Stock Purchase Plan if they have been continuously employed by Jayhawk for 180 days. On each Investment Date (as defined in the Stock Purchase Plan), eligible employees will be permitted to purchase Common Stock with amounts accumulated through payroll deductions, which are limited to a maximum of ten percent of an employee's monthly salary, at 85% of the fair market value of the Common Stock on the applicable Investment Date. The Investment Dates will be the third Friday of each March, June, September and December during the term of the Stock Purchase Plan. An employee may end his participation in the Plan at any time by withdrawing all funds accumulated in his payroll deduction account, and participation ends automatically on termination of full-time employment with Jayhawk.

H.   STAY BONUS PROGRAM
     ------------------

     Jayhawk desired to provide an incentive program for those of its employees who remained with it through the pendency of the Chapter 11 case. Therefore, Jayhawk filed a motion with the Bankruptcy Court seeking approval of such a program. As described in the motion, the program provides that certain designated employees will receive a bonus equal to one-third of their annualized salary if they remain with Jayhawk through the earlier of September 30, 1997 or 30 days after the Effective Date of the Plan, while other designated employees will receive a bonus in the amount of $5,000 or $3,000, as determined by the Debtor, if they remain with Jayhawk through the same time period. The motion was granted by order of the Bankruptcy Court dated June 25, 1997.

I.   COMPENSATION OF DIRECTORS
     -------------------------

          Jayhawk pays non-employee directors an annual retainer of $4,000 and a fee of $1,000 for each Board of Directors or committee meeting attended.
Jayhawk also reimburses out-of-pocket expenses related to the director's attendance at such meetings.

          On September 5, 1996, Jayhawk entered into a consulting agreement with Jack T. Smith, a member of Jayhawk's Board of Directors pursuant to which Mr. Smith agreed to provide business, financial and management consulting services to Jayhawk. In accordance with the consulting agreement, Jayhawk granted Mr. Smith an option to purchase 100,000 shares of Common Stock at an exercise price of $14.125 per share exercisable in increments of 25,000 shares, with the first 25,000 shares becoming immediately exercisable on the date of grant and each subsequent increment becoming exercisable on each of the next three anniversaries of the date of grant. Unvested options automatically terminate upon termination of the consulting agreement, which can be terminated by either party on 30 days' notice. In February 1997, Mr. Smith was appointed President and

Chief Operating Officer of Jayhawk. Such agreement was terminated upon Mr. Smith being appointed President and Chief Operating Officer of Jayhawk.

          On September 27, 1996, Jayhawk also entered into a consulting agreement with John D. Curtis, a member of Jayhawk's Board of Directors, pursuant to which Mr. Curtis agreed to provide legal and business consulting services to Jayhawk. In accordance with the consulting agreement, Jayhawk granted Mr. Curtis an option to purchase 20,000 shares of Common Stock at an exercise price of $14.125 per share exercisable in increments of 5,000 shares, with the first 5,000 shares becoming immediately exercisable on the date of grant and each subsequent increment becoming exercisable on each of the next three anniversaries of the date of grant. Unvested options automatically terminate upon termination of the consulting agreement, which can be terminated by either party on 30 days' notice.

J.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     --------------------------------------------------------------

          The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 12, 1997 by: (i) each person known by Jayhawk to own beneficially five percent or more of the outstanding Common Stock; (ii) each of Jayhawk's directors; (iii) each of the persons named in the Summary Compensation Table; and (iv) all directors and executive officers of Jayhawk as a group.


                                                                     NUMBER OF SHARES   PERCENTAGE OF
                                                                       BENEFICIALLY      OUTSTANDING
                                                                         OWNED (1)          SHARES
                                                                     -----------------  --------------
Michael I. Smartt (2)..............................................           337,025             1.5%
Richard B. Hoffmann (3)............................................            40,000               *
C. Fred Jackson (4)................................................            20,000               *
Oney A. Hervey (5).................................................               ---               *
Dan W. Cook III (6)................................................           128,333               *
John D. Curtis (7).................................................         2,352,743             9.8%
C. Gregory Earls (8)...............................................           676,714             2.8%
Regina T. Montoya (9)..............................................            31,787               *
Joe J. Pollard, III (10)...........................................           233,025             1.1%
Jack T. Smith (11).................................................           103,633               *
John C. Tolleson (12)..............................................           530,805             2.2%
Carl H. Westcott (13)..............................................         8,272,713            34.6%
Jerry W. Bayless (14)..............................................           283,984             1.2%
John A. Blessing (15)..............................................               ---               *
All directors and executive officers as a group (14 persons) (16)..        12,632,903            52.8%


--------------------------------------

*    Represents less than 1.0% of the outstanding Common Stock.
(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.
(2) Includes 85,000 shares of Common Stock issuable upon exercise of options granted under the 1994 Stock Option Plan and exercisable within 60 days. Mr. Smartt is no longer an executive officer of Jayhawk.
(3) Consists of shares of Common Stock issuable upon exercise of options granted under the 1994 Stock Option Plan. These options would have terminated on April 22, 1997 unless exercised. The number of shares reported as beneficially owned by him is based on his last Form 4 which was filed for the month of September 1996. Mr. Hoffmann is no longer employed by Jayhawk.
(4) Includes 20,000 shares of Common Stock issuable upon exercise of options granted under the 1994 Stock Option Plan and exercisable within 60 days.
(5) The number of shares reported as beneficially owned by him is based on his last Form 4 which was filed for the month of February 1997. Mr. Hervey is no longer employed by Jayhawk.

(6) Includes 10,000 shares issuable upon exercise of options granted under the Non-Employee Plan and exercisable within 60 days. Includes 80,434 shares of Common Stock held by Mr. Cook as Custodian for his children under the Uniform Gift To Minors Act, as to which Mr. Cook disclaims beneficial ownership.
(7) Includes 10,500 shares issuable upon exercise of options granted under the Non-Employee Plan and exercisable within 60 days. Includes 1,149,000 and 1,149,000 shares of Common Stock held by Mr. Curtis as trustee of the Court Hilton Westcott 1987 Trust and Chart Hampton Westcott 1987 Trust, respectively, as to which Mr. Curtis disclaims beneficial ownership.
(8) Includes 665,064 and 1,050 shares of Common Stock held by Mr. Earls as trustee under the Earls' Children Irrevocable Educational Trust Agreement and by members of his family, respectively, as to which Mr. Earls disclaims beneficial ownership, and 10,000 shares of Common Stock issuable upon exercise of options granted under the Non-Employee Plan and exercisable within 60 days.
(9) Includes 22,500 shares of Common Stock issuable upon the exercise of options granted under the Non-Employee Plan and exercisable within 60 days.
(10) Includes 100,000 shares of Common Stock issuable upon exercise of options granted under the 1994 Stock Option Plan and exercisable within 60 days.
(11) Includes 20,000 shares of Common Stock issuable upon exercise of options granted under the Non-Employee Plan and exercisable within 60 days.
(12) Includes 45,000 shares of Common Stock held by Mr. Tolleson as trustee of the Tolleson 1994 Descendants Trust, as to which Mr. Tolleson disclaims beneficial ownership, and 22,500 shares of Common Stock issuable upon exercise of options granted under the Non-Employee Plan and exercisable within 60 days.
(13) The principal business address of Mr. Westcott is 2001 Bryan Street, Suite 600, Dallas, Texas 75201.
(14) Mr. Bayless is no longer with the Debtor. The information regarding his ownership of Common Stock is based on his last Form 4 filed for the month of August 1995.
(15) Mr. Blessing is no longer employed by Jayhawk. The number of shares reported as beneficially owned by him is based on his last Form 4 which was filed for the month of November 1996.
(16) Includes 112,500 shares of Common Stock issuable upon exercise of options granted under the Non-Employee Plan and exercisable within 60 days and 120,000 shares of Common Stock issuable upon exercise of options granted under the 1994 Stock Option Plan and exercisable within 60 days.


                 VIII.  CERTAIN RISK FACTORS TO BE CONSIDERED

          HOLDERS OF CLAIMS AGAINST THE DEBTOR SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.   OVERALL RISK TO RECOVERY BY HOLDERS OF CLAIMS
     ---------------------------------------------

          The ultimate recoveries under the Plan to holders of Claims (other than those holders who are paid in Cash on the Effective Date under the Plan) depend upon various assumptions. The factors specified below assume that the Plan is approved by the Bankruptcy Court and that the Effective Date occurs on or about September 30, 1997. Prior to voting on the Plan, each holder of a Claim should carefully consider the risk factors specified or referred to below, including the Exhibits annexed hereto, as well as all of the information contained in the Plan.

     1.   REGULATION

          Due to the consumer-oriented nature of the industry in which Jayhawk operates and uncertainties with respect to the application of various laws and regulations in certain circumstances, industry participants are named from time to time as defendants in litigation, including class action suits, involving alleged violations of federal and state consumer lending or other similar laws and regulations. A significant judgment against Jayhawk in connection with any litigation could have a material adverse affect on Jayhawk's financial condition and results of operations. In addition, if it were determined that a material number of Contracts purchased by Jayhawk involved violations of applicable lending laws by the Dealers, Jayhawk's financial condition and results of operations could be materially adversely affected.


     2.   PROJECTED FINANCIAL INFORMATION

          The Projected Cash Flow Statement included in this Disclosure Statement reflects numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Jayhawk, the market for Jayhawk's specialized financial services and competition from other financial service providers, certain assumptions with respect to competitors of Jayhawk, general business and economic conditions and other matters, many of which are beyond the control of Jayhawk. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of Jayhawk. Although Jayhawk believes that the projections are reasonably attainable, some or all of the estimates will vary, and variations between the actual financial results and those projected may be material.

          THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ("AICPA") OR THE FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB"). FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED OR REVIEWED BY JAYHAWK'S INDEPENDENT ACCOUNTANTS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, WHICH, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTOR AND ITS MANAGEMENT. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY JAYHAWK, OR ANY OTHER PERSON, AS TO THE ACCURACY OF THE PROJECTIONS OR THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

     3.   BUSINESS FACTORS AND COMPETITIVE CONDITIONS

          Many of the Debtor's competitors or potential competitors have significantly greater resources that Jayhawk and have pre-existing relationships with established Dealer networks. To the extent that any of such competitors significantly expand their activities in this market, Jayhawk could be materially adversely affected. Jayhawk believes that it competes primarily on the basis of the price paid for Contracts and service to its participating Dealers.

     4.   ELECTIVE HEALTH CARE FINANCING RISKS

          As indicated previously, Jayhawk intends to focus on increasing its business in the elective health care financing market. Although Jayhawk does not believe that direct competition currently exists with commercial banks, savings and loans, and credit unions, there is competition from a number of companies capable of providing financing to individuals for elective health care procedures. To the extent that any of such lenders significantly expand their activities in this market, Jayhawk could be materially adversely affected. Additionally, because the business model to be employed by Jayhawk is based on its automotive finance business, its elective health care financing business would be subject to the same risks, including the risk that collections on loans purchased by Jayhawk will not be sufficient to recover the amounts paid for such loans.

           IX.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.   INTRODUCTION
     ------------

          THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN OF THE SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO JAYHAWK AND TO HOLDERS OF CLAIMS AND IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "TAX CODE"), TREASURY REGULATIONS PROMULGATED AND PROPOSED THEREUNDER, JUDICIAL DECISIONS AND PUBLISHED ADMINISTRATIVE RULES AND PRONOUNCEMENTS OF THE IRS AS IN EFFECT ON THE DATE HEREOF. CHANGES IN SUCH RULES OR NEW INTERPRETATIONS THEREOF COULD SIGNIFICANTLY AFFECT THE TAX CONSEQUENCES DESCRIBED BELOW. NO RULINGS HAVE BEEN REQUESTED FROM THE IRS. MOREOVER, NO LEGAL OPINIONS HAVE BEEN REQUESTED FROM COUNSEL WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN.

          THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PLAN TO THE HOLDERS OF CLAIMS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER. IN ADDITION, THIS DISCUSSION DOES NOT COVER ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO JAYHAWK OR HOLDERS OF CLAIMS, NOR DOES THE DISCUSSION DEAL WITH TAX ISSUES PECULIAR TO CERTAIN TYPES OF TAXPAYERS (SUCH AS DEALERS IN SECURITIES, S CORPORATIONS, LIFE INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS AND FOREIGN TAXPAYERS). NO ASPECT OF FOREIGN, STATE, OR ESTATE AND GIFT TAXATION IS ADDRESSED.

          THE FOLLOWING SUMMARY IS, THEREFORE, NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM. HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES PECULIAR TO THEM UNDER THE PLAN.

B.   CONSEQUENCES TO JAYHAWK
     -----------------------

     1.   DISCHARGE OF INDEBTEDNESS INCOME

          A taxpayer generally has gross income upon the discharge of indebtedness to the extent that the adjusted issue price of indebtedness discharged exceeds any consideration given for such discharge ("DOD Income"). The general income recognition rule for DOD Income is subject to two exceptions or exclusions applicable to the treatment of Claims under the Plan. First, section 108(e)(2) of the Internal Revenue Code of 1986, as amended (the "Tax Code") provides an exception to the general rule to the extent that the payment of a Claim would have given rise to a deduction (the "Deductible Expense Exception"). Thus, to the extent that the Deductible Expense Exception applies, the Debtors have no DOD Income. Second, section 108(a)(1)(A) of the Tax Code provides that DOD Income which would otherwise be included in a taxpayer's income will be excluded if the discharge is pursuant to a federal bankruptcy proceeding (the "Bankruptcy Exclusion"). However, under section 108(b) of the Tax Code, the taxpayer must reduce certain tax attributes (including net operating loss carryovers) to the extent of income excluded under the Bankruptcy Exclusion. Such reduction in tax attributes occurs after the determination of the tax due for the taxable year in which the DOD Income is recognized.

          Because the Plan generally contemplates the payment of all undisputed Claims in full, Jayhawk does not expect to recognize any material gross income from the discharge of indebtedness, and any such gross income which may arise should be excludible from DOD Income under the exceptions and exclusions described above.

     2.   TRANSFERS OF CERTAIN CONTRACTS IN RESPECT OF DEALER CLAIMS TO TRUST

          Jayhawk intends to take the position that the Non-Accrual Contract Trust is a "qualified settlement fund" pursuant to the Treasury Regulations promulgated under Section 468B of the Tax Code (a "QSF"), because the Dealer Claims are in essence claims for breach of contract. A QSF is a fund, account or trust which:

          a. is established pursuant to an order of, or is approved by, the United States, any state, or political subdivision thereof, or any agency or instrumentality (including a court of law) thereof, and is subject to the continuing jurisdiction of that governmental authority;

          b. is established to resolve or satisfy one or more contested or uncontested claims that arise out of a tort, breach of contract, or violation of law (and certain environmental liabilities), other than obligations of the transferor to make payments to its general trade creditors or debtholders that related to a bankruptcy case under title 11; and

          c. is a trust under applicable state law, or its assets are otherwise segregated from other assets of the transferor.

          A trust which includes permitted claims described in (ii) above is treated as a QSF, even if other claims are also included, as long as such other claims arise from the same event or related series of events.

          The following federal income tax consequences are applicable to the transfer of Contracts to a QSF:

          a. the Non-Accrual Contract Trust will be treated as a separate taxpayer subject to taxation on its "modified gross income" at the maximum rate specified in Section 1(e) of the Tax Code, and hence will be taxable on interest income, will recognize gain or loss with respect to the sale, exchange or other taxable disposition of the Contracts, and will generally be allowed a deduction for administrative expenses;

          b. the Non-Accrual Contract Trust will not recognize income upon the receipt of the Contracts, but will have a tax basis in such Contracts equal to their fair market values as of the date of contribution to the QSF;

          c. Jayhawk will be deemed to have sold the Contracts for their fair market value and will recognize gain or loss on such disposition;

          d. Jayhawk should be entitled to deduct the fair market value of the Contracts, to the extent that the transfer of the Contracts to the Non-Accrual Contract Trust is in respect of claims for breach of contract;

          e. the Non-Accrual Contract Trust will not be entitled to a deduction upon the distribution of cash or other property to the holders of Dealer Claims who have an interest in the QSF;

          f. holders of Dealer Claims who have an interest in the Non-Accrual Contract Trust should not recognize income in respect of Contracts transferred to the QSF until distributions are made to such holders by the QSF, at which time such holders will be treated as receiving a payment in respect of their Dealer Claims; and

          g. to the extent that Contracts are transferred to the QSF in respect of Dealer Claims which are not for "breach of contract," Jayhawk will not be entitled to claim a deduction for such amounts until such amounts are distributed to the holders of Dealer Claims.

          There can be no assurance that the Internal Revenue Service will not disagree with characterizing the Non-Accrual Contract Trust as a QSF. In such case, the probable classification of the Non-Accrual Contract

Trust for federal income tax purposes is as a "grantor" trust subject to the income tax provisions of Subchapter J, Subpart E of the Tax Code, as to which the holders of Dealer Claims are treated as the grantors and hence as the owners of the income and assets of the Non-Accrual Contract Trust. Hence, the holders of Dealer Claims owning an interest in the Non-Accrual Contract Trust would be subject to taxation on their respective shares of the taxable income of the Contracts to the Non-Accrual Contract Trust. Upon the transfer of the Contracts to the Non-Accrual Contract Trust, such Contracts would be treated as being transferred to the holders of Dealer Claims owning an interest in the Non-Accrual Contract Trust and as being contributed by such holders to the Non-Accrual Contract Trust. Hence, holders of Dealer Claims having an interest in the Non-Accrual Contract Trust would be treated as receiving a payment in respect of such Dealer Claims equal to the fair market value of their respective shares of the Contracts transferred to the Non-Accrual Contract Trust.

          In the event that the Internal Revenue Service disagrees with the classification of the Non-Accrual Contract Trust as a QSF or as a "trust" for federal income tax purposes, in the absence of an affirmative election for the Non-Accrual Contract Trust to be taxed as a corporation, the Non-Accrual Contract Trust is likely to be taxed as a partnership for federal income tax purposes. A partnership is a pass-through entity and hence similar federal income tax consequences should apply to the holders of Dealer Claims owning an interest in the Non-Accrual Contract Trust if it is classified as a partnership as in the case of classification as a grantor trust.

     3.   PREFERRED STOCK PURCHASE AGREEMENT.

          Upon the issuance of the Jaymed Preferred Stock pursuant to the Preferred Stock Purchase Agreement, Jaymed ceased to be affiliated with Jayhawk for purposes of filing consolidated federal income tax returns with the affiliated group of which Jayhawk is the common parent (the "Jayhawk Group"). Except as discussed below with respect to any net operating loss carryovers allocable to Jaymed, Jayhawk does not believe that any material adverse federal income tax consequences result from such departure of Jaymed from the Jayhawk Group. As a consequence of the exchange of Common Stock for Jaymed Preferred Stock pursuant to the Preferred Stock Purchase Agreement, Jayhawk will become the sole owner of the outstanding capital stock of Jaymed, and hence Jaymed potentially will rejoin the Jayhawk Group. Subject to waiver by the Internal Revenue Service, Jaymed generally is prohibited from rejoining the Jayhawk Group for five taxable years after the year in which Jaymed departed from the Jayhawk Group. The Internal Revenue Service has published a revenue procedure pursuant to which, if certain information is provided and certain representations are made, the five year prohibition on rejoining a consolidated group is automatically waived. Jayhawk believes that it will be able to qualify Jaymed for automatic waiver of the five year prohibition on Jaymed rejoining the Jayhawk Group through compliance with such revenue procedure, and hence Jayhawk believes that Jaymed will be includible in the Jayhawk Group commencing the day after exchange of Jayhawk Common Stock for Jayhawk Preferred Stock pursuant to the Preferred Stock Purchase Agreement.

     4.   NET OPERATING LOSS CARRYOVERS

          Section 382 of the Code provides rules limiting the utilization of a corporation's net operating loss carryovers following a more than 50% change in ownership of a corporation's equity (an "ownership change"). While no change in the ownership of the stock of Jayhawk is occurring pursuant to the Plan, additional Common Stock of Jayhawk is being issued to the holder of Jaymed Preferred Stock pursuant to the Preferred Stock Purchase Agreement.

          Under the general rule of section 382, the amount of post-ownership change annual taxable income of a corporation that can be offset by the pre-ownership change net operating loss carryovers of a corporation generally cannot exceed an amount equal to the product of (i) the fair market value of the stock of the corporation immediately prior to the ownership change (subject to various adjustments) multiplied by (ii) the federal long-term tax-exempt rate in effect on the date of the ownership change (the "Annual Limitation"). Such federal long-term tax-exempt rate in effect for ownership changes occurring in the month of August 1997 is 5.64%.

          Jayhawk does not currently anticipate that the issuance of Jayhawk Common Stock to the holder of Jaymed Preferred Stock pursuant to the Preferred Stock Purchase Agreement will result, in and of itself, in either the occurrence of an ownership change with respect to the Jayhawk Group or the application of an Annual Limitation to the net operating loss carryovers of the Jayhawk Group (other than the net operating loss carryovers allocable to Jaymed). However, it should be noted that an ownership change could result with respect to the Jayhawk Group as a consequence of other changes in the direct or indirect ownership of the Common Stock of Jayhawk (either alone or in conjunction with the exchange of Jayhawk Common Stock for Jaymed Preferred Stock) which are beyond the control of Jayhawk. Jayhawk anticipates that the net operating loss carryovers attributable to Jaymed and allocable to taxable periods through the Effective Date may be subject to one or more Annual Limitations as a consequence of the issuance of the Jaymed Preferred Stock and the exchange of the Jaymed Preferred Stock for the Jayhawk Common Stock pursuant to the Preferred Stock Purchase Agreement.

C.   CONSEQUENCES TO CERTAIN CREDITORS
     ---------------------------------

     1.   OVERVIEW

          The federal income tax consequences of the implementation of the Plan to a holder of a Claim will depend, among other things, on the origin of the holder's Claim, when the holder's Claim becomes an Allowed Claim, when the holder receives payment in respect of his Claim, whether the holder reports income using the accrual or cash method of accounting, whether the holder has taken a bad debt deduction or worthless security deduction with respect to his Claim, and whether the holder's Claim constitutes a "security" for federal income tax purposes.

          Generally, a holder of an Allowed Claim will realize gain or loss on the exchange under the Plan of its Allowed Claim for property (such as cash, debt obligations and an interest in the Non-Accrual Contract Trust), in an amount equal to the difference between (i) the sum of the amount of any cash, the issue price of any debt obligation, and the fair market value on the date of the exchange of any other property received by the holder (other than any consideration allocable to a claim for accrued but unpaid interest) and (ii) the adjusted basis of the Allowed Claim exchanged therefor (other than basis attributable to accrued by unpaid interest previously included in the holder's taxable income). In general and subject to certain potential exceptions, the obligations of the Debtor under the Plan may be considered to be a debt obligation for purposes of such gain or loss computation.

          Such gain or loss will be recognized for federal income tax purposes, unless such exchange qualifies as a recapitalization under the Tax Code, which will depend upon whether the Claim is classified as a "security" which is exchanged for a "security" for federal income tax purposes. If the Claim is a capital asset in the hands of the holder, such gain or loss will be capital gain or loss, eligible for a reduced rate of taxation depending on the holder's holding period with respect to the Claim.

          The term "security" is not defined in the Tax Code or in the regulations thereunder. One of the most significant factors considered in determining whether a particular debt instrument is a security is the original term thereof. In general, the longer the term of an instrument, the greater the likelihood that it will be considered a security. As a general rule, a debt instrument having an original term of ten years or more will be classified as a security, and a debt instrument having an original term of fewer than five years will not. Debt instruments having a term of at least five years but less than ten years are likely to be treated as securities, but may not be, depending upon their resemblance to ordinary promissory notes, whether they are publicly traded, whether the instruments are secured, the financial consideration of the debtor at the time the debt instruments are issued and other factors. Each holder of an Allowed Claim should consult his or her own tax advisor to determine whether his or her Allowed Claim constitutes a security for federal income tax purposes.

     2.  CONSIDERATION ALLOCABLE TO INTEREST

          To the extent any amount received by a holder of a Claim is received in discharge of a Claim for interest accrued during its holding period (or is accrued or received as interest), such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). A holder will recognize a deductible loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full.
The proper allocation between principal and interest of amounts received in exchange for the discharge of a Claim at a discount is unclear. In this regard, holders of Claims should consult their own tax advisors.

     3.   CLASS 2 CLAIM

          The Plan provides that Fleet will receive the New Fleet Documents in exchange for the Old Fleet Loan Documents. In the event that the New Fleet Documents received by Fleet do not significantly modify (for federal income tax purposes) the Old Fleet Loan documents, then no taxable event will occur upon the Effective Date of the Plan with respect to the Old Fleet Loan Documents.

          In the event that the New Fleet Documents received by Fleet do significantly modify (for federal income tax purposes) the Old Fleet Loan Documents and assuming that the New Fleet Documents or the Old Fleet Loan Documents do not constitute "securities" for federal income tax purposes, then Fleet will recognize gain or loss, if any, on the exchange of Old Fleet Loan Documents for the New Fleet Documents. Fleet's gain or loss on the exchange will be determined based upon the difference between Fleet's adjusted basis in the Old Fleet Loan Documents and the issue price of the New Fleet Documents.
The issue price of the New Fleet Documents generally should equal the stated principal amount of the New Fleet Documents, as long as the stated interest rate thereon exceeds the applicable federal rate in effect for the month of the Effective Date. In such case, Fleet's tax basis in the New Fleet Documents will equal the issue price thereof, and its holding period in the New Fleet Documents will begin the day after the exchange. In general, such gain or loss, if any, will be capital gain or loss if the Fleet Indebtedness is a capital asset, subject to applicable holding period requirements.

          In the event that the Old Fleet Loan Documents are "significantly" modified and both the Old Fleet Loan Documents and the New Fleet Loan Documents constitute securities, then no gain or loss will be recognized by Fleet, as long as the principal amount of the indebtedness under the New Fleet Loan Documents does not exceed the principal amount of the indebtedness under the Old Fleet Loan Documents.

     4.   CLASS 5 CLAIMS

          Holders of Allowed Unsecured Claims in Class 5 will receive payment in full of their Allowed Claims, plus interest, in four installments. See the discussion above under "Overview" and "Consideration Allocable to Interest" for a general discussion of tax consequences of the Plan to holders of Allowed Claims. Because the tax consequences of the Plan to holders of Allowed Unsecured Claims in Class 5 are dependent upon the particular circumstances of each such holder, holders of Allowed Secured Claims in Class 5 are urged to consult their own tax advisors as to the tax consequences to such holder of receipt of the obligations of Jayhawk under the Plan and the payment thereof.

     5.   CLASS 6 CLAIMS

          Holders of Allowed Dealer Claims in Class 6 generally will receive a series of payments in respect of various components of their Allowed Claims and may receive an interest in the Non-Accrual Contract Trust. See the discussion above under "Overview" and "Consideration Allocable to Interest" for a general discussion of tax consequences of the Plan to holders of Allowed Claims and see the discussion above under "Consequences to Jayhawk--Transfers of Certain Contracts in Respect of Dealer Claims to Trust" in respect of the tax consequences of the receipt and ownership of an interest in the Non-Accrual Contract Trust. In general, holders of Allowed Dealer Claims should recognize gain or loss equal to the difference between (i) the sum of the amount of cash received, the "issue price" of Jayhawk's debt obligations under the Plan and the fair market value of any other property received, and (ii) such holder's tax basis in the Allowed Dealer Claim. If the Non-Accrual Contract Trust is classified as a QSF, then holders of Dealer Claims should not recognize gain with respect to Contracts transferred to the Non-Accrual Contract Trust until payments are distributed to such holders by the Non-Accrual Contract Trust, but such holders may be limited in their ability to deduct a loss with respect to their Dealer Claims until all distributions have been made with respect to the Non-Accrual Contract Trust. If the Non-Accrual Contract Trust is a "grantor trust," then the fair market value of the Contracts transferred to the Non-Accrual Contract Trust should be included in the amount realized as described in (i) above. Holders of Allowed Dealer Claims are urged to consult their own tax advisors as to the tax consequences to such holders of receipt of the obligations of Jayhawk under the Plan and of an interest in the Non-Accrual Contract Trust, and of any payment with respect thereto.

     6.   CLASS 7 CLAIMS

          The holder of the Allowed Jaymed Claim will be paid the full amount of the Allowed Jaymed Claim, plus interest, in eight installments. In the event that the Plan significantly modifies the Allowed Jaymed Claim for federal income tax purposes and such Claim is not a security (which appears likely), the holder of the Allowed Jaymed Claim will generally recognize gain or loss, if any, to the extent of the difference between the amount realized in such exchange (which should equal the "issue price" of Jayhawk's debt obligations under the Plan) and the holder's adjusted basis in the Jaymed Claim. Such realized gain or loss, if any, will be capital gain or loss if the Jaymed Claim is a capital asset, subject to applicable holding period requirements.

     7.   CLASS 9 CLAIMS

          Holders of Class 9 Claims generally will receive a series of payments in respect of their Allowed Claims. See the discussion above under "Overview" and "Consideration Allocable to Interest" for a general discussion of tax consequences of the Plan to holders of Allowed Claims. Because the tax treatment of the obligations of Jayhawk under the Plan and of any payment with respect to Class 9 Claims will depend on facts peculiar to each holder, holders should consult their own tax advisors as to the tax consequences to such holder of receipt of the obligations of Jayhawk under the Plan and the payment thereof.

     8.   PREFERRED STOCK PURCHASE AGREEMENT

          The federal income tax consequences to the holder of the exchange of Jaymed Preferred Stock for Jaymed common stock pursuant to the Preferred Stock Purchase Agreement are not discussed herein. The holder of Jaymed Preferred Stock is urged to consult its own tax advisor regarding the tax consequences to such holder of the ownership of the Jaymed Preferred Stock and the exchange thereof for Jayhawk Common Stock pursuant to the Preferred Stock Purchase Agreement.

     9.   WITHHOLDING

          All distributions to holders of Claims under the Plan are subject to any applicable withholding (including employment withholding). Under federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to "backup withholding" at a 31.0% rate. Backup withholding generally applies if (i) the holder fails to furnish a social security number of other taxpayer identification number ("TIN") to the payor,
(ii) the Internal Revenue Service notifies the payor that the TIN furnished by the holder is incorrect, (iii) the holder fails properly to report interest and dividends and the Internal Revenue Service has notified the payor that withholding is required, or (iv) in certain circumstances, there has been a failure of a payee to certify under the penalty of perjury that the payee is not subject to withholding under section 3406 of the Code. A "reportable payment" includes, among other things, interest, original issue discount and dividends. Backup withholding will not apply, however, with respect to certain payments made to certain exempt recipients. Any amount withheld as backup withholding with respect to a payee will be creditable against the payee's income tax liability.

          THE FOREGOING IS INTENDED ONLY AS A GENERAL SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM.


                     X.  ALTERNATIVES TO CONFIRMATION AND
                           CONSUMMATION OF THE PLAN

          If the Plan is not confirmed and consummated, the Debtor's alternatives include (i) liquidation of the Debtor under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans of reorganization.

A.   LIQUIDATION UNDER CHAPTER 7
     ---------------------------

          If no chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code, and a trustee would be elected or appointed to liquidate the assets of the Debtor. A discussion of the effect that a chapter 7 liquidation would have on the recovery of holders of Claims and Equity Interests is set forth in Section VI.C.4., "Confirmation and Consummation Procedure -- Best Interests Test." The Debtor believes that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtor's operations and (iii) the failure to realize the greater, going concern value of the Debtor's assets.

B.   ALTERNATIVE PLAN OF REORGANIZATION
     ----------------------------------

          If the Plan is not confirmed, the Debtor or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtor's business or an orderly liquidation of its assets.

          The Debtor believes that the Plan enables the Debtor to successfully and expeditiously emerge from chapter 11, preserves its business and allows creditors to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtor would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7 and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, the Debtor believes that a liquidation under chapter 11 is a much less attractive alternative to creditors because a greater return is provided to creditors in the Plan.


                      XI.  CONCLUSION AND RECOMMENDATION

          The Debtor and the Creditors' Committee believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. In addition, other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtor and the Creditors' Committee urge holders of impaired Claims entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their ballots so that they will be received not later than 4:00 p.m., Central Time, on September 22, 1997.

     Dated:  August 19, 1997
             Dallas, Texas


                              JAYHAWK ACCEPTANCE CORPORATION,


                              By:   /s/ JACK T. SMITH
                                 -----------------------------------------------
                                    Jack T. Smith
                                    President and Chief Operating Officer


                              OFFICIAL COMMITTEE OF UNSECURED
                              CREDITORS


                              By:  /s/  DONALD L. JONES
                                 -----------------------------------------------
                                    Donald L. Jones
                                    (Vice President, Cap Gemini America)
                                    Chairman

OF COUNSEL:


WEIL, GOTSHAL & MANGES LLP


By:  /s/  HARRY A. PERRIN
   ---------------------------
     Harry A. Perrin
     State Bar No. 15796800

700 Louisiana, Suite 1600
Houston, Texas  77002-2784
(713) 546-5000
     -and-
100 Crescent Court, Suite 1300
Dallas, Texas 75201-6950
(214) 746-7700

ATTORNEYS FOR THE DEBTOR


SIMON, ANISMAN, DOBY & WILSON, P.C.


By:  /s/  MICHAEL D. WARNER
   ---------------------------
     Michael D. Warner
     State Bar No. 00792304

400 Professional Building
303 West Tenth Street
P.O. Box 17047
Fort Worth, Texas 76102-0047
(817) 820-3100

COUNSEL FOR CREDITORS' COMMITTEE

                                   EXHIBIT A



                     DEBTOR'S PLAN OF REORGANIZATION UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE

Harry A. Perrin                          Henry W. Simon, Jr.
Rosalie Walker Gray                      Michael D. Warner
WEIL, GOTSHAL & MANGES LLP               David T. Cohen
700 Louisiana, Suite 1600                SIMON, ANISMAN, DOBY &
Houston, Texas 77002-2784                 WILSON, P.C.
(713) 546-5000                           400 Professional Building
                                         P. O. Box 17047
Stephen A. Youngman                      Fort Worth, Texas 76102-0047
Kelli M. Walsh                           (817) 820-3100
WEIL, GOTSHAL & MANGES LLP
100 Crescent Court, Suite 1300           ATTORNEYS FOR THE
Dallas, Texas 75201-6950                 CREDITORS' COMMITTEE
(214) 746-7700

ATTORNEYS FOR THE DEBTOR


                     IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

____________________________________
                                    (S)
In re:                              (S)    Case No. 397-31261-SAF-11
                                    (S)
JAYHAWK ACCEPTANCE CORPORATION,     (S)    Chapter 11
a Texas Corporation,                (S)
                                    (S)
          Debtor.                   (S)
____________________________________


                         JOINT PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
              PROPOSED BY THE DEBTOR AND THE CREDITORS' COMMITTEE
              ---------------------------------------------------



Dated:    August 19, 1997
          Dallas, Texas

                               TABLE OF CONTENTS

                                                                           Page
ARTICLE I.     DEFINITIONS AND CONSTRUCTION OF TERMS........................  1
               (a)       Administrative Expense Claim.......................  1
               (b)       Allowed............................................  1
               (c)       Allowed Fleet Expenses.............................  2
               (d)       Amended ByLaws.....................................  2
               (e)       Amended Articles of Incorporation..................  2
               (f)       Ballot.............................................  2
               (g)       Bankruptcy Code....................................  2
               (h)       Bankruptcy Court...................................  2
               (i)       Bankruptcy Rules...................................  2
               (j)       Bar Date...........................................  2
               (k)       Base Rate..........................................  2
               (l)       Business Day.......................................  2
               (m)       Cash Collateral Orders.............................  3
               (n)       Cash...............................................  3
               (o)       Causes of Action...................................  3
               (p)       Chapter 11 Case....................................  3
               (q)       Claim..............................................  3
               (r)       Class..............................................  3
               (s)       Collateral.........................................  3
               (t)       Commencement Date..................................  3
               (u)       Comprehensive Claim................................  3
               (v)       Confirmation Date..................................  4
               (w)       Confirmation Hearing...............................  4
               (x)       Confirmation Order.................................  4
               (y)       Contract...........................................  4
               (z)       Contract Pool......................................  4
               (aa)      Contributed Non-Accrual Contracts..................  4
               (ab)      Creditors' Committee...............................  4
               (ac)      Dealer.............................................  4
               (ad)      Dealer Agreement...................................  4
               (ae)      Dealer Claim.......................................  4
               (af)      Dealer Estimation Motion...........................  4
               (ag)      Dealer Settlement Right............................  5
               (ah)      Debtor.............................................  5
               (ai)      Default Rate.......................................  5
               (aj)      Disclosure Statement...............................  5

               (ak)      Disputed...........................................  5
               (al)      Effective Date.....................................  5
               (am)      Enrollment Fee Claim...............................  5
               (an)      Equity Interest....................................  6
               (ao)      Event of Default...................................  6
               (ap)      Final Order........................................  6
               (aq)      Fleet..............................................  6
               (ar)      Fleet Collateral...................................  6
               (as)      Fleet Payment Date.................................  7
               (at)      Fleet Payment Default..............................  7
               (au)      Fleet Payment Default Condition....................  7
               (av)      Funding Trust......................................  7
               (aw)      Insured Claim......................................  7
               (ax)      Insufficient Funds Determination...................  7
               (ay)      Jayhawk............................................  7
               (az)      Jaymed.............................................  7
               (ba)      Jaymed Claim.......................................  7
               (bb)      Jaymed Preferred Stock.............................  8
               (bc)      June 16 Filer......................................  8
               (bd)      Late Filer.........................................  8
               (be)      Lien...............................................  8
               (bf)      May 15 Filer.......................................  8
               (bg)      MBIA Claim.........................................  8
               (bh)      Net Trust Collections..............................  8
               (bi)      New Fleet Documents................................  8
               (bj)      New Fleet Note.....................................  8
               (bk)      Non-Accrual Contract...............................  9
               (bl)      Non-Accrual Contract Trust.........................  9
               (bm)      Non-Settlement Treatment...........................  9
               (bn)      Non-Settling Dealers...............................  9
               (bo)      Other Priority Claim...............................  9
               (bp)      Other Secured Claim................................  9
               (bq)      Plan...............................................  9
               (br)      Plan Supplement....................................  9
               (bs)      Priority Tax Claim.................................  9
               (bt)      Prudential......................................... 10
               (bu)      Quarterly Payment Date............................. 10
               (bv)      Schedules.......................................... 10
               (bw)      Section 510(b) Claim............................... 10
               (bx)      Secured Claim...................................... 10
               (by)      Secured Fleet Claim................................ 10
               (bz)      Secured Prudential Claim........................... 10

               (ca)      Settlement Treatment............................... 10
               (cb)      Settling Dealers................................... 11
               (cc)      Tort Claim......................................... 11
               (cd)      Trustee............................................ 11
               (ce)      Unsecured Claim.................................... 11
               (cf)      Voting Procedures Order............................ 11
               (cg)      Voucher Claim...................................... 11
               (ch)      Westcott........................................... 11
               (ci)      Westcott Guaranty.................................. 11
               (cj)      Westcott Release................................... 11

ARTICLE II.    TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND
               PRIORITY TAX CLAIMS.......................................... 12
       2.1.    Administrative Expense Claims................................ 12
       2.2.    Bar Date for Filing Administrative Expenses Claims........... 12
       2.3.    Priority Tax Claims.......................................... 13

ARTICLE III.   CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS................ 13
       3.1.    Unclassified Claims.......................................... 13
       3.2.    Classified Claims and Interests.............................. 13
       3.3.    Elimination of Classes....................................... 14

ARTICLE IV.    TREATMENT OF CLAIMS AND EQUITY INTERESTS..................... 14
       4.1.    CLASS 1 -- OTHER PRIORITY CLAIMS............................. 14
               (a)        Impairment an Voting.............................. 14
               (b)        Distributions..................................... 14
               (c)        Late-Filed Proofs of Claim........................ 14
       4.2.    CLASS 2 -- SECURED FLEET CLAIM............................... 15
               (a)        Impairment and Voting............................. 15
               (b)        Distribution...................................... 15
       4.3.    CLASS 3 -- SECURED PRUDENTIAL CLAIM.......................... 18
               (a)        Impairment and Voting............................. 18
               (b)        Distribution...................................... 18
       4.4.    CLASS 4 -- OTHER SECURED CLAIMS.............................. 19
               (a)        Impairment and Voting............................. 19
               (b)        Treatment of Claims............................... 19
               (c)        Subclassification................................. 20
       4.5.    CLASS 5 -- UNSECURED CLAIMS.................................. 20
               (a)        Impairment and Voting............................. 20
               (b)        Distributions..................................... 20
               (c)        Late-Filed Proofs of Clai......................... 20
       4.6.    CLASS 6 -- DEALER CLAIMS..................................... 20

               (a)        Impairment and Voting............................. 20
               (b)        Settlement Treatment.............................. 21
               (c)        Non-Settlement Treatment.......................... 24
       4.7.    CLASS 7 -- JAYMED CLAIM...................................... 24
               (a)Impairment and Voting..................................... 25
               (b)Distributions............................................. 25
       4.8.    CLASS 8 -- MBIA CLAIM........................................ 25
               (a)        Impairment and Voting............................. 25
               (b)        Treatment of Claims............................... 25
       4.9.    CLASS 9 -- SECTION 510(B) CLAIMS............................. 26
               (a)        Impairment and Voting............................. 26
               (b)        Distributions..................................... 26
               (c)         Late-Filed Proofs of Claim....................... 26
       4.10.   CLASS 10 -- EQUITY INTERESTS................................. 27
               (a)        Impairment and Voting............................. 27
               (b)        Retention of Equity Interests..................... 27
ARTICLE V.     PROVISIONS GOVERNING NON-ACCRUAL CONTRACT TRUST.............. 27
       5.1.    Governing Document........................................... 27
       5.2.    Duties of Trustee............................................ 27
       5.3.    Initial Contribution of Non-Accrual Contracts................ 27
       5.4.    Final Contribution of Non-Accrual Contracts.................. 28
       5.5.    Contents of Trust Provided by the Debtor..................... 28
               (a)       Section 5.3 Contributed Non-Accrual Contracts...... 28
               (b)       Section 5.4 Contributed Non-Accrual Contracts...... 29
       5.6.    Additional Contents of Trust................................. 29
       5.7.    Assignment and Transfer of Contracts As Is................... 29
       5.8.    Transfer of Contract Documentation........................... 29
       5.9.    Distributions from Trust..................................... 29
       5.10.   Costs and Expenses of Trust.................................. 30
       5.11.   No Liability of Debtor for Trust Activities.................. 30
       5.12.   Mutual Indemnification....................................... 30
       5.13.   Purpose of Trust............................................. 30

ARTICLE VI.    ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF
               REJECTION BY ONE OR MORE CLASSES OF
               IMPAIRED CLAIMS.............................................. 31
       6.1.    Classes Entitled to Vote..................................... 31
       6.2.    Deemed Acceptance Without Vote............................... 31
       6.3.    Claim Class Acceptance Requirement........................... 31
       6.4.    Nonconsensual Confirmation................................... 31

ARTICLE VII.   PROVISIONS REGARDING DISTRIBUTIONS UNDER THE
               PLAN AND TREATMENT OF DISPUTED, CONTINGENT
               AND UNLIQUIDATED CLAIMS...................................... 31
       7.1.    Method of Distributions Under the Plan....................... 31
               (a)       In General......................................... 31
               (b)       Distributions of Cash.............................. 32
               (c)       Timing of Distributions............................ 32
               (d)       Minimum Distributions.............................. 32
               (e)       Unclaimed Distributions............................ 32
               (f)       Delayed or Deferred Distributions.................. 32
               (g)       Prepayment......................................... 33
       7.2.    Disputed Claims.............................................. 34
               (a)       Distributions Upon Allowance of Disputed Claims
                         Entitled to Payment in Full in One Payment......... 34
               (b)       Distributions Upon Allowance of Disputed Claims
                         Entitled to Payment in Full in Installment
                         Payments........................................... 34
               (c)       Tort Claims........................................ 34
       7.3.    Objections to and Resolution of Disputed
               Administrative Expense Claims and Disputed Claims............ 34
       7.4.    Distributions Relating to Allowed Insured Claims............. 35
       7.5.    Cancellation and Surrender of Existing Securities and
               Agreements................................................... 35
       7.6.    Procedure for Allowance of Late Filed Proofs of Claim........ 36
       7.7.    Inapplicability of Provisions to Secured Fleet Claim......... 36

ARTICLE VIII.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................... 36
       8.1.    Assumption or Rejection of Executory Contracts and
               Unexpired Leases............................................. 36
       8.2.    Approval of Assumption or Rejection.......................... 36
       8.3.    Bar Date for Filing Proofs of Claim for Rejection Damages.... 37
       8.4.    Cure of Defaults............................................. 37
       8.5.    Insurance Policies........................................... 37
       8.6.    Indemnification Obligations.................................. 37
       8.7.    Compensation and Benefit Programs............................ 37
       8.8.    Retiree Benefits............................................. 38
       8.9.    Dealer Agreements............................................ 38
       8.10.   Repossession Contracts....................................... 38

ARTICLE IX.    COMPROMISE OF DISPUTES....................................... 38
       9.1.    Compromise and Settlement of Claims Against Fleet............ 38
       9.2.    Compromise and Settlement with Dealers....................... 39
       9.3.    Compromise and Settlement with Richard B. Hoffmann........... 39

ARTICLE X.     PROVISIONS REGARDING CORPORATE GOVERNANCE OF THE
               REORGANIZED DEBTOR........................................... 40
       10.1.   General...................................................... 40
       10.2.   Meetings of Reorganized Debtor Stockholders.................. 40
       10.3.   Directors and Officers and Reorganized Debtor................ 40
               (a)       Board of Directors................................. 40
               (b)       Officers........................................... 40
       10.4.   Amended Bylaws and Amended Articles of Incorporation......... 40
       10.5.   Issuance of New Promissory Note and Conversion of Jaymed
               Preferred Stock.............................................. 40

ARTICLE XI.    IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN............ 41
       11.1.   Implementing Actions......................................... 41
       11.2.   Enforcement of Confirmation Order............................ 41
       11.3.   Revesting of Assets.......................................... 41
       11.4.   Causes of Action............................................. 42
       11.5.   Discharge of Debtor.......................................... 42
       11.6.   Injunction................................................... 42

ARTICLE XII.   RETENTION OF JURISDICTION.................................... 43
       12.1.   Exclusive Jurisdiction....................................... 43

ARTICLE XIII.  MISCELLANEOUS PROVISIONS..................................... 44
       13.1.   Effectuating Documents and Further Transactions.............. 44
       13.2.   Corporate Action............................................. 44
       13.3.   Exemption from Transfer Taxes................................ 44
       13.4.   Debtor's Limited Release of Directors and Officers........... 45
       13.5.   Exculpation.................................................. 45
       13.6.   Termination of Creditors' Committee.......................... 45
       13.7.   Post-Effective Date Fees and Expenses........................ 45
       13.8.   Payment of Statutory Fees.................................... 46
       13.9.   Amendment or Modification of the Plan........................ 46
       13.10.  Severability................................................. 46
       13.11.  Revocation or Withdrawal of the Plan......................... 46
       13.12.  Binding Effect............................................... 46
       13.13.  Notices...................................................... 46
       13.14.  Governing Law................................................ 47
       13.15.  Withholding and Reporting Requirements....................... 47
       13.16.  Plan Supplement.............................................. 47
       13.17.  Headings..................................................... 47
       13.18.  Exhibits..................................................... 48

       13.19.  Filing of Additional Documents............................... 48

                         JOINT PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
              PROPOSED BY THE DEBTOR AND THE CREDITORS' COMMITTEE
              ---------------------------------------------------

          Jayhawk Acceptance Corporation and the Official Committee of Unsecured Creditors propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code.


                                  ARTICLE I.

                     DEFINITIONS AND CONSTRUCTION OF TERMS
                     --------------------------------------

     1.1. Definitions.  As used herein, the following terms have the respective
          -----------
meanings specified below, unless the context otherwise requires:

          (a) Administrative Expense Claim means any right to payment
              ----------------------------
constituting a cost or expense of administration of the Chapter 11 Case under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the estate of the Debtor, (b) any actual and necessary costs and expenses of operating the business of the Debtor, (c) any indebtedness or obligations incurred or assumed by the Debtor in connection with the conduct of its business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, (d) all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code, and (e) any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

          (b) Allowed means any Claim against the Debtor (a) which has been
              -------
listed by the Debtor in its Schedules as liquidated in amount and not disputed or contingent, and for which no contrary proof of claim has been filed, (b) which is allowed hereunder, (c) which is not Disputed or (d) if Disputed, (i) which has been allowed by Final Order or (ii) as to which, pursuant to the Plan or a Final Order of the Bankruptcy Court, the liability of the Debtor and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court; provided, however, that any Claims
                                              --------  -------
allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Expense Claim," or "Allowed Claim" shall not, for purposes of computation of distributions under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date.

          (c) Allowed Fleet Expenses means all legal fees and other expenses
              ----------------------
incurred by Fleet during the pendency of the Chapter 11 Case, to the extent they are allowed by the Bankruptcy Court.

          (d) Amended ByLaws means the amended and restated ByLaws of the
              --------------
Debtor.

          (e) Amended Articles of Incorporation means the amended and restated
              ---------------------------------
Articles of Incorporation of the Debtor.

          (f) Ballot means the form distributed to each holder of an impaired
              ------
Claim on which is to be indicated acceptance or rejection of the Plan.

          (g) Bankruptcy Code means title 11 of the United States Code, as
              ---------------
amended from time to time, as applicable to the Chapter 11 Case.

          (h) Bankruptcy Court means the United States District Court for the
              ----------------
Northern District of Texas, Dallas Division having jurisdiction over the Chapter 11 Case and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 28 of the United States Code.

          (i) Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure
              ----------------
as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

          (j) Bar Date means (a) the deadline established by the Bankruptcy
              --------
Court for the filing of proofs of claim, which deadline is either (i) May 15, 1997 for all Claims other than those described in (ii) or (iii) hereof, (ii) June 16, 1997 for those Claims held by creditors who were not mailed notice of the May 15, 1997 deadline but were mailed notice of the June 16, 1997 deadline, other than those described in (iii) hereof, or (iii) August 6, 1997 for those
                                            --
Claims held by governmental units; and/or (b) the deadline established by
Section 2.2 of this Plan for the filing of requests for payment or applications for compensation and reimbursement with respect to Administrative Expense Claims.

          (k) Base Rate means the rate of interest generally announced or quoted
              ---------
by Fleet from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Fleet to its most preferred borrowers; and if such base rate for commercial loans is discontinued by Fleet as a standard, a comparable reference rate designated by Fleet as a substitute therefor shall be the base rate.

          (l) Business Day means any day other than a Saturday, Sunday or any
              ------------
other day on which commercial banks in Dallas, Texas are required or authorized to close by law or executive order.

          (m) Cash Collateral Orders mean the orders of the Bankruptcy Court
              ----------------------
governing the use of Fleet's cash collateral, including the Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection, the Second Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection, the Third Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection (and the Supplement thereto), the Final Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection entered on May 23, 1997, the Second Final Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection entered on July 29, 1997, and any subsequent orders governing the use of Fleet's cash collateral entered prior to the Effective Date.

          (n) Cash means legal tender of the United States of America and
              ----
equivalents thereof.

          (o) Causes of Action means, without limitation, any and all claims,
              ----------------
actions, causes of action (including causes of action arising under any section of the Bankruptcy Code), liabilities, obligations, rights, suits, debts, sums of money, damages, judgments and demands whatsoever, whether known or unknown, disputed or undisputed, legal or equitable, absolute or contingent.

          (p) Chapter 11 Case means the case under chapter 11 of the Bankruptcy
              ---------------
Code commenced by the Debtor, styled In re Jayhawk Acceptance Corporation, Chapter 11 Case No. 397-31261-SAF-11, currently pending in the Bankruptcy Court.

          (q) Claim has the meaning set forth in section 101(5) of the
              -----
Bankruptcy Code.

          (r) Class means a category of holders of Claims or Equity Interests as
              -----
set forth in Article III of the Plan.

          (s) Collateral means any property or interest in property of the
              ----------
estate of the Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

          (t) Commencement Date means February 7, 1997, the date on which the
              -----------------
Debtor commenced the Chapter 11 Case.

          (u)  Comprehensive Claim means all components of a Dealer Claim other
               -------------------
than an Enrollment Fee Claim, a Voucher Claim or a Dealer Settlement Right, which components specifically include, without limitation, a Claim of a Dealer for future collections on Contracts purchased by the Debtor from such Dealer, a Claim for breach of a Dealer Agreement, or any other Claim based on or arising from a Dealer Agreement or a Dealer's relationship with the Debtor.

          (v)  Confirmation Date means the date on which the Clerk of the
               -----------------
Bankruptcy Court enters the Confirmation Order on the docket.

          (w)  Confirmation Hearing means the hearing held by the Bankruptcy
               --------------------
Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

          (x)  Confirmation Order means the order of the Bankruptcy Court
               ------------------
confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

          (y)  Contract means a written agreement pursuant to which a Person
               --------
agrees to purchase from a Dealer a new or used automobile and to pay for same on an installment basis, with interest, over a period of months.

          (z)  Contract Pool means all of the Contracts sold by a Dealer to the
               -------------
Debtor pursuant to a Dealer Agreement and owned either by the Debtor or by Funding Trust.

          (aa) Contributed Non-Accrual Contracts means those Non-Accrual
               ---------------------------------
Contracts that are assigned and transferred by the Debtor to the Non-Accrual Contract Trust, as described in Sections 5.3 and 5.4 of the Plan.

          (ab) Creditors' Committee means the statutory committee of unsecured
               --------------------
creditors appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.

          (ac) Dealer means a Person engaged in the business of selling new or
               ------
used automobiles pursuant to Contracts or any assignee of such a Person.

          (ad) Dealer Agreement means an agreement governing the relationship
               ----------------
between the Debtor and each Dealer from which the Debtor purchases Contracts.

          (ae) Dealer Claim means a Claim of any kind or basis held by a Dealer,
               ------------
including, without limitation, a Claim based upon enrollment fees paid by such Dealer to the Debtor, unused vouchers provided to such Dealer by the Debtor, future collections on Contracts purchased by the Debtor from such Dealer, breach of a Dealer Agreement, or a Dealer's relationship with the Debtor.

          (af) Dealer Estimation Motion means (i) the Debtor's First Omnibus
               ------------------------
Objection to Certain Auto Dealer Claims and Motion Pursuant to Section 502(c) of the Bankruptcy Code Estimating Such Claims for All Purposes, Including Voting, Feasibility and Allowance, dated June 6, 1997, as the same shall be amended, inter alia, to estimate each Dealer Claim based upon a $155.5 million collection scenario and to assert any and all counterclaims, defenses and affirmative defenses of the Debtor against any Dealer Claim; and (ii) any subsequent objections or motions to estimate filed by the Debtor relating to any Dealer Claim.

          (ag) Dealer Settlement Right means a right defined solely to encompass
               -----------------------
the entitlement of certain Dealers under the Settlement Treatment to receive an interest in the Non-Accrual Contract Trust.

          (ah) Debtor means Jayhawk Acceptance Corporation, a Texas corporation,
               ------
in its capacity as a prepetition, postpetition and/or reorganized debtor, depending upon the context in which such word is used in the Plan.

          (ai) Default Rate means a variable rate per annum payable that is two
               ------------
percent (2%) plus the Base Rate in effect from time to time and that shall be payable with respect to the Secured Fleet Claim after the occurrence and during the continuance of an Event of Default.

          (aj) Disclosure Statement means the disclosure statement relating to
               --------------------
the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

          (ak) Disputed means (a) any Claim proof of which, or a request for
               --------
payment (which term includes an application for compensation or reimbursement) with respect to which, was properly filed and filed by the applicable Bar Date and (i) which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, or (ii) as to which the Debtor has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order; (b) any Claim proof of which, or a request for payment with respect to which, was or is properly filed and filed by the applicable Bar Date, but as to which the deadline established in Section 7.3 of the Plan for filing and serving objections has not yet passed; or (c) any Claim proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not properly filed or filed by the applicable Bar Date.

          (al) Effective Date means the first Business Day that is ten (10) days
               --------------
after the date on which the Confirmation Order becomes a Final Order.

          (am) Enrollment Fee Claim means a Claim of a Dealer based upon
               --------------------
enrollment fees paid by such Dealer to the Debtor under or in connection with the Dealer Agreement between such Dealer and the Debtor.

          (an) Equity Interest means any share of common stock or other
               ---------------
instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

          (ao) Event of Default means the occurrence or existence of any one or
               ----------------
more of the following events or conditions: (i) a Fleet Payment Default shall occur; (ii) the Debtor shall dissolve, merge, liquidate (other than as contemplated by the Plan), suffer the appointment of a receiver or other custodian for any of the Fleet Collateral or any other material part of the Debtor's assets; (iii) the Chapter 11 Case shall be converted to a case under Chapter 7 of the Bankruptcy Code; (iv) the Debtor shall grant or permit to exist any Lien with respect to any of the Fleet Collateral other than Liens in favor of Fleet, Liens in existence on the Commencement Date to secure Claims that existed on that date, statutory Liens that arise in the ordinary course of business of the Debtor so long as they secure Claims that are not past due or payable and (except for property tax Liens having priority as a matter of applicable law) are junior in priority to Fleet's Liens with respect to the Fleet Collateral, the prior Lien of Prudential in Funding Trust, the carve-out from the Lien in Funding Trust of up to $2.5 million in aggregate for Allowed fees and expenses of professional persons retained by the Creditors' Committee and the Debtor, and such other Liens as may be permitted in the New Fleet Documents; or (v) the Debtor shall default in the observance or performance of any covenant or condition contained in any of the New Fleet Documents and such default is not cured within thirty (30) days after the sooner to occur of the Debtor's receipt of notice of such default or the Debtor otherwise acquires actual knowledge of such default.

          (ap) Final Order means an order of the Bankruptcy Court as to which
               -----------
the time to appeal, petition for certiorari, or move for reargument or rehearing
                                 ----------
has expired and as to which no appeal, petition for certiorari, or other
                                                    ----------
proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been
                              ----------
waived in writing in form and substance satisfactory to the Debtor, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has
                              ----------
been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or
                                                       ----------
rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired;
             ----------
provided, however, that the possibility that a motion under Rule 59 or Rule 60
--------  -------
of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

          (aq) Fleet means Fleet Capital Corporation, a Rhode Island
               -----
corporation, and its successors or assigns.

          (ar) Fleet Collateral means and includes (i) all Collateral that
               ----------------
secured payment of the Secured Fleet Claim as of the Commencement Date; (ii) all property that the Debtor acquired after the Commencement Date and that became Collateral for the Secured Fleet Claim pursuant to any of the Cash Collateral Orders; (iii) effective upon the Effective Date, the legal and beneficial ownership interests of the Debtor in Funding Trust, subject to the prior lien of Prudential and a carve-out of $2.5 million for professional fees and expenses; and (iv) all proceeds of the foregoing items, all as more fully set forth in the New Fleet Documents. Notwithstanding the foregoing, from and after the Effective Date, the Fleet Collateral shall not include the Contributed Non-Accrual Contracts or any interest in the Non-Accrual Contract Trust.

          (as) Fleet Payment Date means the date on which the Secured Fleet
               ------------------
Claim is required by the terms of the Plan to be paid in full, which date is September 30, 1998.

          (at) Fleet Payment Default means a failure by the Debtor to pay any
               ---------------------
portion of the Secured Fleet Claim on, or within ten (10) days after, the due date thereof, or the failure to pay the entire accelerated amount of the Secured Fleet Claim upon or after the occurrence of any Event of Default.

          (au) Fleet Payment Default Condition means a condition resulting from
               -------------------------------
the failure of the Debtor to pay any installment of the Secured Fleet Claim as provided in Section 4.2(b) of the Plan, but before ten (10) days have elapsed such that the failure becomes a Fleet Payment Default.

          (av) Funding Trust means Jayhawk Funding Trust I, a Delaware business
               -------------
trust.

          (aw) Insured Claim means any Claim arising from an incident or
               -------------
occurrence that is covered under the Debtor's insurance policies.

          (ax) Insufficient Funds Determination means a good faith determination
               --------------------------------
by the Debtor, with respect to any quarterly payment that may be due under the Plan with respect to Unsecured Claims in Class 5, Dealer Claims in Class 6 and the Jaymed Claim in Class 7, that it has insufficient funds with which to make any such payment or that after any such payment it would have insufficient working capital.

          (ay) Jayhawk means Jayhawk Acceptance Corporation, a Texas
               -------
corporation.

          (az) Jaymed means Jayhawk Medical Acceptance Corporation, a wholly-
               ------
owned subsidiary of Jayhawk.

           (ba) Jaymed Claim means the Claim of Jaymed against the Debtor in the
                ------------
principal amount of $7.1 million, exclusive of interest, as of the Commencement Date.

           (bb) Jaymed Preferred Stock means the Series A Redeemable,
                ----------------------
Convertible Preferred Stock, par value $.01 per share of Jaymed.

           (bc) June 16 Filer means the holder of a Claim, other than a
                -------------
governmental unit, that filed a proof of claim after the May 15, 1997 bar date but on or before June 16, 1997.

           (bd) Late Filer means the holder of a Claim, other than a
                ----------
governmental unit, that filed a proof of claim against the Debtor after June 16, 1997.

           (be) Lien has the meaning set forth in section 101(37) of the
                ----
Bankruptcy Code.

           (bf) May 15 Filer means the holder of a Claim, other than a
                ------------
governmental unit, that filed a proof of claim against the Debtor on or before the May 15, 1997 bar date established by the Bankruptcy Court.

           (bg) MBIA Claim means the Claim of MBIA Insurance Corporation arising
                ----------
under or in connection with two note guaranty insurance policies (policy numbers 20632 and 21656) and indemnity agreements by among MBIA Insurance Corporation, the Debtor, Funding Trust and Norwest Bank, dated March 15, 1996 and August 7, 1996, relating to the Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996A and the Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996B.

           (bh) Net Trust Collections means the proceeds received by the Non-
                ---------------------
Accrual Contract Trust from the Contributed Non-Accrual Contracts, plus any interest, investment income or other amounts earned thereon, minus the costs incurred in establishing and administering the Non-Accrual Contract Trust (including the fees and expenses of the Trustee and any professionals retained by the Trustee).

           (bi) New Fleet Documents means the New Fleet Note, the Loan and
                -------------------
Security Agreement between the Debtor and Fleet which shall be in the form contained in the Plan Supplement, the Pledge and Security Agreement (Beneficial Interests), which shall be in the form contained in the Plan Supplement, and all other instruments and agreements referred to in any of the foregoing or to be executed by the Debtor pursuant thereto, or as may be modified in writing by Fleet and the Debtor.

           (bj) New Fleet Note means the Secured Promissory Note to be issued
                --------------
pursuant to the Plan to Fleet, which shall be in the form contained in the Plan Supplement or as may be modified in writing by Fleet and the Debtor, and shall be in an amount equal to the unpaid principal amount and accrued but unpaid interest of the Secured Fleet Claim as of the Commencement Date less payments received and
                                                ----
applied to principal during the Chapter 11 Case, plus accrued but unpaid
                                                 ----
interest as of the Effective Date, calculated at the Base Rate.

           (bk) Non-Accrual Contract means a Contract that is categorized in the
                --------------------
Debtor's collection records, maintained in the ordinary course of business and in a manner that is consistent with past practices existing as of June 30, 1997, as "Non-Accrual," specifically including any Contract that is identified in such collection records as "Collection," "Insurance," Repo Posted," "Bankruptcy," and "Other," but excluding any Contract that is categorized as "Repo-Auction Not Posted."

           (bl) Non-Accrual Contract Trust means the trust established pursuant
                --------------------------
to the trust agreement described in Section 5.1 of the Plan for the purpose of governing the distribution of Net Trust Collections to holders of Dealer Claims entitled thereto pursuant such Section 4.6(b)(4).

           (bm) Non-Settlement Treatment means the treatment offered in Section
                ------------------------
4.6(c) of the Plan to those holders of Dealer Claims (i) who are May 15 Filers or June 16 Filers and who elect to receive the treatment offered in Section 4.6(c) of the Plan or (ii) who are Late Filers. Holders of Dealer Claims receiving the Non-Settlement Treatment shall be required to litigate the allowability and amount of their Dealer Claims pursuant to the Dealer Estimation Motion.

           (bn) Non-Settling Dealers means the holders of Dealer Claims who
                --------------------
receive the Non-Settlement Treatment.

           (bo) Other Priority Claim means any Claim, other than an
                --------------------
Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

           (bp) Other Secured Claim means any Secured Claim, other than the
                -------------------
Secured Fleet Claim and the Secured Prudential Claim.

           (bq) Plan means this chapter 11 plan of reorganization, including,
                ----
without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in its present form or as same may be altered, amended or modified from time to time.

           (br) Plan Supplement means the collection of forms of documents
                ---------------
specified in Section 13.16 of the Plan.

           (bs)  Priority Tax Claim means any Claim of a governmental unit of
                 ------------------
the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

           (bt)  Prudential means Prudential Securities Capital Corporation.
                 ----------

           (bu)  Quarterly Payment Date means each December 26, March 31, June
                 ----------------------
30 and September 30 after the Effective Date.

           (bv)  Schedules means the schedules of assets and liabilities, the
                 ---------
list of holders of Equity Interests, and the statements of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

           (bw)  Section 510(b) Claim means a Claim, as described in section
                 --------------------
510(b) of the Bankruptcy Code, arising from rescission of a purchase or sale of a security of the Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

           (bx)  Secured Claim means any Claim, to the extent reflected in the
                 -------------
Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

           (by)  Secured Fleet Claim means and includes (i) all Claims against
                 -------------------
the Debtor that arise under or relate to loans and other extensions of credit made by Fleet (or its predecessor-in-interest, Shawmut Capital Corporation) to the Debtor under that certain Loan and Security Agreement dated as of April 4, 1995, between the Debtor and Fleet (as successor to Shawmut Capital Corporation); (ii) all Allowed Fleet Expenses; and (iii) all Liens at any time granted or conveyed as security for any such Claims and other obligations, including, without limitation, Liens granted pursuant to any of the Cash Collateral Orders, the Plan or any of the New Fleet Documents.

           (bz)  Secured Prudential Claim means all Claims and Liens arising
                 ------------------------
under or related to that certain Trust Shares Pledge Agreement dated December 23, 1996 between Prudential and the Debtor, or any instrument or agreement referred to therein or executed by the Debtor pursuant thereto.

           (ca)  Settlement Treatment means the treatment offered in Section
                 --------------------
4.6(b) of the Plan to those holders of Dealer Claims (i) who are May 15 Filers or June 16 Filers and who elect to receive the treatment offered in Section 4.6(b) of the Plan or (ii) who are May 15

Filers or June 16 Filers and who do not elect either to receive the Settlement Treatment or the Non-Settlement Treatment. The Settlement Treatment is offered in compromise of the issues raised in the Dealer Estimation Motion and in further compromise of any other objections that the Debtor may have to a Dealer Claim treated thereunder, and holders of Dealer Claims receiving the Settlement Treatment shall not litigate the allowability and amount of their Dealer Claims pursuant to the Dealer Estimation Motion.

            (cb) Settling Dealers means the holders of Dealer Claims who receive
                 ----------------
the Settlement Treatment.

            (cc) Tort Claim means any Claim relating to personal injury,
                 ----------
property damage or products liability or other similar Claim asserted against the Debtor that has not previously been compromised or settled or otherwise resolved.

            (cd) Trustee means the person approved by the Bankruptcy Court in
                 -------
the Confirmation Order, or any successor appointed pursuant to the terms of the trust agreement applicable to the Non-Accrual Contract Trust, to serve as the trustee of the Non-Accrual Contract Trust subject to Section 4.6(b)(4) of the Plan.

            (ce) Unsecured Claim means any Claim that is not a Secured Claim,
                 ---------------
Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Dealer Claim, Jaymed Claim, MBIA Claim or Section 510(b) Claim.

            (cf) Voting Procedures Order means the Order (a) Approving the
                 -----------------------
Disclosure Statement, (b) Approving the Proposed Voting Procedures, and (c) Scheduling the Hearing to Consider Confirmation of the Debtor's Plan of Reorganization, dated August 19, 1997.

            (cg) Voucher Claim means a Claim of a Dealer based upon unused
                 -------------
vouchers provided to such Dealer by the Debtor under or in connection with the Dealer Agreement between such Dealer and the Debtor.

            (ch) Westcott means Carl H. Westcott.
                 --------

            (ci) Westcott Guaranty means the Guaranty of Westcott to Fleet
                 -----------------
pursuant to which Westcott will guarantee certain obligations of the Debtor to Fleet, which shall be in the form contained in the Plan Supplement.

            (cj) Westcott Release means the release to be executed and delivered
                 ----------------
by Westcott to Fleet dated as of the Effective Date, which shall be in the form contained in the Plan Supplement.

     1.2. Interpretation; Application of Definitions and Rules of Construction.
          --------------------------------------------------------------------
Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective
Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The word "including" shall mean "including, without limitation." The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.


                                  ARTICLE II.

                          TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
                     --------------------------------------

     2.1. Administrative Expense Claims.  Except to the extent that any entity
          -----------------------------
entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative
                              --------  -------
Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor or liabilities arising under loans or advances to or other obligations incurred by the Debtor, to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code, shall be paid in full and performed by the Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, such transactions.

     2.2. Bar Date for Filing Administrative Expenses Claims.  The holder of an
          --------------------------------------------------
Administrative Expense Claim shall file with the Bankruptcy Court and serve on the Debtor a request for payment of such Claim no later than forty-five (45) days after the Effective Date. Such request for payment shall include, at a minimum, the name of the holder of the Claim, the amount of the Claim, the date on which the Claim arose, and a detailed explanation of the basis of the Claim, with all pertinent documents attached; provided, however, that a request for payment made by an entity seeking an award of compensation for services rendered or reimbursement of expenses incurred under sections 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5)
or 506(b) of the Bankruptcy Code shall be in the form of an application and shall comply with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules governing applications for compensation and reimbursement. An Administrative Expense Claim that is not evidenced by a request for payment that is properly and timely filed and served shall be forever barred and discharged.

     2.3. Priority Tax Claims.  Except to the extent that a holder of an Allowed
          -------------------
Priority Tax Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtor, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to eight and one-quarter percent (8 1/4%), over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.


                                 ARTICLE III.

                 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                 ---------------------------------------------

     3.1. Unclassified Claims.  As provided in Section 1123(a)(1) of the
          -------------------
Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims shall not be classified for purposes of voting or receiving distributions under the Plan. Rather, all such Claims shall be treated as unclassified claims on the terms set forth in Article V of the Plan.

     3.2. Classified Claims and Interests.  For purposes of organization,
          -------------------------------
voting, and all confirmation matters, except as otherwise provided herein, all Claims (except for Administrative Expense Claims and Priority Tax Claims) and all Interests shall be classified as follows:

     Class                                                               Status
     -----                                                               ------

     Class 1 -- Other Priority Claims................................Unimpaired

     Class 2 -- Secured Fleet Claim....................................Impaired

     Class 3 -- Secured Prudential Claim.............................Unimpaired

     Class 4 -- Other Secured Claims.................................Unimpaired

     Class 5 -- Unsecured Claims.......................................Impaired

     Class 6 -- Dealer Claims..........................................Impaired

     Class 7 -- Jaymed Claim...........................................Impaired

     Class 8 -- MBIA Claim...........................................Unimpaired

     Class 9 -- Section 510(b) Claims..................................Impaired

     Class 10 -- Equity Interests....................................Unimpaired

     3.3. Elimination of Classes.  Any impaired class that is not occupied as of
          ----------------------
the date of the hearing on confirmation of the Plan by an Allowed Claim or Allowed Equity Interest or by a Claim or Equity Interest temporarily allowed pursuant to Bankruptcy Rule 3018 shall be deemed deleted from the Plan for purposes of voting on acceptance or rejection of the Plan and determining whether the Plan has been accepted by such class pursuant to Section 1129 of the Bankruptcy Code.


                                  ARTICLE IV.

                   TREATMENT OF CLAIMS AND EQUITY INTERESTS
                   ----------------------------------------

     4.1. CLASS 1 -- OTHER PRIORITY CLAIMS.
          --------------------------------

          (a)  Impairment and Voting.  Class 1 is unimpaired by the Plan.  Each
               ---------------------
holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b)  Distributions.  Each holder of an Allowed Other Priority Claim
               -------------
shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

          (c)  Late-Filed Proofs of Claim.  Any proof of claim filed by the
               --------------------------
holder of an Other Priority Claim that is a June 16 Filer or a Late Filer shall be deemed disallowed unless such proof of claim is deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of such holder filed no later than thirty (30) days after the Effective Date, after notice and a hearing, upon proving excusable neglect in accordance with Section 7.6 of the Plan; provided, however, that the Debtor and the holder of an Other Priority Claim that is a June 16 Filer (but in no event a Late Filer) may compromise the late filing issue by agreeing to treat such holder's proof of claim as timely filed if such holder will reduce the amount of its Other Priority Claim by 25% of the otherwise allowable amount of such Claim.

     4.2. CLASS 2 -- SECURED FLEET CLAIM.
          ------------------------------

          (a) Impairment and Voting.  Class 2 is impaired by the Plan.  Fleet as
              ---------------------
the holder of the Allowed Secured Fleet Claim is entitled to vote to accept or reject the Plan.

          (b) Distribution.  Upon the Effective Date and pursuant to the terms
              ------------
of the New Fleet Documents, Fleet as the holder of the Allowed Secured Fleet Claim shall be treated as follows:

              (1)   Deemed Allowance.  Upon the Effective Date, the Allowed
                    ----------------
     Secured Fleet Claim shall be treated as an allowed, fully secured Claim and from and after the Effective Date shall be paid pursuant to the terms hereof and the New Fleet Documents, without defense, offset or counterclaim.

               (2)  Interest. Interest shall continue to accrue and be paid with
                    --------
     respect to the principal amount of the Allowed Secured Fleet Claim (excluding that portion consisting of Allowed Fleet Expenses, which shall be paid as set forth in Section 4.2(b)(9) of the Plan) monthly, in arrears, on the last day of the month (except as to the payment for the month of December 1997, which shall be made on December 26, 1997), at a variable rate per annum equal to the Base Rate in effect from time to time; provided, however, that from and after the occurrence and during the continuance of an Event of Default, interest shall accrue at the Default Rate. Interest shall be calculated as provided in the New Fleet Documents.

               (3)  Monthly Principal Amortization.  The outstanding principal
                    ------------------------------
     balance of the Secured Fleet Claim (excluding that portion consisting of Allowed Fleet Expenses, which shall be paid as set forth in Section 4.2(b)(9) of the Plan) shall be due and payable from and after the Effective Date to the holder of the Allowed Secured Fleet Claim Fleet, on the last day of the month (except as to the payment for the month of December 1997, which shall be made on December 26, 1997), in monthly installments which shall be in the amounts specified below:

                                                            Per Month
                    Month                          Installment Amount
                    -----                          ------------------

                    October 1997                      $2.5 million
                    November 1997                     $2.5 million
                    December 1997                     $3.0 million
                    January through June 1998         $3.0 million
                    July through August 1998          $3.5 million

     The remaining unpaid balance on the New Fleet Note shall be due and payable on September 30, 1998.

               (4)  Limitation on and Deferral of Payment to Other Creditors.
                    --------------------------------------------------------
     The Debtor shall be permitted to make payments to holders of Unsecured Claims, Dealer Claims and the Jaymed Claim pending the Fleet Payment Date, subject to the following limitations:

               a. the Debtor shall not make any payments due on the initial Quarterly Payment Date of December 26, 1997 unless Fleet shall have first received from the Debtor principal payments aggregating $8 million with respect to the months of October through December 1997, and there shall be no accrued but unpaid interest owing to Fleet on December 26, 1997;

               b. the Debtor shall not make any payment due on a Quarterly Payment Date until the installment payment (including principal and interest owed, and if any of the Allowed Fleet Expenses are outstanding, the amortized amount thereof as provided in Section 4.2(b)(9) hereof) due to Fleet on the same date is paid in full;

               c. the Debtor shall not make payments with respect to Unsecured Claims collectively exceeding $1.5 million on the initial Quarterly Payment Date and shall not make payments with respect to Unsecured Claims, Dealer Claims (other than Enrollment Fee Claims and Voucher Claims under the Settlement Treatment) and the Jaymed Claim collectively exceeding $2.4 million on the second or any subsequent Quarterly Payment Date;

               d. the Debtor may defer all or part of any of the payments otherwise due under the Plan with respect to Unsecured Claims, Dealer Claims and the Jaymed Claim in the event and to the extent of an Insufficient Funds Determination; and any payments deferred in accordance with the foregoing may not be made to the holders of Unsecured Claims, Dealer Claims or the Jaymed Claim until after the Fleet Payment Date; or

               e. the Debtor shall have no authority to pay, and holders of Unsecured Claims, Dealer Claims and the Jaymed Claim shall not be entitled to receive, any future distributions under the Plan on any date that a Fleet Payment Default or a Fleet Payment Default Condition shall exist; and any payments delayed in accordance with the foregoing may not be made to the holders of Unsecured Claims, Dealers Claims or the Jaymed Claim until the failure giving rise to the Fleet Payment Default or the Fleet Payment Default Condition has been waived in writing by Fleet or cured by the Debtor (prior to the date on which Fleet has accelerated the maturity of the Secured Fleet Claim); provided, however, that if a Fleet Payment Default exists on a Quarterly Payment Date, any payments due on such Quarterly Payment Date shall be deferred until after the Fleet Payment Date, whether or not such Fleet Payment Default is subsequently waived in writing or cured (prior to the date on which Fleet has accelerated the maturity of the Secured Fleet Claim); and provided further, however, that if a Fleet Payment Default has occurred twice during a quarter preceding a Quarterly Payment Date, whether or not waived in writing by Fleet or cured by the Debtor (prior to the date on which Fleet has accelerated the maturity of the Secured Fleet Claim), any payments due on such Quarterly Payment Date shall be deferred until after the Fleet Payment Date.

               (5)  Right to Adequate Protection Payments. Upon the Effective
                    -------------------------------------
     Date, the holder of the Allowed Secured Fleet Claim will be entitled indefeasibly to all of the adequate protection payments received under the prior Cash Collateral Orders, with such payments being credited to the calculation of the Allowed Secured Fleet Claim as set forth in the Cash Collateral Orders.

               (6)  Debtor Release of Claims. Upon the Effective Date, and as
                    ------------------------
     more fully provided in this Plan, all Causes of Action, if any, that the Debtor (or any person by, through, or under the Debtor) may have or assert against Fleet or its participant, or any affiliate, or officer, director, or agent, representative, attorney of any of the foregoing parties, will be deemed irrevocably released and discharged.

               (7)  Fleet Collateral. The Secured Fleet Claim shall be secured
                    ----------------
     by all of the Fleet Collateral. Without limiting the generality of the foregoing, Fleet shall retain all of its Liens with respect to the portion of the Fleet Collateral in existence immediately prior to the Effective Date, except that effective upon the Effective Date, Fleet shall be deemed to have released its Liens upon any Contributed Non-Accrual Contracts. The Debtor shall use its best efforts to identify for Fleet in writing, as soon as practicable prior to the commencement of the Confirmation Hearing, all of the Contributed Non-Accrual Contracts existing as of August 31, 1997 as to which Fleet's Lien shall be released. In consideration of the use of funds prior to the Fleet Payment Date to pay Unsecured Claims, Dealer Claims and Jaymed Claims as provided in

     Section 4.2(b)(4) of the Plan, and in further consideration of the release of Liens provided for herein, upon the Effective Date, and as more fully provided under the New Fleet Documents, Fleet as the holder of the Secured Fleet Claim shall be granted a Lien upon the Debtor's legal and beneficial ownership interest in Funding Trust, subject to the prior Lien of Prudential, and further subject to a carve-out of up to $2.5 million in aggregate for Allowed fees and expenses awarded to professional persons retained by the Creditors' Committee and the Debtor; provided, however, that to the extent that any such Allowed fees and expenses have been satisfied by the Debtor prior to the Effective Date, such carve-out shall be correspondingly reduced.

               (8)  Default Rights. Upon and after the occurrence of an Event of
                    --------------
     Default, Fleet as the holder of the Secured Fleet Claim shall be authorized to (i) accelerate the maturity and demand payment of all of the Secured Fleet Claim, (ii) enforce its Liens with respect to the Fleet Collateral, and (iii) take such other action and exercise such other rights and remedies as are available to such holder under the New Fleet Documents or applicable law. From and after the occurrence and during the continuance of any such Event of Default, the principal amount of the Secured Fleet Claim shall bear interest at the Default Rate.

               (9)  Payment of Allowed Fleet Expenses. On the Effective Date,
                    ---------------------------------
     the Debtor shall pay to Fleet the sum of $300,000 in partial payment of the Allowed Fleet Expenses. The balance of such Allowed Fleet Expenses shall be paid in six (6) equal, or substantially equal, monthly installments, commencing on October 31, 1997, and continuing on November 30, 1997, December 26, 1997, January 31, 1998, February 28, 1998 and March 31, 1998, until paid in full, without any interest except interest at the Default Rate after the occurrence and during the continuance of an Event of Default.

               (10) New Fleet Documents. The Debtor shall execute and deliver to
                    -------------------
     Fleet the New Fleet Documents on or before the Effective Date. To the extent that the terms providing for payment of the Allowed Secured Fleet Claim in this Plan conflict with the terms providing for payment of the Allowed Secured Fleet Claim in the New Fleet Documents, the terms of this Plan shall control.

     4.3. CLASS 3 -- SECURED PRUDENTIAL CLAIM.
          -----------------------------------

          (a)  Impairment and Voting. Class 3 is unimpaired by the Plan. The
               ---------------------
holder of an Allowed Secured Prudential Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b)  Distribution.  The holder of an Allowed Secured Prudential Claim
               ------------
shall receive payment in full of the Allowed amount of such Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

     4.4. CLASS 4 -- OTHER SECURED CLAIMS.
          -------------------------------

          (a)  Impairment and Voting.  Class 4 is unimpaired by the Plan.  Each
               ---------------------
holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b)  Treatment of Claims.  Except to the extent that a holder of an
               -------------------
Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Debtor, each Allowed Other Secured Claim shall be treated in accordance with one of the following alternatives:

               (1)  Reinstatement.  The Allowed Other Secured Claim shall be
                    -------------
     treated as an unimpaired Claim in accordance with section 1124 of the Bankruptcy Code; and notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Other Secured Claim to demand or receive accelerated payment of such Allowed Claim after the occurrence of a default, the holder of each such Allowed Claim shall receive from the Debtor the amount of such Allowed Claim through: (a) cure of any defaults occurring prior to the Effective Date in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount; (b) reinstatement of the maturity of such Allowed Claim as such maturity existed prior to any such default; (c) compensation for any damages incurred as a result of reasonable reliance by the holder of such Allowed Claim on such contractual provision or such applicable law that authorizes demand for or receipt of accelerated payment, in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; made on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount; and (d) authorization to enforce other legal,
                                 ---
     equitable, or contractual rights to which the holder of such Allowed Claim may otherwise be entitled; or
                                --

               (2)  Payment in Full.  The holder of an Allowed Other Secured
                    ---------------
     Claim shall receive Cash in an amount equal to such Claim, including any interest on such Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable; or
                  --

               (3)  Return of Collateral. The holder of an Allowed Other Secured
                    --------------------
     Claim shall receive the Collateral securing its Claim in full and complete satisfaction of such Claim on the later of the Effective Date and the date such Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

          (c)  Subclassification. Each Other Secured Claim shall be deemed to be
               -----------------
separately classified in a subclass of Class 4 and shall have all rights associated with separate classification under the Bankruptcy Code.

     4.5. CLASS 5 -- UNSECURED CLAIMS.
          ---------------------------

          (a)  Impairment and Voting.  Class 5 is impaired by the Plan.  Each
               ---------------------
holder of an Allowed Unsecured Claim is entitled to vote to accept or reject the Plan in accordance with the Voting Procedures Order.

          (b)  Distributions.  Each holder of an Allowed Unsecured Claim shall
               -------------
receive payment in full of such Allowed Unsecured Claim, together with interest thereon from the Commencement Date at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal, over a period of one
                                   -----------------------
(1) year following the Effective Date, in four unequal quarterly payments, the first of which shall be due on the initial Quarterly Payment Date and the next three of which shall be due on each Quarterly Payment Date thereafter; and the amount of which payments shall not exceed each such holder's pro rata share (based on the amount of such Allowed Claim) of $1.5 million on the first Quarterly Payment Date, $900,000 on the second and third Quarterly Payment Dates, and the remaining balance of all Allowed Unsecured Claims plus any accrued but unpaid interest on the fourth Quarterly Payment Date; provided, however, that the making of the quarterly payments required herein shall be subject to, and shall be delayed or deferred in accordance with, the terms of
Section 7.1(f) of the Plan.

          (c)  Late-Filed Proofs of Claim.  Any proof of claim filed by the
               --------------------------
holder of an Unsecured Claim that is a June 16 Filer or a Late Filer shall be deemed disallowed unless such proof of claim is deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of such holder filed no later than thirty (30) days after the Effective Date, after notice and a hearing, upon proving excusable neglect in accordance with Section 7.6 of the Plan; provided, however, that the Debtor and the holder of an Unsecured Claim that is a June 16 Filer (but in no event a Late Filer) may compromise the late filing issue by agreeing to treat such holder's proof of claim as timely filed if such holder will reduce the amount of its Unsecured Claim by 25% of the otherwise allowable amount of such Claim.

     4.6. CLASS 6 -- DEALER CLAIMS.
          ------------------------

          (a)  Impairment and Voting.  Class 6 is impaired by the Plan.  Each
               ---------------------
holder of an Allowed Dealer Claim is entitled to vote to accept or reject the Plan in accordance with the Voting Procedures Order.

          (b)  Settlement Treatment. Each holder of a Dealer Claim that is a May
               --------------------
15 Filer or a June 16 Filer and that elects to receive the Settlement Treatment, and each holder of a Dealer Claim that is a May 15 Filer or a June 16 Filer that does not elect either to receive the Settlement Treatment or the Non-Settlement Treatment shall receive, in full satisfaction, release and discharge of such holder's Dealer Claim, (i) a dismissal of the Dealer Estimation Motion as to each such holder's Dealer Claim and a release of any and all other objections of the Debtor to such Dealer Claim and (ii) the following, to the extent applicable to each such holder:

               (1)  Enrollment Fee Claim.  If the holder of Dealer Claim entered
                    --------------------
     into a Dealer Agreement with the Debtor on or after June 7, 1996, which Dealer Agreement was not terminated by the Debtor in accordance with the terms thereof, and if such holder filed a proof of claim on or before June 16, 1997 specifically alleging an Enrollment Fee Claim (not including proofs of claim amended after June 16, 1997 to allege an Enrollment Fee Claim), then

               a. if such holder is a May 15 Filer, such holder shall be granted an Allowed Enrollment Fee Claim in an amount equal to 100% of the amount that is $4,500.00 minus the total of $562.50 times the number of months (calculated from the seventh (7th) day of each month through the sixth (6th) day of the next following month) between the effective date of such holder's Dealer Agreement and the Commencement Date (with such $562.50 being prorated by day for any partial month within such period); or

               b. if such holder is a June 16 Filer, such holder shall be granted an Allowed Enrollment Fee Claim in an amount equal to 75% of the amount that is $4,500.00 minus the total of $562.50 times the number of months (calculated from the seventh (7th) day of each month through the sixth (6th) day of the next following month) between the effective date of such holder's Dealer Agreement and the Commencement Date (with such $562.50 being prorated by day for any partial month within such period);

     and such holder shall receive with respect to such Allowed amount aggregate distributions equal to the lesser of (i) 100% of such amount or (ii) a pro rata share (based on such Allowed amount) of a settlement fund equal to $139,468.75 minus the amount of all Allowed Enrollment Fee Claims held by Non-Settling Dealers; which distributions shall be made over a period of two (2) years from the Effective Date in equal quarterly payments, with the first such payment being due on the second Quarterly Payment Date and subsequent payments being due on each Quarterly Payment Date thereafter; provided, however, that the making of the quarterly payments required herein shall be subject to, and shall be delayed or deferred in accordance with, the terms of
     Section 7.1(f) of the Plan; and provided further, however, that the amount of any delayed or deferred quarterly payments shall bear interest from the date on which they were originally due until the date on which they are actually paid at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to the date on which they are actually paid; and/or

               (2)  Voucher Claim.  If the holder of Dealer Claim filed a proof
                    -------------
     of claim on or before June 16, 1997 specifically alleging a Voucher Claim (not including proofs of claim amended after June 16, 1997 to allege a Voucher Claim), then

               a. if such holder is a May 15 Filer, such holder shall be granted an Allowed Voucher Claim in an amount equal to 100% of the amount that is 5% of the face amount of each unused voucher alleged in the proof of claim; or

               b. if such holder is a June 16 Filer, such holder shall be granted an Allowed Voucher Claim in an amount equal to 75% of the amount that is 5% of the face amount of each unused voucher alleged in the proof of claim;

     and such holder shall receive with respect to such Allowed amount aggregate distributions equal to the lesser of (i) 100% of such amount or (ii) a pro rata share (based on such Allowed amount) of a settlement fund equal to $10,000 minus the amount of all Allowed Enrollment Fee Claims held by Non-Settling Dealers; which distributions shall be made over a period of two
     (2) years from the Effective Date in equal quarterly payments, with the first such payment being due on the second Quarterly Payment Date and subsequent payments being due on each Quarterly Payment Date thereafter; provided, however, that the making of the quarterly payments required herein shall be subject to, and shall be delayed or deferred in accordance with, the terms of Section 7.1(f) of the Plan; and provided further, however, that the amount of any delayed or deferred quarterly payments shall bear interest from the date on which they were originally due until the date on which they are actually paid at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to the date on which they are actually paid; and/or

               (3)  Comprehensive Claim.  If such holder is entitled to future
                    -------------------
     collections from such holder's Contract Pool based upon the Debtor's $185 million collection scenario (which scenario is used for this purpose only as part of the compromise of the Dealer Claims embodied in the Settlement Treatment, the Debtor believing that a $155.5 million collection scenario is a more realistic estimate of collections), then

               a. if such holder is a May 15 Filer, such holder shall be granted an Allowed Comprehensive Claim in an amount equal to 100% of the estimated amount of future collections from such holder's Contracts based upon the Debtor's $185 million collection scenario; or

               b. if such holder is a June 16 Filer, such holder shall be granted an Allowed Comprehensive Claim in an amount equal to 75% of the estimated amount of future collections from such holder's Contracts based upon the Debtor's $185 million collection scenario;

     and such holder shall receive with respect to such Allowed amount aggregate distributions equal to the lesser of (i) 100% of such amount or (ii) a pro rata share (based on such Allowed amount) of a settlement fund equal to $8,286,803 minus the amount of all Comprehensive Claims held by Non-Settling Dealers as estimated based upon the Debtor's $185 million collection scenario; which distributions shall be made over a period of two
     (2) years from the Effective Date in eight unequal quarterly payments, the first of which shall be due on the second Quarterly Payment Date and the next seven of which shall be due on each Quarterly Payment Date thereafter; and the amount of which payments shall not exceed, on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date, a pro rata share (based on the amount of such Allowed Claim) of the amount that equals $750,000 minus all amounts paid on Dealer Claims under the Plan pursuant to the Non-Settlement Treatment, and the amount of which payments on the five Quarterly Payment Dates after the Fleet Payment Date shall equal one-fifth of the remaining balance of the Allowed Claim; provided, however, that the making of the quarterly payments required herein shall be subject to, and shall be delayed or deferred in accordance with, the terms of Section 7.1(f) of the Plan; and provided further, however, that the amount of any delayed or deferred quarterly payments shall bear interest from the date on which they were originally due until the date on which they are actually paid at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to the date on which they are actually paid; and/or

               (4)  Dealer Settlement Right.  If such holder's Contract Pool
                    -----------------------
     contains any Non-Accrual Contracts as of August 31, 1997, then

               a. if such holder is a May 15 Filer, such holder shall be entitled to a Dealer Settlement Right in an amount equal to 100% of the outstanding principal balance of such holder's Non-Accrual Contracts; or

               b. if such holder is a June 16 Filer, such holder shall be entitled to a Dealer Settlement Right in an amount equal to 75% of the outstanding principal balance of such holder's Non-Accrual Contracts;

     and such holder shall receive an interest in the Non-Accrual Contract Trust equal to the quotient obtained by dividing its Dealer Settlement Right by the aggregate amount of all Dealer Settlement Rights, with respect to which interest the Dealer shall receive distributions of Net Trust Collections in accordance with the provisions of Article V of the Plan.

          (c)  Non-Settlement Treatment. Each holder of a Dealer Claim that is a
               ------------------------
May 15 Filer or a June 16 Filer and that elects to receive the Non-Settlement Treatment, and each holder of a Dealer Claim that is a Late Filer shall receive the following, in full satisfaction, release and discharge of such holder's Dealer Claim:

               (1) If such holder is a May 15 Filer, and if such holder is granted an Allowed Dealer Claim by Final Order of the Bankruptcy Court, following litigation pursuant to the Dealer Estimation Motion, or

               (2) If such holder is a June 16 Filer or a Late Filer, and if the proof of claim of such holder is deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of such holder filed no later than thirty (30) days after the Effective Date, after notice and a hearing, upon proving excusable neglect in accordance with Section
     7.6 of the Plan, and if such holder thereafter is granted an Allowed Dealer Claim by Final Order of the Bankruptcy Court, following litigation pursuant to the Dealer Estimation Motion,

then such holder shall receive with respect to the Allowed amount of such Claim aggregate distributions equal to 100% of such amount, together with interest thereon from the Commencement Date at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal; which distributions
                                   -----------------------
shall be made over a period of two (2) years from the Effective Date in eight unequal quarterly payments, the first of which shall be due on the second Quarterly Payment Date and the next seven of which shall be due on each Quarterly Payment Date thereafter; and the amount of which payments shall not exceed, on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date, a pro rata share (based on the amount of such Allowed Claim) of the amount that equals $750,000 minus all amounts paid on Comprehensive Claims under the Plan pursuant to the Settlement Treatment, and the amount of which payments on the five Quarterly Payment Dates after the Fleet Payment Date shall equal one-fifth of the remaining balance of the Allowed Claim; provided, however, that the making of the quarterly payments required herein shall be subject to, and shall be delayed or deferred in accordance with, the terms of
Section 7.1(f) of the Plan.

     4.7. CLASS 7 -- JAYMED CLAIM.
          -----------------------

          (a)  Impairment and Voting.  Class 7 is impaired by the Plan.  The
               ---------------------
holder of an Allowed Jaymed Claim is entitled to vote to accept or reject the Plan.

          (b)  Distributions.  The holder of the Allowed Jaymed Claim shall
               -------------
receive payment in full of such Allowed Claim, together with interest thereon from the Commencement Date at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal; which payment shall be made over
                      -----------------------
a period of two (2) years following the Effective Date, in eight unequal quarterly payments, the first of which shall be due on the second Quarterly Payment Date and the next seven of which shall be due on each Quarterly Payment Date thereafter; and the amount of which payments shall not exceed $750,000 on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date, and the amount of which payments shall equal one-fifth of the remaining balance of the Allowed Claim on the five Quarterly Payment Dates after the Fleet Payment Date; provided, however, that the making of the quarterly payments required herein shall be subject to, and shall be delayed or deferred in accordance with, the terms of Section 7.1(f) of the Plan.

     4.8. CLASS 8 -- MBIA CLAIM.
          ---------------------

          (a)  Impairment and Voting.  Class 8 is unimpaired by the Plan.  The
               ---------------------
holder of the Allowed MBIA Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b)  Treatment of Claims.  The Allowed MBIA Claim shall be treated as
               -------------------
an unimpaired Claim in accordance with section 1124 of the Bankruptcy Code; and notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed MBIA Claim to demand or receive accelerated payment of such Allowed Claim after the occurrence of a default, the holder of such Allowed Claim shall receive from the Debtor the amount of such Allowed Claim through:

               (1)  Cure of Defaults.  Cure of any defaults occurring prior to
                    ----------------
     the Effective Date in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount;

               (2)  De-Acceleration.  Reinstatement of the maturity of such
                    ---------------
     Allowed Claim as such maturity existed prior to any such default;

               (3)  Compensation for Damages.  Compensation for any damages
                    ------------------------
     incurred as a result of reasonable reliance by the holder of such Allowed Claim on such contractual provision or such applicable law that authorizes demand for or receipt of accelerated payment, in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; made on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount; and
             ---

               (4)  Enforcement Rights.  Authorization to enforce other legal,
                    ------------------
     equitable, or contractual rights to which the holder of such Allowed Claim may otherwise be entitled.

To effect the unimpaired treatment provided herein, the two note guaranty insurance policies (policy numbers 20632 and 21656) and indemnity agreements by among MBIA Insurance Corporation, the Debtor, Funding Trust and Norwest Bank, dated March 15, 1996 and August 7, 1996, respectively, which give rise to the MBIA Claim, shall be deemed to have been assumed pursuant to section 365(a) of the Bankruptcy Code by the Confirmation Order.

     4.9. CLASS 9 -- SECTION 510(b) CLAIMS.
          --------------------------------

          (a)  Impairment and Voting.  Class 9 is impaired by the Plan.  Each
               ---------------------
holder of an Allowed Section 510(b) Claim is entitled to vote to accept or reject the Plan in accordance with the Voting Procedures Order.

          (b)  Distributions.  Each holder of an Allowed Section 510(b) Claim
               -------------
shall receive payment in full of such Allowed Claim, together with interest thereon at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal, over a period of four (4) years following the Effective
-----------------------
Date, in equal quarterly payments, with the first such payment being due on the Quarterly Payment Date that next follows the date on which Unsecured Claims, Dealer Claims and the Jaymed Claim are paid in full and with subsequent payments being due on each Quarterly Payment Date thereafter.

          (c)  Late-Filed Proofs of Claim.  Any proof of claim filed by the
               --------------------------
holder of a Section 510(b) Claim that is a June 16 Filer or a Late Filer shall be deemed disallowed unless such proof of claim is deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of such holder filed no later than thirty (30) days after the Effective Date, after notice and a hearing, upon proving excusable neglect in accordance with Section 7.6 of the Plan; provided, however, that the Debtor and the holder of an Unsecured Claim that is a June 16 Filer (but in no event a Late Filer) may compromise the late filing issue by agreeing to treat such holder's proof of claim as timely filed if such holder will reduce the amount of its Section 510(b) Claim by 25% of the otherwise allowable amount of such Claim.

     4.10.     CLASS 10 -- EQUITY INTERESTS.
               ----------------------------

               (a) Impairment and Voting. Class 10 is unimpaired by the Plan.
                   ---------------------
Each holder of an Equity Interest is conclusively presumed to have accepted the Plan as a holder of an Equity Interest, and is not entitled to vote to accept or reject the Plan .

               (b) Retention of Equity Interests. Each holder of an Equity
                   -----------------------------
Interest shall continue to hold such Equity Interests on the Effective Date.


                                  ARTICLE V.

                PROVISIONS GOVERNING NON-ACCRUAL CONTRACT TRUST
                -----------------------------------------------

     5.1.      Governing Document. The Non-Accrual Contract Trust shall be
               ------------------
governed by the trust agreement to be entitled "Non-Accrual Contract Trust of Holders of Dealer Claims Against Jayhawk Acceptance Corporation," which shall be substantially in the form contained in the Plan Supplement.

     5.2.      Duties of Trustee.  The Non-Accrual Contract Trust shall be
               -----------------
administered by the Trustee in accordance with the trust agreement; and in addition to the rights and obligations of the Trustee under the trust agreement, the Trustee shall have standing to monitor and seek to enforce the Debtor's performance of its obligations under the Plan to holders of Dealer Claim and Unsecured Claims and its performance of other provisions of the Plan that have an affect upon the treatment of Dealer Claims and Unsecured Claims.

     5.3.      Initial Contribution of Non-Accrual Contracts.  The Debtor shall
               ---------------------------------------------
identify all Non-Accrual Contracts existing as of August 31, 1997 that are in the Contract Pools of Dealers who are May 15 Filers and June 16 Filers. Of such identified Non-Accrual Contracts, the Debtor shall assign and transfer to the Non-Accrual Trust, as provided in Section 5.5(a) of the Plan, those Contracts having an aggregate outstanding principal balance in an amount equal to $80 million less the aggregate outstanding principal amount of any such identified Non-Accrual Contracts in the Contract Pools of Non-Settling Dealers (the "Initial Required Contract Amount"). To implement the foregoing Initial Required Contract Amount limitation, the Debtor shall first select for assignment and transfer any of such identified Non-Accrual Contracts in the Contract Pools of Settling Dealers with aggregate outstanding principals amounts up to but not exceeding the Initial Required Contract Amount; and the Debtor shall then select for assignment and transfer any other Non-Accrual Contracts, whether or not in the Contract Pools of Dealers who are May 15 or June 16 Filers, with aggregate outstanding principal amounts up to but not exceeding, together with the identified Non-Accrual Contracts of the Settling Dealers and the Non-Settling Dealers, the Initial Required Contract Amount. If, however, the aggregate outstanding principal amount of all identified Non-Accrual Contracts in the Contract Pools of Settling Dealers by itself exceeds the Initial Required Contract Amount, the Debtor and the Creditors' Committee shall agree on a pro rata mechanism for limiting the aggregate outstanding principal amount of such identified Non-Accrual Contracts to the Initial Required Contract Amount.

     5.4.      Final Contribution of Non-Accrual Contracts.  The Debtor shall
               -------------------------------------------
identify all Non-Accrual Contracts existing as of the Fleet Payment Date that are in the Contract Pools of Dealers who are May 15 Filers and June 16 Filers. Of such identified Non-Accrual Contracts, the Debtor shall assign and transfer to the Non-Accrual Contract Trust, as provided in Section 5.5(b) of the Plan, those Contracts having an aggregate outstanding principal balance in an amount equal to $30 million less the aggregate outstanding principal amount of any such identified Non-Accrual Contracts in the Contract Pools of Non-Settling Debtors (the "Final Required Contract Amount"). To implement the foregoing Final Required Contract Amount limitation, the Debtor shall first select for assignment and transfer any of such identified Non-Accrual Contracts in the Contract Pools of Settling Dealers with aggregate outstanding principal amounts up to but not exceeding the Final Required Contract Amount; and the Debtor shall then select for assignment and transfer any other Non-Accrual Contracts, whether or not in the Contract Pools of Dealers who are May 15 for June 16 Filers, with aggregate outstanding principal amounts up to but not exceeding, together with the identified Non-Accrual Contracts of the Settling Dealers and the Non-Settling Dealers, the Final Required Contract Amount. If, however, the aggregate outstanding principal amount of all identified Non-Accrual Contracts in the Contract Pool of Settling Dealers by itself exceeds the Final Required Contract Amount, the Debtor and the Trustee shall agree on a pro rata mechanism for limiting the aggregate outstanding principal amount of such identified Non-Accrual Contracts to the Final Required Contract Amount. The Debtor shall not enter into any bulk sale of Contracts until after the Final Required Contract Amount has been transferred to the Non-Accrual Contract Trust.

     5.5.      Contents of Trust Provided by the Debtor. The Non-Accrual
               ----------------------------------------
Contract Trust shall contain the following, which shall be assigned and transferred by the Debtor as set forth below:

               (a) Section 5.3 Contributed Non-Accrual Contracts.  Those of the
                   ---------------------------------------------
Contributed Non-Accrual Contracts identified for assignment and transfer in
Section 5.3 of the Plan that are not owned by Funding Trust shall be delivered by the Debtor to the Trustee on the Effective Date; and those of such Contributed Non-Accrual Contracts that are owned by Funding Trust shall be delivered by the Debtor to the Trustee on the first Business Day that is thirty (30) days after the date on which the Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996B are paid in full. Any payments received by the Debtor after August 31, 1997 from the obligors under any such Contributed Non-Accrual Contracts (other than those Contracts that are owned by Funding Trust, as to which any such payments shall be replaced by the Debtor with additional Non-Accrual Contracts having an aggregate outstanding principal amount equal to such payments) shall be distributed by the Debtor to the Trustee on the Effective Date if received by the Debtor prior to the Effective Date or shall be distributed to the Trustee on the first Business Day that is thirty (30) days after the date of payment if received by the Debtor after the Effective Date; provided, however, that the aggregate amount of such payments shall not exceed $15,000 without the consent of Fleet, and in the absence of such consent the Debtor shall defer making distribution to the Trustee of the amount exceeding $15,000 until the first Quarterly Payment Date after the Fleet Payment Date. Any automobile titles remaining with respect to any such Contributed Non-Accrual Contracts shall be delivered by the Debtor to the Trustee on the Effective Date as to those titles with respect to Contracts that were not contributed to Funding Trust and on the first Business Day that is thirty (30) days after the date on which the Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996B are paid in full as to those titles with respect to Contracts that were contributed to Funding Trust; and

               (b) Section 5.4 Contributed Non-Accrual Contracts. The
                   ---------------------------------------------
Contributed Non-Accrual Contracts identified for assignment and transfer in
Section 5.4 of the Plan shall be delivered by the Debtor to the Trustee on the first Business Day that is thirty (30) days after the Fleet Payment Date. Any payments received by the Debtor after the Fleet Payment Date from the obligors under any such Contributed Non-Accrual Contracts shall be distributed by the Debtor to the Trustee on the first Business Day that is thirty (30) days after the date of payment. Any automobile titles remaining with respect to any such Contributed Non-Accrual Contracts shall be delivered by the Debtor to the Trustee on the first Business Day that is thirty (30) days after the Fleet Payment Date.

     5.6.      Additional Contents of Trust.  During its term, the Non-Accrual
               ----------------------------
Contract Trust shall include any and all proceeds received by the Trustee from the Contributed Non-Accrual Contracts and any interest and other amounts earned on any collections and other cash contents.

     5.7.      Assignment and Transfer of Contracts As Is.  The Contributed Non-
               ------------------------------------------
Accrual Contracts shall be assigned and transferred to the Non-Accrual Contract Trust in such condition as may exist on the date of assignment and transfer, without representations or warranties of any kind from the Debtor, and without recourse to the Debtor.

     5.8.      Transfer of Contract Documentation. The Debtor shall deliver to
               ----------------------------------
the Trustee contemporaneously with the delivery of the Contributed Non-Accrual Contracts as provided in section 5.5 of the Plan all files, computer disks or tapes and other documentation or materials with respect to the Contributed Non-Accrual Contracts, and the Debtor shall cooperate with the Trustee in providing any additional existing information as may be reasonably requested by the Trustee.

     5.9.      Distributions from Trust.  The trust agreement shall provide for
               ------------------------
periodic distributions to each Settling Dealer entitled thereto pursuant to
Section 4.6(b)(4) of the Plan either of its interest in Net Trust Collections or its Non-Accrual Contracts that were contributed to the Non-Accrual Contract Trust, based upon the election of such Settling Dealer made in accordance with the provisions of the trust agreement. The trust agreement shall provide a time period within which such election must be made, and the Trustee shall provide notice to eligible Settling Dealers of such election right and of the deadline applicable thereto.

     5.10.     Costs and Expenses of Trust. The Non-Accrual Contract Trust shall
               ---------------------------
bear the costs and expenses incurred by the Trustee and any professionals, agents or employees retained by the Trustee, with respect to the Non-Accrual Contract Trust; including without limitation the costs and expenses of establishing, maintaining and administering the Non-Accrual Contract Trust, the costs and expenses of collecting the Non-Accrual Contracts, the costs and expenses of distributing Net Trust Collections to the holders of Dealer Claims entitled thereto, and the costs and expenses of complying with tax return, tax information return and other reporting requirements.

     5.11.     No Liability of Debtor for Trust Activities. The Debtor shall
               --------------------------------------------
have no duty or obligation whatsoever with respect to the Non-Accrual Contract Trust; and it shall have no liability or responsibility for the establishment, maintenance or administration of the Non-Accrual Contract Trust, for the collection of Non-Accrual Contracts, or for the amount or distribution of Net Trust Collections. Neither the Debtor nor the Debtor's assets shall be liable to or subject to surcharge by the Trust, the Trustee, the professionals retained by the Trustee or any beneficiaries of the Trust.

     5.12.     Mutual Indemnification.  The Debtor shall indemnify and hold
               ----------------------
harmless the Trustee and the Non-Accrual Contract Trust from any and all claims and causes of action arising with respect to a Non-Accrual Contract prior to the date on which it is assigned to the Non-Accrual Contract Trust; and the Trustee and the Non-Accrual Contract Trust shall indemnify and hold harmless the Debtor from any and all claims and causes of action arising with respect to a Non-Accrual Contract after the date on which it is assigned to the Non-Accrual Contract Trust.

     5.13.     Purpose of Trust.  The Non-Accrual Contract Trust is created
               ----------------
pursuant to the Plan for the primary purpose of liquidating the assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Non-Accrual Contract Trust. The Non-Accrual Contract Trust is intended to be classified as a "qualified settlement fund" for federal income tax purposes under Treasury Regulation Section 1.468B-1-5. The Debtor and the Trustee shall agree to the valuations of the Contributed Non-Accrual Contracts on the dates of assignment and transfer of such Contracts to Non-Accrual Contract Trust, and such agreed valuations shall be used by the Debtor and the Trustee for all federal income tax reporting purposes.


                                  ARTICLE VI.

           ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION
                   BY ONE OR MORE CLASSES OF IMPAIRED CLAIMS

     6.1.      Classes Entitled to Vote. Except as provided in Section 6.2 of
               ------------------------
the Plan, each impaired Class of Claims under the Plan shall be entitled to vote separately to accept or reject the Plan as provided in the order entered by the Bankruptcy Court governing the voting and balloting procedures applicable to the Plan.

     6.2.      Deemed Acceptance Without Vote. Any unimpaired Class of Claims or
               ------------------------------
Equity Interests shall be deemed to have accepted the Plan and shall not be entitled to vote to accept or reject the Plan.

     6.3.      Claim Class Acceptance Requirement. An impaired Class of Claims
               ----------------------------------
shall have accepted the Plan if it is accepted by at least two-thirds in amount and more than one-half in number of the Allowed Claims in such Class that have voted on the Plan.

     6.4.      Nonconsensual Confirmation. If any impaired Class of Claims
               --------------------------
entitled to vote shall not accept the Plan by the requisite statutory majorities as set forth in Section 6.3 of the Plan, the Debtor reserves the right to amend the Plan in accordance with Section 13.9 hereof or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.

                                 ARTICLE VII.

               PROVISIONS REGARDING DISTRIBUTIONS UNDER THE PLAN
         AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS
         -------------------------------------------------------------

     7.1.      Method of Distributions Under the Plan.
               --------------------------------------

               (a) In General. Subject to Bankruptcy Rule 9010, all
                   ----------
distributions under the Plan shall be made by the Debtor or the Trustee, as appropriate, to the holder as of the Confirmation Date of each Allowed Claim at the address of such holder as listed on the

Schedules, unless the Debtor has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim by such holder that provides an address for such holder different from the address reflected on the Schedules for such holder. Neither the Debtor nor the Trustee shall have any obligation to recognize any transfer of a Claim occurring after the Confirmation Date and each shall be entitled instead to recognize and deal for all purposes herein with only those holders listed on the Schedules or on the register of proofs of claim maintained by the Clerk of the Bankruptcy Court or the agent of the Clerk of the Bankruptcy Court appointed for such purpose in the Chapter 11 Case as of the close of business on the Confirmation Date.

               (b) Distributions of Cash. Any payment of Cash made by the Debtor
                   ---------------------
or the Trustee, as appropriate, pursuant to the Plan shall be made by check drawn on a domestic bank.

               (c) Timing of Distributions. Any payment or distribution required
                   -----------------------
to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Any payment or distribution required to be made under the Plan on any specific day shall be deemed timely if made no later than ten (10) Business Days after such date.

               (d) Minimum Distributions. No payment of Cash less than $10 shall
                   ---------------------
be made by the Debtor or the Trustee, as appropriate, to any holder of a Claim unless a request therefor is made in writing to the Debtor.

               (e) Unclaimed Distributions. Any distributions pursuant to the
                   -----------------------
Plan, including cash, interest or other amounts earned thereon, that are unclaimed for a period of one (1) year after distribution thereof shall be revested in the Debtor, or in the Trust in the case of distributions from the Non-Accrual Contract Trust, and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred.

               (f) Delayed or Deferred Distributions.  The making of quarterly
                   ---------------------------------
payments owing under the Plan with respect to Unsecured Claims in Class 5, Dealer Claims in Class 6 and the Jaymed Claim in Class 7 are subject to, and shall be delayed or deferred as follows:

                   (1) The Debtor shall not make any payments due on the initial Quarterly Payment Date of December 26, 1997 unless Fleet shall have first received from the Debtor principal payments aggregating $8 million with respect to the months of October through December 1997, and there shall be no accrued but unpaid interest owing to Fleet on December 26, 1997;

                   (2) The Debtor shall not make any payment due on a Quarterly Payment Date until the installment payment (including principal and interest owed, and if any of the Allowed Fleet Expenses are outstanding, the amortized amount thereof as provided in Section 4.2(b)(9) hereof) due to Fleet on the same date is paid in full;

                   (3) The Debtor may defer all or part of any of the payments otherwise due under the Plan with respect to Unsecured Claims, Dealer Claims and the Jaymed Claim in the event of and to the extent of an Insufficient Funds Determination, in which event the amount of any deferred quarterly payment shall be payable (a) if deferred prior to the Fleet Payment Date, beginning on the Quarterly Payment Date that follows the Fleet Payment Date and on each subsequent Quarterly Payment Date as necessary until such deferred payment amount is paid in full or (b) if deferred after the Fleet Payment Date, on each Quarterly Payment Date after the date of deferral on which the Debtor has available funds, as necessary until such deferred payment amount is paid in full; or

                   (4) The Debtor shall have no authority to pay, and holders of Unsecured Claims, Dealer Claims and the Jaymed Claim shall not be entitled to receive, any future distributions under the Plan on any date that a Fleet Payment Default or a Fleet Payment Default Condition shall exist; and any payments delayed in accordance with the foregoing may not be made to the holders of Unsecured Claims, Dealers Claims or the Jaymed Claim until the failure giving rise to the Fleet Payment Default or the Fleet Payment Default Condition has been waived in writing by Fleet or cured by the Debtor (prior to the date on which Fleet has accelerated the maturity and demanded payment of the Secured Fleet Claim); provided, however, that if a Fleet Payment Default exists on a Quarterly Payment Date, any payments due on such Quarterly Payment Date shall be deferred until after the Fleet Payment Date, whether or not such Fleet Payment Default is subsequently waived in writing or cured (prior to the date on which Fleet has accelerated the maturity of the Secured Fleet Claim); and provided further, however, that if a Fleet Payment Default has occurred twice during a quarter preceding a Quarterly Payment Date, whether or not waived in writing by Fleet or cured by the Debtor (prior to the date on which Fleet has accelerated the maturity and demanded payment of the Secured Fleet Claim), any payments due on such Quarterly Payment Date shall be deferred until after the Fleet Payment Date.

In the event of a partial deferral of payments, the deferral shall be allocated among the Classes containing Unsecured Claims, Dealer Claims and the Jaymed Claim on the basis of a 25% percent reduction in the payment amount otherwise owing with respect to Unsecured Claims, a 37-1/2% reduction in the payment amount otherwise owing with respect to Dealer Claims, and a 37-1/2% reduction in the payment amount otherwise owing with respect to the Jaymed Claim. If any such deferral results from an Insufficient Funds Determination, the Debtor shall provide on or before the Quarterly Payment Date to which the deferral relates a written certification to Fleet and the Trustee of the basis for making the Insufficient Funds Determination.

               (g) Prepayment. After the Fleet Payment Date, the Debtor shall
                   ----------
have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall be divided pro rata among Unsecured Claims in Class 5, Dealer Claims in Class 6 and the Jaymed Claim in Class 7 based upon the outstanding principal balance of Allowed Claims in such Classes.

     7.2.      Disputed Claims.
               ---------------

               (a) Distributions Upon Allowance of Disputed Claims Entitled to
                   -----------------------------------------------------------
Payment in Full in One Payment.  The holder of a Claim entitled to payment in
------------------------------
full on one specific payment date, which Claim is a Disputed Claim on such payment date, but which Claim subsequently becomes an Allowed Claim, shall receive payment of its Allowed Claim within ten (10) Business Days following the date on which such Claim becomes a Allowed Claim pursuant to a Final Order.

               (b) Distributions Upon Allowance of Disputed Claims Entitled to
                   -----------------------------------------------------------
Payment in Full in Installment Payments.  The holder of a Claim entitled to
---------------------------------------
payment in full in installments on more than Quarterly Payment Date, which Claim is a Disputed Claim on the initial or any later Quarterly Payment Date, but which Claim subsequently becomes an Allowed Claim, shall receive the amount of any missed installments on the Quarterly Payment Date following the date on which such Claim becomes an Allowed Claim by Final Order. If such Claim does not become an Allowed Claim until after the last Quarterly Payment Date, the holder thereof shall receive payment of its Allowed Claim within ten (10) Business Days following the date on which such Claim becomes a Allowed Claim pursuant to a Final Order.

               (c) Tort Claims. All Tort Claims are Disputed Claims. Any Tort
                   -----------
Claim as to which a proof of claim was properly filed and filed by the applicable Bar Date in the Chapter 11 Case shall be determined and liquidated
(i) in the Bankruptcy Court or, in the case of personal injury tort, in the District Court or, if the District Court so orders, in the United States District Court for the judicial district in which the Claim arose, or (ii) if the District Court or the Bankruptcy Court abstains from exercising jurisdiction over the Claim, in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or
(iii) in accordance with any alternative dispute resolution or similar proceeding as same may be approved by order of the Bankruptcy Court. Any Tort Claim determined and liquidated (x) pursuant to a judgment obtained in accordance with this Section 7.2(c) and applicable nonbankruptcy law which is no longer appealable or subject to review, or (y) in any alternative dispute resolution proceeding or similar proceeding as same may be approved by order of the Bankruptcy Court, shall be deemed an Allowed Unsecured Claim in such liquidated amount and satisfied in accordance with the Plan. Nothing contained in this Section 7.2(c) shall constitute or be deemed a waiver of any Cause of Action that the Debtor may hold against any entity, including, without limitation, in connection with or arising out of any Tort Claim.

     7.3.      Objections to and Resolution of Disputed Administrative Expense
               ---------------------------------------------------------------
Claims and Disputed Claims. Subsequent to the Confirmation Date, except as to
--------------------------
applications for allowances of compensation and reimbursement of expenses under sections 330 an d 503 of the Bankruptcy Code, subsequent to the Confirmation Date, the Debtor shall have the exclusive right to make and file objections to Administrative Expense Claims and objections to Claims. All objections shall be litigated to Final Order; provided, however, that the Debtor shall have the
                          --------  -------
authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor shall file all objections to Administrative Expense Claims (other than to applications for allowances of compensation and reimbursement of expenses) and objections to Claims and serve such objections upon the holder of the Administrative Expense Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than (a) ninety (90) days after the later of the Effective Date or the date on which a proof of claim or request for payment is filed with the Bankruptcy Court or (b) such later date as may be approved by the Bankruptcy Court.

     7.4.      Distributions Relating to Allowed Insured Claims. Distributions
               ------------------------------------------------
under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing contained in this
Section 7.4 shall constitute or be deemed a waiver of any Cause of Action that the Debtor or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance.

     7.5.      Cancellation and Surrender of Existing Securities and Agreements.
               ----------------------------------------------------------------

               (a) On the Effective Date, the promissory notes and other instruments evidencing any Claim shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtor the agreements and indentures governing such Claim shall be discharged.

               (b) Each holder of a promissory note or other instrument evidencing a Claim shall surrender such promissory note or instrument to the Debtor. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note or instrument is received by the Debtor or the unavailability of such promissory note or instrument is established to the reasonable satisfaction of the Debtor. The Debtor may require any holder that is unable to surrender or cause to be surrendered any such promissory notes or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Debtor. Any holder that fails within the later of one (1) year after the Confirmation Date and the date its Claim is Allowed (i) to surrender or cause to be surrendered such promissory note or instrument, (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Debtor, and (iii) if requested, to furnish a bond reasonably satisfactory to the Debtor, shall be deemed to have forfeited all rights, claims and Causes of Action against the Debtor and shall not participate in any distribution hereunder.

     7.6.      Procedure for Allowance of Late Filed Proofs of Claim.  Except as
               -----------------------------------------------------
otherwise provided in the Plan, any proof of claim filed by the holder of a Claim that is a June 16 Filer or a Late Filer shall be deemed disallowed unless such proof of claim is deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of such holder filed no later than thirty (30) days after the Effective Date, after notice and a hearing, upon proving excusable neglect. In proving excusable neglect, a June 16 Filer or a Late Filer shall be required to satisfy the standard set forth in Pioneer
                                                                  -------
Investment Services Company v. Brunswick Associates Limited Partnership, 507
-----------------------------------------------------------------------
U.S. 380, 395 (1993); provided, however, that as to the prejudice element of such standard, there shall be a conclusive presumption that the Debtor and all creditors will be prejudiced as a consequence of permitting any late filed proof of claim to be deemed timely filed, and the Confirmation Order and/or any relating findings of fact and conclusions of law shall contain such a finding of prejudice.

     7.7.      Inapplicability of Provisions to Secured Fleet Claim. The
               ----------------------------------------------------
provisions of this Article VII (including specifically Section 7.1(c) of the Plan) shall not apply to the treatment and distribution rights of the Secured Fleet Claim, which are separately governed by the Plan and the New Fleet Documents.


                                 ARTICLE VIII.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                    ----------------------------------------

     8.1.      Assumption or Rejection of Executory Contracts and Unexpired
              -------------------------------------------------------------
Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all
------
executory contracts and unexpired leases that exist between the Debtor and any person shall be deemed rejected by the Debtor as of the Effective Date except for any executory contract or unexpired lease that (a) has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (b) has been renegotiated and either assumed or rejected on renegotiated terms pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (c) is the subject of a motion to assume that is pending before the Bankruptcy Court on the Effective Date, (d) is the subject of a motion to approve renegotiated terms and assumption or rejection on renegotiated terms that is pending before the Bankruptcy Court on the Effective Date, (e) was entered into after the Commencement Date either in the ordinary course of business by the

Debtor or pursuant to an order of the Bankruptcy Court, or (f) is specifically treated otherwise in the Plan or the Confirmation Order.

     8.2.      Approval of Assumption or Rejection. Entry of the Confirmation
               -----------------------------------
Order shall constitute (a) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 8.1 of the Plan, and (b) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtor may assume or reject unexpired leases of real property through the date of entry of an order approving the assumption or rejection of such unexpired leases.

     8.3.      Bar Date for Filing Proofs of Claim for Rejection Damages. Claims
               ---------------------------------------------------------
arising out of the rejection of an executory contract or unexpired lease pursuant to Section 8.1 of the Plan shall be filed with the Bankruptcy Court no later than thirty (30) days after the date of notice of entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtor, its estate and its property. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as Unsecured Claims under the Plan.

     8.4.      Cure of Defaults.  Except as may otherwise be agreed to by the
               ----------------
parties, within sixty (60) days after the Effective Date or as soon thereafter as is practicable, the Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor's liability with respect thereto, or as may otherwise be agreed to by the parties.

     8.5.      Insurance Policies.  The Debtor's insurance policies and any
               ------------------
agreements, documents or instruments relating thereto, including, without limitation, any retrospective premium rating plans relating to such policies, are deemed to be and shall be treated as executory contracts that are assumed under the Plan pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, and the Confirmation Order shall so provide. Notwithstanding the foregoing, distributions under the Plan to any holder of a Claim covered by any of such insurance policies and related agreements, documents or instruments that are assumed hereunder, shall be in accordance with the treatment provided under
Article IV and Section 7.4 of the Plan. Nothing contained in this Section 8.5 shall constitute or be deemed a waiver of any Cause of Action that the Debtor may hold against any entity, including, without limitation, the insurer under any of the Debtor's policies of insurance.

     8.6.      Indemnification Obligations.  For purposes of the Plan, the
               ---------------------------
obligations of the Debtor to indemnify, reimburse or limit the liability of its present and any former directors, officers or employees that were directors, officers or employees, respectively, on or after the Commencement Date against any obligations pursuant to the Debtor's certificates of incorporation or bylaws, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Commencement Date.

     8.7.      Compensation and Benefit Programs. Unless otherwise provided in a
               ---------------------------------
separate order of the Bankruptcy Court, all employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtor, if any, applicable to its directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans are deemed to be and shall be treated as executory contracts that are assumed under the Plan pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, and the Confirmation Order shall so provide.

     8.8.      Retiree Benefits. Payments, if any, due by the Debtor to any
               ----------------
person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtor prior to the Commencement Date shall be continued for the duration of the period the Debtor has obligated itself to provide such benefits.

     8.9.      Dealer Agreements. Dealer Agreements are not executory contracts
               -----------------
and shall not be subject to assumption or rejection or otherwise treated as executory contracts under the Plan.

     8.10.     Repossession Contracts.  Contracts entered into by the Debtor for
               ----------------------
the purpose of obtaining automobile repossession services are not executory contracts and shall not be subject to assumption or rejection or otherwise treated as executory contracts under the Plan. Such contracts shall continue in effect in accordance with their terms; provided, however, that any amounts outstanding under such contracts on the Effective Date shall be treated as Unsecured Claims under Section 4.5 of this Plan.


                                  ARTICLE IX.

                             COMPROMISE OF DISPUTES
                             ----------------------

               9.1. Compromise and Settlement of Claims Against Fleet. The
                    -------------------------------------------------
Secured Fleet Claim shall be deemed an Allowed Secured Fleet Claim in the amount stated in the New Fleet Note. The Debtor shall execute and deliver the New Fleet Documents to Fleet, which documents, among other things, shall on the Effective Date operate to compromise and settle any Causes of Action that the Debtor (or any person by, through or under the Debtor) could have asserted against Fleet, Fleet's loan participant, Texas Commerce Bank, National Association and any director, officer or agent of either of them (the "Fleet Released Parties"), including Causes of Action arising out of or relating to any transaction or occurrence, act, activity or event, failure to act, or otherwise relating to any loans made by the Fleet Released Parties to the Debtor occurring before the Effective Date. In consideration of the release provided for in this Section of the Plan and other treatment afforded Fleet under the New Fleet Documents, Fleet has agreed to the treatment of the Secured Fleet Claim under Section 4.2 of the Plan which treatment shall be deemed a compromise and settlement as of the Effective Date pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 of any Causes of Action that the Debtor has or may have had against the Fleet Released Parties. As of the Effective Date, the Fleet Released Parties shall be and hereby are released from any and all claims and Causes of Action that the Debtor may at any time have or be able to assert against any of the Fleet Released Parties and that arise out of or relate to any transaction or occurrence, act, activity or event, failure to act, or otherwise relate to any loan made by any of the Fleet Released Parties to the Debtor, before the Effective Date. Nothing in this Section 9.1 shall release the Fleet Released Parties from any of their obligations under, or otherwise affect any party's rights pursuant to the Plan or the New Fleet Documents.

     9.2.      Compromise and Settlement with Dealers.  The Settlement Treatment
               --------------------------------------
offered to holders of Dealer Claims pursuant to Section 4.6(b) of the Plan represents a compromise of the issues raised in the Dealer Estimation Motion relating to the allowability and amount of Dealer Claims and of all possible claims and causes of action of the Debtor against the Settling Dealers and of the Settling Dealers against the Debtor. This Plan shall constitute a motion to the Bankruptcy Court seeking approval of the Settlement Treatment pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and the Confirmation Order shall constitute an order of the Bankruptcy Court approving the Settlement Treatment as fair and equitable and within the bounds of reasonableness and granting the Debtor and the Settling Dealers a full release of all possible claims and causes of action held against each other.

     9.3.      Compromise and Settlement with Richard B. Hoffmann. In January
               --------------------------------------------------
1996, the Debtor entered into an employment contract with Richard B. Hoffmann ("Hoffmann"), which contract, among other things, provided that in the event Hoffmann's employment terminated for any reason other than cause (as defined in the contract), Hoffmann would receive $250,000 (the "Severance Payment"). As of the Commencement Date, the Debtor and Hoffmann agreed that Hoffmann's employment would terminate and Hoffmann agreed to withdraw his demand for the Severance Payment. In exchange therefor, the Debtor paid Hoffmann two (2) months' salary, extended medical benefits to Hoffmann through July 31, 1997 and agreed to make voice-mail available to Hoffmann until the earlier of August 31, 1997 or the date Hoffmann secures alternative employment. This Plan shall constitute a motion to the Bankruptcy Court seeking approval of the Debtor's compromise with Hoffmann pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and the Confirmation Order shall constitute an order of the Bankruptcy Court approving the compromise as fair and equitable and within the bounds of reasonableness.


                                  ARTICLE X.

                        PROVISIONS REGARDING CORPORATE
                     GOVERNANCE OF THE REORGANIZED DEBTOR
                     ------------------------------------

     10.1.  General.  On the Effective Date, the management, control and
            -------
operation of the Debtor shall become the general responsibility of the Board of Directors of the Debtor, who shall, thereafter, have the responsibility for the management, control and operation of the Debtor as reorganized hereunder.

     10.2.  Meetings of Reorganized Debtor Stockholders.  In accordance with the
            -------------------------------------------
Amended Articles of Incorporation and the Amended Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of the Debtor shall be held on a date in 1998 selected by the Board of Directors of the Debtor, and subsequent meetings of the stockholders of the Debtor shall be held at least once annually each year thereafter.

     10.3.  Directors and Officers of Reorganized Debtor.
            --------------------------------------------

            (a)  Board of Directors.  As of the Effective Date, the initial
                 ------------------
Board of Directors of the Debtor shall consist of those individuals currently serving as members of the Debtor's Board of Directors or, if any of such individuals cease to serve prior to the Effective Date, any successors to such members as may be appointed consistent with the then existing articles of incorporation and bylaws of the Debtor. Each of the members of such initial Board of Directors shall serve until the first annual meeting of stockholders of the Debtor or their earlier resignation or removal in accordance with the Amended Articles of Incorporation or Amended Bylaws, as the same may be amended from time to time.

            (b)  Officers.  The officers of the Debtor immediately prior to the
                 --------
Effective Date shall serve as the initial officers of the Debtor on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with the Debtor and applicable nonbankruptcy law.

     10.4.  Amended Bylaws and Amended Articles of Incorporation.  The Amended
            ----------------------------------------------------
Bylaws and Amended Articles of Incorporation shall be amended and restated as of the Effective Date to the extent necessary (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such articles of incorporation and bylaws as permitted by applicable law, and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtor.

     10.5.  Issuance of New Promissory Note and Conversion of Jaymed Preferred
            ------------------------------------------------------------------
Stock.  The issuance of the New Fleet Note by the Debtor is authorized without
-----
further act or action under applicable law, regulation, order or rule. The Debtor shall exchange shares of its common stock for shares of Jaymed Preferred Stock in accordance with that certain Preferred Stock Purchase Agreement dated April 14, 1997 between Westcott and Jaymed.


                                  ARTICLE XI.

               IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN
               -------------------------------------------------

     11.1.  Implementing Actions.  On or before the Effective Date, the
            --------------------
following shall occur in implementation of the Plan:

            (a) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed;

            (b) the Debtor shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtor to be necessary to implement the Plan;

            (c) the Debtor shall have executed and delivered to Fleet all of the New Fleet Documents;

            (d) Westcott shall have executed and delivered to Fleet the Westcott Guaranty and the Westcott Release; and

            (e) Fleet shall have accepted, executed and delivered the New Fleet Documents, and all conditions precedent thereunder shall have been satisfied or waived by Fleet, in writing.

     11.2.  Enforcement of Confirmation Order.  Any party in interest shall have
            ---------------------------------
standing to seek any such order from the Bankruptcy Court as shall be necessary to implement the Plan and enforce the terms and provisions of the Confirmation Order.

     11.3.  Revesting of Assets.

            -------------------

            (a) The property of the Debtor's estate shall revest in the Debtor as reorganized hereunder on the Effective Date, subject to all liens and security interests provided for in this Plan.

            (b) From and after the Effective Date, the Debtor may operate its business, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code.

            (c) As of the Effective Date, all property of the Debtor shall be free and clear of all liens, claims and interests of holders of Claims and Equity Interests, except as provided in this Plan.

     11.4.  Causes of Action.  Pursuant to section 1123(b)(3)(B) of the
            ----------------
Bankruptcy Code, as of the Effective Date any Causes of Action accruing to the Debtor, including, without limitation, avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, that are not compromised, settled or satisfied prior thereto or in this Plan, shall become assets of the Debtor, and the Debtor shall have the authority to prosecute such Causes of Action for the benefit of the Debtor's estate. The Debtor shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such Causes of Action without approval of the Bankruptcy Court.

     11.5.  Discharge of Debtor.  The rights afforded herein and the treatment
            -------------------
of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of Claims of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtor, or any of their assets or properties. Except as otherwise provided herein, (a) on the Effective Date, all such Claims against the Debtor shall be satisfied, discharged, and released in full, and (b) all persons shall be precluded from asserting against the Debtor, its successors, or its assets or properties any other or further Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

     11.6.  Injunction.  Except as otherwise expressly provided in the Plan or
            ----------
the Confirmation Order, all entities who have held, hold or may hold Claims against the Debtor are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor on account of any such Claim, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest, and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim. Such injunction shall extend to successors of the Debtor (including, without limitation, the Debtor as reorganized hereunder) and their respective properties and interests in property.


                                 ARTICLE XII.

                           RETENTION OF JURISDICTION
                           -------------------------

     12.1.  Exclusive Jurisdiction.  The Bankruptcy Court shall have exclusive
            ----------------------
jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

            (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

            (b) To determine any and all adversary proceedings, applications and contested matters;

            (c) To hear and determine any objection to Administrative Expense Claims or Claims;

            (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

            (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

            (f) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

            (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code and the Plan;

            (h) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

            (i) To recover all assets of the Debtor and property of the estate of the Debtor, wherever located;

            (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

            (k) To hear and determine all issues arising with respect to the Non-Accrual Contract Trust, the Contributed Non-Accrual Contracts, the Net Trust Collections or the Trustee, including any issues relating to the valuations of the Contributed Non-Accrual Contracts pursuant to Section 5.13 of the Plan, and including any issues relating to the Trustee's duties and rights;

            (l) To hear and determine all matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

            (m) To hear any other matter not inconsistent with the Bankruptcy Code; and

            (n)  To enter a final decree closing the Chapter 11 Case.


                                 ARTICLE XIII.

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     13.1.  Effectuating Documents and Further Transactions.  The Debtor,
            -----------------------------------------------
through its Chief Executive Officer, President, or its Chief Financial Officer, is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes issued pursuant to the Plan.

     13.2.  Corporate Action.  On the Effective Date, all matters provided for
            ----------------
under the Plan that would otherwise require approval of the stockholders or directors of the Debtor, including, without limitation, the effectiveness of the Amended Articles of Incorporation, the Amended Bylaws, the election or appointment, as the case may be, of directors and officers of the Debtor pursuant to the Plan, and the authorization and approval of employment agreements or amended employment agreements, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation laws of the State of Texas without any requirement of further action by the stockholders or directors of the Debtor. On the Effective Date or as soon thereafter as is practicable, the Debtor shall, if required, file the Amended Articles of Incorporation with the Secretary of State of Texas, in accordance with the applicable general corporation law of the State of Texas.

     13.3.  Exemption from Transfer Taxes.  Pursuant to section 1146(c) of the
            -----------------------------
Bankruptcy Code, the issuance, transfer or exchange of notes under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

     13.4.  Debtor's Limited Release of Directors and Officers.  As of the
            ---------------------------------------------------
Effective Date, the Debtor shall be deemed to have waived and released its present directors and officers who were directors and officers, respectively, during the Chapter 11 Case and on or before the Commencement Date from any and all claims of the Debtor, including, without limitation, claims which the Debtor otherwise has legal power to assert, compromise or settle in connection with the Chapter 11 Case; provided, however, that this Section 13.4 shall not operate as
                 --------  -------
a waiver or release of any claim (i) in respect of any loan, advance or similar payment by the Debtor to any such person, and (ii) in respect of any contractual obligation owed by such person to the Debtor.

     13.5.  Exculpation.  Subject to Section 13.4 of the Plan, neither the
            -----------
Debtor nor any of its officers, directors, employees, advisors, agents, attorneys and other professionals, and neither the Creditors' Committee nor any of its members, attorneys or other professionals, shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the filing of the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Chapter 11 Case or the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtor and each of its officers, directors, employees, advisors, agents, attorneys and other professionals, and the Creditors' Committee and each of its members, attorneys and other professionals shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     13.6.  Termination of Creditors' Committee.  The appointment of the
            -----------------------------------
Creditors' Committee, and the retention of the professionals employed to represent the Creditors' Committee, shall terminate at such time as all payments and other distributions required to be made on the initial Quarterly Payment Date are made; provided, however, that from and after the Effective Date, the professionals representing the Creditors' Committee shall not be entitled to incur fees and expenses unless authorized by order of the Bankruptcy Court, upon separate motion of the Creditors' Committee and after notice and hearing.

     13.7.  Post-Effective Date Fees and Expenses.  From and after the Effective
            -------------------------------------
Date, the Debtor shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Debtor, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan and the prosecution of objections to Claims.

     13.8.  Payment of Statutory Fees.  All fees payable pursuant to section
            -------------------------
1930 of the title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

     13.9.  Amendment or Modification of the Plan.  Alterations, amendments or
            -------------------------------------
modifications of the Plan may be proposed in writing by the Debtor at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtor shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder. Otherwise, the Debtor may alter, amend or modify the treatment of Claims and Equity Interests provided for under the Plan if the holders of Claims or Equity Interests affected thereby agree or consent to any such alteration, amendment or modification.

     13.10. Severability.  In the event that the Bankruptcy Court determines,
            ------------
prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

     13.11. Revocation or Withdrawal of the Plan.  The Debtor reserves the right
            ------------------------------------
to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtor or any person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.

     13.12. Binding Effect.  The Plan shall be binding upon and inure to the
            --------------
benefit of the Debtor, the holders of Claims and Equity Interests, and their successors and assigns, including, without limitation, the Debtor as reorganized hereunder.

     13.13. Notices.  All notices, requests and demands to or upon the Debtor to
            -------
be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

     Jayhawk Acceptance Corporation
     2001 Bryan Tower, Suite 600
     Dallas, Texas 75201
     Attn: Jack T. Smith
     Telephone: (214) 754-1000
     Facsimile: (800) 307-4295

     with a copy to:

     Weil, Gotshal & Manges LLP
     700 Louisiana, Suite 1600
     Houston, Texas 77002-2784
     Attn: Harry A. Perrin
     Telephone: (713) 546-5000
     Facsimile: (713) 224-9511

     13.14. Governing Law.  Except to the extent the Bankruptcy Code, Bankruptcy
            -------------
Rules or other federal law is applicable, or to the extent an Exhibit to the Plan or a document contained in the Plan Supplement provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to the principles of conflicts of law of such jurisdiction.

     13.15. Withholding and Reporting Requirements.  In connection with the
            --------------------------------------
consummation of the Plan, the Debtor, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

     13.16. Plan Supplement.  Forms of the documents relating to the New Fleet
            ---------------
Documents, the Westcott Guaranty, the Westcott Release and the trust agreement for the Non-Accrual Contract Trust shall be contained in the Plan Supplement, which has been filed separately with the Clerk of the Bankruptcy Court, no later than ten (10) days before the commencement of the Confirmation Hearing. The Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours after the date of its filing. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with Section 13.13 of the Plan.

     13.17. Headings.  Headings are used in the Plan for convenience and
            --------
reference only, and shall not constitute a part of the Plan for any other purpose.

     13.18. Exhibits.  All Exhibits to the Plan, including the Plan Supplement,
            --------
are incorporated into and are a part of the Plan as if set forth in full herein.

     13.19. Filing of Additional Documents.  On or before substantial
            ------------------------------
consummation of the Plan, the Debtor shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.


     Dated:  August 19, 1997
             Dallas, Texas


                                   JAYHAWK ACCEPTANCE CORPORATION,
                                   a Texas corporation



                                   By:  /s/ JACK T. SMITH
                                       _________________________________________
                                        Jack T. Smith
                                        President and Chief Operating Officer


                                   OFFICIAL COMMITTEE OF UNSECURED CREDITORS



                                   By:  /s/ DONALD L. JONES
                                       _________________________________________
                                        Donald L. Jones
                                        (Vice President of Cap Gemini America)
                                        Chairman

OF COUNSEL:


WEIL, GOTSHAL & MANGES LLP


By: /s/ HARRY A. PERRIN
   __________________________________
     Harry A. Perrin
     State Bar No. 15796800

700 Louisiana, Suite 1600
Houston, Texas 77002-2784
(713) 546-5000
     -and-
100 Crescent Court, Suite 1300
Dallas, Texas 75201-6950
(214) 746-7700

ATTORNEYS FOR THE DEBTOR


SIMON, ANISMAN, DOBY & WILSON, P.C.


By: /s/ MICHAEL D. WARNER
   __________________________________
     Michael D. Warner
     State Bar No. 00792304

400 Professional Building
303 West Tenth Street
P.O. Box 17047
Fort Worth, Texas 76102-0047
(817) 820-3100

COUNSEL FOR CREDITORS' COMMITTEE